Exhibit 10.1

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of November 28, 2018, among HILTON GRAND VACATIONS BORROWER LLC, a Delaware limited liability company (the “Company”), HILTON GRAND VACATIONS PARENT LLC, a Delaware limited liability company (“Parent”), the other Guarantors party hereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DB”, the “Existing Agent”, “Existing L/C Issuer” and the “Existing Swing Line Lender”), BANK OF AMERICA, N.A. (“BANA”, the “Successor Agent”, the “Successor L/C Issuer” and the “Successor Swing Line Lender”) and each Lender party hereto.

PRELIMINARY STATEMENTS:

(1) The Company, Parent, the other Guarantors party thereto, the Existing Agent, the Lenders party thereto and the other agents party thereto are party to a Credit Agreement, dated as of December 28, 2016 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement (as amended by this Amendment).

(2) The Company wishes to obtain Other Revolving Credit Commitments (the “Refinancing Revolving Credit Commitments”; the loans thereunder, “Refinancing Revolving Credit Loans”; and the Lenders making such commitments and loans, the “Refinancing Revolving Credit Lenders”) as Credit Agreement Refinancing Indebtedness to replace in full the Revolving Credit Commitments existing immediately prior to the Amendment No. 1 Effective Date (as defined below) (such existing Revolving Credit Commitments, the “Refinanced Revolving Credit Commitment”; the loans thereunder, the “Refinanced Revolving Credit Loans”; and the Lenders of such commitments and loans, the “Refinanced Revolving Credit Lenders”) pursuant to a Refinancing Amendment, and the Refinancing Revolving Credit Lenders are willing to provide the Refinancing Revolving Credit Commitments on and subject to the terms and conditions set forth herein and in the Credit Agreement (as amended by this Amendment).

(3) The Company wishes to obtain Incremental Revolving Credit Commitments in an aggregate principal amount of $600,000,000 (the “Incremental Revolving Credit Commitments”; the loans thereunder, the “Incremental Revolving Credit Loans”; and the Lenders making such commitments and loans, the “Incremental Revolving Credit Lenders”) (collectively with Refinancing Revolving Credit Commitments, the Refinancing Revolving Credit Loans and the Refinancing Revolving Credit Lenders respectively, the “Amendment No. 1 Revolving Credit Commitments”, the “Amendment No. 1 Revolving Credit Loans” and the “Amendment No. 1 Revolving Credit Lenders”, respectively) pursuant to an Incremental Amendment, and the Incremental Revolving Credit Lenders are willing to provide the Incremental Revolving Credit Commitments on and subject to the terms and conditions set forth herein and in the Credit Agreement (as amended by this Amendment). The Incremental Revolving Credit Commitments being provided hereunder are deemed, and each Lender that is an Existing Lender hereby consents to deem the Incremental Revolving Credit Commitments, to comply with Section 2.14(d)(v) of the Credit Agreement. For the avoidance of doubt, the Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans and the Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans, respectively, constitute a single “Class” and a “Facility”.

(4) The Company wishes to obtain Refinancing Term Loans (the “Refinancing Term Loans”; and the Lenders making such loans, the “Refinancing Term Lenders”) as Credit Agreement Refinancing Indebtedness to refinance all outstanding Term Loans existing immediately prior to the Amendment No. 1 Effective Date (collectively, the “Refinanced Term Loans”; and the Lenders of such loans, the “Refinanced Term Lenders”, and collectively with the Refinanced Revolving Credit Lenders, the “Existing Lenders”) pursuant to a Refinancing Amendment, and the Refinancing Term Lenders are willing to provide the Refinancing Term Loans on and subject to the terms and conditions set forth herein and in the Credit Agreement (as amended by this Amendment). In addition, each Refinancing Term Lender waives its right to any compensation pursuant to Section 3.05 of the Credit Agreement with respect to the prepayment of the Refinanced Term Loans.

(5) The Company wishes to obtain Incremental Term Loans in an aggregate principal amount of $17,500,000 (the “Incremental Term Loans”; and the Lenders making such loans, the “Incremental Term Lenders”) (collectively with the Refinancing Term Loans and the Refinancing Term Lenders respectively, the “Amendment No. 1 Term Loans” and the “Amendment No. 1 Term Lenders”, respectively) pursuant to an Incremental Amendment, and the Incremental Term Lenders are willing to provide the Incremental Term Loans on and subject to the terms and conditions set forth herein and in the Credit Agreement (as amended by this Amendment). The Incremental Term Loans being provided hereunder are deemed, and each Lender that is an Existing Lender hereby consents to deem the Incremental Term Loans, to comply with Section 2.14(d)(v) of the Credit Agreement. For the avoidance of doubt, the Incremental Term Loans and Refinancing Term Loans constitute a single “Class” and a “Facility”.

(6) The parties hereto hereby agree that this Amendment shall constitute the notice with respect to the establishment of Incremental Commitments required pursuant to Section 2.14(a) of the Credit Agreement.

(7) Pursuant to Section 9.09 of the Credit Agreement, the Existing Agent has the right to resign and the Required Lenders have the right, with the consent of the Company, to appoint a successor agent. DB desires to resign as Administrative Agent and Collateral Agent under the Credit Agreement and the other Loan Documents and the Required Lenders desire to appoint BANA to act as the successor Administrative Agent and Collateral Agent under the Credit Agreement and the other Loan Documents and BANA is willing to accept such appointment as Administrative Agent and Collateral Agent under the Credit Agreement and the other Loan Documents.

(8) Pursuant to Section 10.07(k) of the Credit Agreement, any L/C Issuer or Swing Line Lender has the right to resign and the Company has the right to appoint a successor L/C Issuer or Swing Line Lender. DB desires to resign as L/C Issuer and Swing Line Lender under the Credit Agreement and the other Loan Documents and the Company desires to appoint BANA to act as the successor L/C Issuer and Swing Line Lender under the Credit Agreement and the other Loan Documents and BANA is willing to accept such appointment as L/C Issuer and Swing Line Lender under the Credit Agreement and the other Loan Documents.

Therefore, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto (which Lenders party hereto constitute the Required Lenders, both immediately prior to and after giving effect to this Amendment) agree as follows:

SECTION 1. Amendments to Credit Agreement.

The Credit Agreement is, effective as of the Amendment No. 1 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b) Schedules 1.01A, 7.02(f) and 10.02 to the Credit Agreement are hereby deleted in their entirety and replaced with Schedules 1.01A, 7.02(f) and 10.02 to this Amendment, respectively.

(c) Schedules 1.01H and 2.18 to this Amendment are hereby added to the Schedules to the Credit Agreement.

The parties hereby agree and acknowledge that, from and after the Amendment No. 1 Effective Date, BANA shall be, and shall be deemed to be, the Administrative Agent, the Collateral Agent, an L/C Issuer and Swing Line Lender under the Credit Agreement (including the schedules and exhibits thereto) and the other Loan Documents. In furtherance of the foregoing, as of the Amendment No. 1 Effective Date, unless the context otherwise requires, all recitals, introductory paragraphs, defined terms and other references to “Deutsche Bank AG New York Branch” as the Administrative Agent, the Collateral Agent, L/C Issuer and/or Swing Line Lender in the Credit Agreement and the other Loan Documents are hereby deemed amended to reference “Bank of America, N.A.” as the Administrative Agent, Collateral Agent, L/C Issuer and/or Swing Line Lender, as applicable, thereunder. All notices addressed to the “Administrative Agent”, the “Collateral Agent”, “L/C Issuer” or “Swing Line Lender” under the Credit Agreement or the other Loan Documents shall be sent to:

Bank of America, N.A.

Notices for Borrowings/Payments:

Patrick Richardson

Mail Code: TX2-984-03-02

2380 Performance Drive

Richardson TX 75082

prichardson3@baml.com

817-230-8914

Notices for Administrative Agent (Financials, Reporting):

Tiffany Nicosia Lin

Mail Code: TX2-984-03-26

2380 Performance Drive

Richardson TX 75082

tiffany.nicosia.lin@baml.com

214-209-3758

Notices for Letters of Credit

scranton_standby_lc@bankofamerica.com

800-370-7519

SECTION 2. Conditions of Effectiveness to Amendment No. 1. Section 1 of this Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) when, and only when, the following conditions shall have been satisfied, except as otherwise agreed between the Borrower and the Successor Agent:

(a) The Successor Agent shall have received counterparts of this Amendment executed by HGVI and each Loan Party, each Amendment No. 1 Revolving Credit Lender, each Amendment No. 1 Term Lender, the Existing Agent, the Existing Swing Line Lender, the Existing L/C Issuer, the Successor Agent, the Successor Swing Line Lender and the Successor L/C Issuer. The Successor Agent shall have received evidence of payment of all reasonable and documented out of pocket costs and expenses due to the Existing Agent and the Successor Agent and invoiced at least three Business Days before the Amendment No. 1 Effective Date for which, in the case of expenses, reasonably detailed invoices have been presented (including the reasonable fees and expenses of Davis Polk & Wardwell LLP).

(b) (1) The representations and warranties of HGVI and each Loan Party set forth in Section 4 of this Amendment, Article V of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (2) no Default shall exist or would result from the occurrence of the Amendment No. 1 Effective Date, and the Successor Agent shall have received a certificate of the Company dated as of the Amendment No. 1 Effective Date signed on behalf of the Company by a Responsible Officer of the Company, certifying on behalf of the Company thereto.

(c) The Successor Agent shall have received such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of HGVI and each Loan Party, certificates or memorandums and articles of incorporation, certificates of limited partnership or certificates of formation, including all amendments thereto, of HGVI and each Loan Party, certified (as of a recent date), if applicable, by the secretary of state (or other similar official) of the jurisdiction of its organization or incorporation, as the case may be, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of HGVI and each Loan Party as the Successor Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which HGVI or such Loan Party is a party or is to be a party on the Amendment No. 1 Effective Date.

(d) Each Amendment No. 1 Revolving Credit Lender or Amendment No. 1 Term Lender shall have received, if requested at least two Business Days in advance of the Amendment No. 1 Effective Date, a Note payable to the order of such Lender duly executed by the Company in substantially the form of Exhibit D-1 or D-2 to the Credit Agreement, as applicable, in each case as modified by this Amendment.

(e) The Successor Agent shall have received Committed Loan Notices for the Amendment No. 1 Revolving Credit Loans and the Amendment No. 1 Term Loans, if applicable, and notices of prepayment relating to the Refinanced Term Loans and the Refinanced Revolving Credit Loans, if applicable.

(f) The Company shall have, substantially concurrently with the effectiveness of this Amendment, paid to each Refinanced Term Lender and Refinanced Revolving Credit Lender, if applicable, all accrued and unpaid interest and fees and other amounts payable to such Lender under any Loan Document with respect to the Refinanced Term Loans and the Refinanced Revolving Credit Loans, if any, then due and owing to such Lender under the Credit Agreement and the other Loan Documents (immediately prior to the effectiveness of this Amendment).

(g) The Successor Agent shall have received a favorable opinion of Simpson Thacher & Bartlett LLP, New York counsel to HGVI and the Loan Parties, and Holley, Driggs, Walch, Fine, Wray, Puzey & Thompson, Nevada counsel to HGVI and the Loan Parties, in each case in form and substance reasonably satisfactory of the Successor Agent.

(h) Each Amendment No. 1 Revolving Credit Lender, each Amendment No. 1 Term Lender and the Successor Agent shall have received at least three days prior to the Amendment No. 1 Effective Date all documentation and other information about HGVI and each Loan Party required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested in writing at least 10 days prior to the Amendment No. 1 Effective Date.

(i) At least five days prior to the Amendment No. 1 Effective Date, any Borrower that qualifies as an “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests in writing at least 10 days prior to the Amendment No. 1 Effective Date, a Beneficial Ownership Certification in relation to such Borrower.

SECTION 3. Amendment Transactions.

This Amendment concurrently constitutes a Refinancing Amendment and an Incremental Amendment. Subject to the satisfaction of the conditions set forth in Section 2 hereof, (a)(i) each Amendment No. 1 Term Lender will make Amendment No. 1 Term Loans in an amount set forth opposite its name on Schedule 1.01A hereto entitled “Amendment No. 1 Term Loans”, (ii) the Company will prepay the entire remaining amount of the Refinanced Term Loans, together with accrued and unpaid interest thereon and (iii) each Amendment No. 1 Term Loan shall be deemed to be a “Term Loan” under the Credit Agreement and (b)(i) each Amendment No. 1 Revolving Credit Lender will make available to the Borrowers, Amendment No. 1 Revolving Credit Commitments in an amount equal to the amount set forth opposite its name on Schedule 1.01A hereto entitled “Amendment No. 1 Revolving Credit Commitments”, (ii) the Refinanced Revolving Credit Commitments will be continued as Refinancing Revolving Credit Commitments and (iii) each Amendment No. 1 Revolving Credit Commitment and Amendment No. 1 Revolving Credit Loan shall be deemed to be a “Revolving Credit Commitment” and a “Revolving Credit Loan”, respectively, under the Credit Agreement.

SECTION 4. Representations and Warranties. Each Loan Party and HGVI represents and warrants to the Agents and the Lenders that:

(a) Each Loan Party and HGVI (i) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the other Loan Documents to which it is a party, except in respect of clause (i) of this Section 4(a) (other than with respect to the Company), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) The execution and delivery by each Loan Party and HGVI of this Amendment and the performance under this Amendment and the other Loan Documents to which such Person is a party, are within HGVI or such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not (i) contravene the terms of any of such

Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c) No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution and delivery of this Amendment or performance by, or enforcement against, any Loan Party or HGVI of this Amendment or any other Loan Document except for (i) filings, recordings and registrations with Governmental Authorities necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or be in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(d) This Amendment has been duly executed and delivered by HGVI and each Loan Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of HGVI and such Loan Party, enforceable against HGVI and such Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings, recordations and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.

SECTION 5. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment constitutes a “Loan Document” under and for all purposes of the Loan Documents.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations (including, for the avoidance of doubt, all Obligations in respect of the Amendment No. 1 Term Loans and Amendment No. 1 Revolving Credit Commitments made available hereunder) of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) Each Loan Party (and in the case of clause (iii) below, HGVI) hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents (including, for the avoidance of doubt, all Obligations in respect of the Amendment No. 1 Term Loans and Amendment No. 1 Revolving Credit Commitments made available hereunder), subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations (including, for the avoidance of doubt, all Obligations in respect of the Amendment No. 1 Term Loans and Amendment No. 1 Revolving Credit Commitments made available hereunder) pursuant to the Guaranty.

SECTION 6. Successor Agent.

(a) Resignation and Appointment of Agent, Swing Line Lender and L/C Issuer. Pursuant to the Loan Documents (including, without limitation, Section 9.09 and Section 10.07(k) of the Credit Agreement), (i) the Existing Agent’s resignation as the Administrative Agent, the Collateral Agent, the Swing Line Lender and the L/C Issuer is hereby effective and each of the Company and the Required Lenders hereby accepts the resignation of DB as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer under the Loan Documents, and DB shall have no further obligations under the Loan Documents in its capacity as Agent (other than the obligations set forth in clause (e) below), Swing Line Lender or L/C Issuer, and (ii) each of the Lenders party hereto constituting Required Lenders hereby appoint BANA to act as the successor Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer under the Loan Documents and the Company hereby consents to such appointment, in each case under clauses (i) and (ii) of this Section 6(a), effective as of the Amendment No. 1 Effective Date. As of the Amendment No. 1 Effective Date, the Successor Agent hereby accepts the appointment to act as the Administrative Agent, the Collateral Agent, the Swing Line Lender and the L/C Issuer under the Loan Documents. The Required Lenders and the Company waive any notice requirements and any inconsistency or conflict with the provisions in Section 10.07(k) and Section 9.09 of the Credit Agreement with respect to (x) the resignation of DB as Administrative Agent and Collateral Agent and the appointment of BANA as the Administrative Agent and Collateral Agent and (y) the resignation of DB as Swing Line Lender and L/C Issuer and the appointment of BANA as the Swing Line Lender and L/C Issuer. Each of the parties hereto agrees to execute all documents necessary to evidence and give effect to the appointment of BANA as the successor Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

(b) Rights, Duties and Obligations. As of the Amendment No. 1 Effective Date, the Successor Agent is hereby vested with all the rights, powers, discretion and privileges of the Administrative Agent and the Collateral Agent, as described in the Loan Documents, and the Successor Agent assumes from and after the Amendment No. 1 Effective Date the obligations, responsibilities and duties of the Administrative Agent and the Collateral Agent, in accordance with the terms of the Loan Documents, and, except as set forth in clause (e) below, the Existing Agent is discharged from all of its duties and obligations as the Administrative Agent and the Collateral Agent under the Loan Documents. Nothing in this Amendment shall be deemed a termination of the provisions of any Loan Document that survive the Existing Agent’s resignation pertaining to DB in its capacity as Administrative Agent, Collateral Agent, Swing Line Lender or L/C Issuer (in each case including, without limitation, Article IX and Sections 10.04 and 10.05 of the Credit Agreement (collectively, the “Surviving Provisions”)). The Company and the Required Lenders expressly agree and acknowledge that the Successor Agent is not assuming any liability in its capacity as Administrative Agent or Collateral Agent (i) under or related to the Loan Documents prior to the Amendment No. 1 Effective Date and (ii) for any and all claims under or related to the Loan Documents that may have arisen or accrued prior to the Amendment No. 1 Effective Date. Each of the Company and the Required Lenders, with respect to their applicable indemnification obligations under the Loan Documents, expressly agrees and confirms that the Existing Agent’s right to indemnification, as set forth in the Loan Documents, shall apply with respect to any and all losses, claims, costs and expenses that the Existing Agent, as applicable, suffers or incurs relating to actions taken or omitted by any of the parties to this Amendment prior to the Amendment No. 1 Effective Date.

(c) Information Regarding Status of Loan Documents.

(i) Current Lenders and Loan Status. Attached hereto as Annex I is the Register maintained by the Existing Agent, which Register the Existing Agent represents and warrants contains a true and correct list of the Lenders, the Commitment of each Lender and the outstanding principal amount of the Loans owing to each such Lender under the Credit Agreement on November 28, 2018 immediately prior to giving effect to this Amendment.

(ii) Collateral Documents. The Existing Agent represents and warrants that Annex II is a list of the Collateral Documents delivered to the Successor Agent as of the date hereof, and as of the date hereof there have been no amendments, supplements or consents to the Collateral Documents, to which the Existing Agent has knowledge or is a party, except as set forth on Annex II.

(iii) Defaults, Waivers and Reservation of Rights. Except as set forth on Annex III, the Company certifies, as of the Amendment No. 1 Effective Date, that (i) it has not requested any waiver of any Default or Event of Default under the Credit Agreement or the other Loan Documents and (ii) it has not received any letter or notice from the Administrative Agent, Collateral Agent or any Secured Party purporting to reserve any of such Person’s respective rights under the Credit Agreement or the other Loan Documents.

(iv) Other than as expressly set forth herein, the agreements in this Section 6 of this Amendment are made without representation or warranty of any kind, nature or description on the part of any party hereto; provided that the foregoing shall not affect any of the covenants or agreements contained in the other paragraphs hereof. Without limiting the generality of the foregoing, the Successor Agent acknowledges that the Existing Agent has not made any representation or warranty to the Successor Agent as to the financial condition of the Company or the value, collectability or realization of any Collateral or any Obligations of the Loan Parties or as to the legality, validity, enforceability, perfection or priority of any Obligations of the Loan Parties or the Collateral. The Successor Agent acknowledges that it has made, to the extent determined by it to be necessary or prudent, its own independent investigation and determination of the foregoing matters and all other matters pertaining to its appointment as Administrative Agent and Collateral Agent under the Loan Documents.

(d) Collateral.

(i) The Existing Agent hereby assigns to the Successor Agent each of the Liens and security interests granted to the Existing Agent in its capacity as the Collateral Agent under the Collateral Documents for its benefit and the benefit of the Secured Parties, together with any claims, awards, and judgments, if any, in favor of the Existing Agent in its capacity as the Collateral Agent under the Collateral Documents, and the Successor Agent hereby assumes all such Liens and security interests, for its benefit and for the benefit of the Secured Parties. For the avoidance of doubt, nothing in the foregoing sentence shall require the Existing Agent to assign to the Successor Agent any fees or expenses or any claims, awards or judgments relating to indemnity, reimbursement or other protections to which the Existing Agent is entitled under the Loan Documents (in its capacity as the Agent) received or incurred by, or due to, the Existing Agent prior to the Amendment No. 1 Effective Date.

(ii) The Loan Parties, the Lenders party hereto and the Existing Agent hereby authorize the Successor Agent to file, on or after the date hereof, any UCC assignments or other assignments and amendments with respect to the UCC financing statements and other filings in respect of the Collateral, and to execute such other agreements or amendments in respect of the Collateral and the Collateral Documents, including filings with the United States Patent and Trademark Office and the United States Copyright Office, as the Successor Agent deems necessary or appropriate to evidence the Successor Agent’s appointment as Collateral Agent effective as of the Amendment No. 1 Effective Date.

(iii) The Successor Agent shall act in good faith to take possession and control of all Collateral and Liens in the possession or control of the Existing Agent (the “Possessory Collateral”), and the Existing Agent shall act in good faith to deliver all Possessory Collateral to the Successor Agent (or its designated counsel), in each case as expeditiously as possible following the Amendment No. 1 Effective Date. Until such time as all Collateral in the possession or control of the Existing Agent (in its capacity as such), all Liens granted in favor of the Existing Agent (in its capacity as such) in the Collateral and all UCC-1 financing statements and other filings and registrations (including any documents filed or registered with the United States Copyright Office or the United States Patent and Trademark Office) that name DB as Collateral Agent as a secured party have been assigned or otherwise transferred to the Successor Agent, if applicable, the Existing Agent shall continue to hold such Collateral and/or Liens on such Collateral as bailee of the Successor Agent in accordance with the terms of this Amendment and the Collateral Documents, solely for the purposes of maintaining the priority and perfection of such Liens. DB, in its capacity as Existing Agent, shall be entitled to all the benefits of the Administrative Agent and Collateral Agent under the Loan Documents (including, without limitation, the Surviving Provisions) with respect to all actions taken or omitted to be taken by DB in its capacity as the Administrative Agent and Collateral Agent, including in connection with this Amendment. Notwithstanding anything herein to the contrary or the effectiveness of the terms hereof, the Loan Parties agree that all such Liens shall in all respects be continuing and in effect and are hereby ratified and reaffirmed by the Loan Parties.

(e) Covenants of Existing Agent. The Existing Agent covenants and agrees that it will, at the sole cost and expense of the Company: (i) deliver, or cause to be delivered, promptly to the Successor Agent execution versions of the Collateral Documents listed on Annex II, (ii) use commercially reasonable efforts to deliver, or cause to be delivered, promptly to the Successor Agent, copies of any written notices, financial statements and other written requests delivered by the Company, in accordance with the notice provisions in Section 10.02 of the Credit Agreement, to the Existing Agent under Article VI of the Credit Agreement received by the Existing Agent, in each case, to the extent such notices, statements or requests have not already been delivered to the Lenders, (iii) execute all documents as may be reasonably requested by the Successor Agent to transfer the rights and privileges of the Existing Agent under the Loan Documents, in its capacity as Administrative Agent or Collateral Agent, to the Successor Agent and (iv) take all other actions reasonably requested by the Successor Agent or its representatives to facilitate the transfer of information to the Successor Agent in connection with the Loan Documents. The Company hereby consents to all actions taken by the Existing Agent and the Successor Agent pursuant to the immediately preceding sentence, provided that it is acknowledged by the Successor Agent, for the avoidance of doubt, that the confidentiality provisions of the Loan Documents, including, without limitation Section 10.08 of the Credit Agreement, shall apply to all information regarding the Company and its Subsidiaries and their businesses delivered to the Successor Agent in accordance with such provisions regardless of whether such information was delivered on, before or after the Amendment No. 1 Effective Date. The Successor Agent acknowledges that the Existing Agent has, as of the Amendment No. 1 Effective Date, caused to be delivered to the Successor Agent execution versions of the Collateral

Documents listed on Annex II to satisfy clause (i) of this Section 6(e). It is the intention and understanding of the Existing Agent and the Successor Agent that any exchange of information under this Section 6(e) that is otherwise protected against disclosure by privilege, doctrine or rule of confidentiality (such information, “Privileged Information”) (i) will not waive any applicable privilege, doctrine or rule of protection from disclosure, (ii) will not diminish the confidentiality of the Privileged Information and (iii) will not be asserted as a waiver of any such privilege, doctrine or rule by the Existing Agent or the Successor Agent.

(f) Fees and Expenses. Commencing on the Amendment No. 1 Effective Date, the Existing Agent shall cease to be entitled to receive the administrative agent fees provided by that certain fee letter, dated as of December 28, 2016, between the Company and the Existing Agent and, commencing on and after the Amendment No. 1 Effective Date, the administrative agent fees shall be payable to the Successor Agent pursuant to that certain fee letter, dated as of October 25, 2018, between the Company and the Successor Agent. All other provisions of the Credit Agreement providing for the payment of fees and expenses of, and providing indemnities for the benefit of, the Existing Agent shall remain in full force and effect for the benefit of the Successor Agent. In addition, to the extent required by Section 10.04 of the Credit Agreement, the Company agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Existing Agent and the Successor Agent (including, without limitation, legal fees of one counsel to the Existing Agent and the Successor Agent taken as a whole) reasonably incurred by it in connection with the negotiation, preparation, execution and delivery of this Amendment and any related documents.

(g) Return of Payments. In the event that, after the Amendment No. 1 Effective Date, the Existing Agent receives any principal, interest or other amount owing to any Lender or the Successor Agent under any Loan Document, the Existing Agent agrees that such payment shall be held in trust for the Successor Agent, and the Existing Agent shall promptly return without setoff or counterclaim such payment to the Successor Agent for payment to the Person entitled thereto.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic delivery (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH LOAN PARTY, HGVI, EACH AGENT AND EACH LENDER PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, HGVI, EACH AGENT AND EACH LENDER PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING

10

OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER DOCUMENT RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 9. Waiver of Right to Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

11

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HILTON GRAND VACATIONS BORROWER LLC

By:	/s/ Charles R. Corbin
Name: Charles R. Corbin
Title: Executive Vice President

HILTON GRAND VACATIONS PARENT LLC

By:	/s/ Charles R. Corbin
Name: Charles R. Corbin
Title: Executive Vice President

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Name: Charles R. Corbin
Title: Executive Vice President & Secretary

48TH STREET HOLDING LLC
GRAND VACATIONS REALTY, LLC
GRAND VACATIONS SERVICES LLC
GRAND VACATIONS TITLE, LLC
HILTON GRAND VACATIONS BORROWER INC.
HILTON GRAND VACATIONS CLUB, LLC
HILTON GRAND VACATIONS COMPANY, LLC
HILTON GRAND VACATIONS FINANCING, LLC
HILTON GRAND VACATIONS MANAGEMENT, LLC
HILTON KINGSLAND 1, LLC
HILTON RESORTS CORPORATION
HILTON RESORTS MARKETING CORP.
HILTON TRAVEL, LLC
HRC ISLANDER LLC

By:	/s/ Charles R. Corbin
Name: Charles R. Corbin
Title: Executive Vice President

[Amendment No. 1 to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Existing Agent, Existing L/C Issuer and Existing Swing Line Lender

By:	/s/ Maria Guinchard
Name: Maria Guinchard
Title: Vice President

By:	/s/ Alicia Schug
Name: Alicia Schug
Title: Vice President

[Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A.,
as Successor Agent

By:	/s/ Gavin Shak
Name: Gavin Shak
Title: Assistant Vice President

By:
Name:
Title:

[Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A.,
as Successor L/C Issuer

By:	/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Vice President

By:
Name:
Title:

[Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A.,
as Successor Swing Line Lender

By:	/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Vice President

By:
Name:
Title:

[Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A.,

as a Refinancing Revolving Credit Lender and an Existing Lender

By:	/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Vice President

[for lenders requiring two signature blocks]

By:
Name:
Title:

[Amendment No. 1 to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Refinancing Revolving Credit Lender and an Existing Lender

By:	/s/ Maria Guinchard
Name: Maria Guinchard
Title: Vice President

By:	/s/ Alicia Schug
Name: Alicia Schug
Title: Vice President

[Amendment No. 1 to Credit Agreement]

JPMorgan Chase Bank, N.A.,
as a Refinancing Revolving Credit Lender and an Existing Lender

By:	/s/ Sangeeta Mahadevan
Name: Sangeeta Mahadevan
Title: Executive Director

[Amendment No. 1 to Credit Agreement]

MUFG BANK, LTD.,
as a Refinancing Revolving Credit Lender and an Existing Lender

By:	/s/ George Stoecklein
Name: George Stoecklein
Title: Managing Director

[Amendment No. 1 to Credit Agreement]

Barclays Bank PLC,
as a Refinancing Revolving Credit Lender and an Existing Lender

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Amendment No. 1 to Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Refinancing Revolving Credit Lender and an Existing Lender

By:	/s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

[Amendment No. 1 to Credit Agreement]

SunTrust Bank,
as a Refinancing Revolving Credit Lender and an Existing Lender

By:	/s/ David A. Ernst
Name: David A. Ernst
Title: Vice President

[Amendment No. 1 to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Refinancing Revolving Credit Lender and an Existing Lender

By:	/s/ Mark F. Monahan
Name: Mark F. Monahan
Title: Senior Vice President

[Amendment No. 1 to Credit Agreement]

Bank of Hawaii,
as a Refinancing Revolving Credit Lender and an Existing Lender

By:	/s/ Mark Sterrett
Name: Mark Sterrett
Title: Vice President

[Amendment No. 1 to Credit Agreement]

U.S. Bank National Association,
as a Refinancing Revolving Credit Lender and an Existing Lender

By:	/s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

[Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A.,
as an Incremental Revolving Credit Lender

By:	/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Vice President

[for lenders requiring two signature blocks]

By:
Name:
Title:

[Amendment No. 1 to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as an Incremental Revolving Credit Lender

By:	/s/ Maria Guinchard
Name: Maria Guinchard
Title: Vice President

By:	/s/ Alicia Schug
Name: Alicia Schug
Title: Vice President

[Amendment No. 1 to Credit Agreement]

JPMorgan Chase Bank, N.A., as an Incremental Revolving Credit Lender

By:	/s/ Chiara Carter
Name: Chiara Carter
Title: Executive Director

[Amendment No. 1 to Credit Agreement]

MUFG BANK, LTD., as an Incremental Revolving Credit Lender

By:	/s/ George Stoecklein
Name: George Stoecklein
Title: Managing Director

[Amendment No. 1 to Credit Agreement]

Barclays Bank PLC, as an Incremental Revolving Credit Lender

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Amendment No. 1 to Credit Agreement]

GOLDMAN SACHS BANK USA, as an Incremental Revolving Credit Lender

By:	/s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

[Amendment No. 1 to Credit Agreement]

Regions Bank as an Incremental Revolving Credit Lender

By:	/s/ Jason Goetz
Name: Jason Goetz
Title: Senior Vice President

[Amendment No. 1 to Credit Agreement]

SunTrust Bank,
as an Incremental Revolving Credit Lender

By:	/s/ David A. Ernst
Name: David A. Ernst
Title: Vice President

[Amendment No. 1 to Credit Agreement]

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as an Incremental Revolving Credit Lender

By:	/s/ Mark F. Monahan
Name: Mark F. Monahan
Title: Senior Vice President

[Amendment No. 1 to Credit Agreement]

Branch Banking & Trust Company,
as an Incremental Revolving Credit Lender

By:	/s/ Kelly Attayek
Name: Kelly Attayek
Title: Assistant Vice President

[Amendment No. 1 to Credit Agreement]

Citizens Bank, N.A.,
as an Incremental Revolving Credit Lender

By:	/s/ Tyler Stephens
Name: Tyler Stephens
Title: Vice President

[Amendment No. 1 to Credit Agreement]

FIFTH THIRD BANK,
as an Incremental Revolving Credit Lender

By:	/s/ Richard Arendale
Name: Richard Arendale
Title: Managing Director

[Amendment No. 1 to Credit Agreement]

HSBC BANK USA, N.A., as an Incremental Revolving Credit Lender

By:	/s/ Peter Hart
Name: Peter Hart
Title: Senior Vice President

[Amendment No. 1 to Credit Agreement]

MIZUHO BANK, LTD., as an Incremental Revolving Credit Lender

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Managing Director

[Amendment No. 1 to Credit Agreement]

BANK OF HAWAII,
as an Incremental Revolving Credit Lender

By:	/s/ Mark Sterrett
Name: Mark Sterrett
Title: Vice President

[Amendment No. 1 to Credit Agreement]

Compass Bank, as an Incremental Revolving Credit Lender

By:	/s/ Heather Allen
Name: Heather Allen
Title: Senior Vice President

[Amendment No. 1 to Credit Agreement]

CIBC Bank USA, as an Incremental Revolving Credit Lender

By:	/s/ Javier Gutierrez
Name: Javier Gutierrez
Title: Managing Director

[Amendment No. 1 to Credit Agreement]

Comerica Bank, as an Incremental Revolving Credit Lender

By:	/s/ Gerald R. Finney Jr.
Name: Gerald R. Finney Jr.
Title: Vice President

[Amendment No. 1 to Credit Agreement]

SYNOVUS BANK, as an Incremental Revolving Credit Lender

By:	/s/ Michael Sawicki
Name: Michael Sawicki
Title: Director, Corporate Banking

[for lenders requiring two signature blocks]

By:
Name:
Title:

[Amendment No. 1 to Credit Agreement]

U.S. Bank National Association,
as an Incremental Revolving Credit Lender

By:	/s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

[Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A.,
as an Amendment No. 1 Term Lender and an Existing Lender

By:	/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Vice President

[for lenders requiring two signature blocks]

By:
Name:
Title:

[Amendment No. 1 to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as an Amendment No. 1 Term Lender and an Existing Lender

By:	/s/ Maria Guinchard
Name: Maria Guinchard
Title: Vice President

By:	/s/ Alicia Schug
Name: Alicia Schug
Title: Vice President

[Amendment No. 1 to Credit Agreement]

JPMorgan Chase Bank, N.A.,
as an Amendment No. 1 Term Lender and an Existing Lender

By:	/s/ Chiara Carter
Name: Chiara Carter
Title: Executive Director

[Amendment No. 1 to Credit Agreement]

MUFG BANK, LTD.,
as an Amendment No. 1 Term Lender [and an Existing Lender]

By:	/s/ George Stoecklein
Name: George Stoecklein
Title: Managing Director

[Amendment No. 1 to Credit Agreement]

Barclays Bank PLC,
as an Amendment No. 1 Term Lender and an Existing Lender

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Amendment No. 1 to Credit Agreement]

GOLDMAN SACHS BANK USA,
as an Amendment No. 1 Term Lender

By:	/s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

[Amendment No. 1 to Credit Agreement]

Regions Bank
as an Amendment No. 1 Term Lender

By:	/s/ Jason Goetz
Name:	Jason Goetz
Title:	Senior Vice President

[Amendment No. 1 to Credit Agreement]

SunTrust Bank, as an Amendment No. 1 Term Lender and an Existing Lender

By:	/s/ David A. Ernst
Name: David A. Ernst
Title: Vice President

[Amendment No. 1 to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Amendment No. 1 Term Lender [and an Existing Lender]

By:	/s/ Mark F. Monahan
Name: Mark F. Monahan
Title: Senior Vice President

[Amendment No. 1 to Credit Agreement]

Branch Banking & Trust Company, as an Amendment No. 1 Term Lender [and an Existing Lender]

By:	/s/ Kelly Attayek
Name: Kelly Attayek
Title: Assistant Vice President

[Amendment No. 1 to Credit Agreement]

Citizens Bank, N.A., as an Amendment No. 1 Term Lender

By:	/s/ Tyler Stephens
Name: Tyler Stephens
Title: Vice President

[Amendment No. 1 to Credit Agreement]

FIFTH THIRD BANK, as an Amendment No. 1 Term Lender

By:	/s/ Richard Arendale
Name: Richard Arendale Title: Managing Director

[Amendment No. 1 to Credit Agreement]

HSBC BANK USA, N.A., as an Amendment No. 1 Term Lender

By:	/s/ Peter Hart
Name: Peter Hart Title: Senior Vice President

[Amendment No. 1 to Credit Agreement]

MIZUHO BANK, LTD., as an Amendment No. 1 Term Lender

By:	/s/ Raymond Ventura
Name: Raymond Ventura Title: Managing Director

[Amendment No. 1 to Credit Agreement]

BANK OF HAWAII, as an Amendment No. 1 Term Lender and an Existing Lender

By:	/s/ Mark Sterrett
Name: Mark Sterrett Title: Vice President

[Amendment No. 1 to Credit Agreement]

Compass Bank,
as an Amendment No. 1 Term Lender [and an Existing Lender]

By:	/s/ Heather Allen
Name: Heather Allen
Title: Senior Vice President

[Amendment No. 1 to Credit Agreement]

CIBC Bank USA, as an Amendment No. 1 Term Lender

By:	/s/ Javier Gutierrez
Name: Javier Gutierrez
Title: Managing Director

[Amendment No. 1 to Credit Agreement]

Comerica Bank,
as an Amendment No. 1 Term Lender

By:	/s/ Gerald R. Finney Jr.
	Name:	Gerald R. Finney Jr.
	Title:	Vice President

[Amendment No. 1 to Credit Agreement]

SYNOVUS BANK, as an Amendment No. 1 Term Lender [and an Existing Lender]

By:	/s/ Michael Sawicki
Name: Michael Sawicki
Title: Director, Corporate Banking

[for lenders requiring two signature blocks]

By:
Name:
Title:

[Amendment No. 1 to Credit Agreement]

U.S. Bank National Association, as an Amendment No. 1 Term Lender [and an Existing Lender]

By:	/s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

[Amendment No. 1 to Credit Agreement]

Schedule 1.01A

Commitments and L/C Sublimit

Lender	Amendment No. 1 Term Commitments:	Amendment No. 1 Revolving Credit Commitments:	Pro Rata Share
Bank of America, N.A.	$15,000,000.00	$60,000,000.00	7.500000000%
Deutsche Bank AG New York Branch	$15,000,000.00	$60,000,000.00	7.500000000%
JPMorgan Chase Bank, N.A.	$15,000,000.00	$60,000,000.00	7.500000000%
MUFG Bank, Ltd.	$15,000,000.00	$60,000,000.00	7.500000000%
Barclays Bank PLC	$12,000,000.00	$48,000,000.00	6.000000000%
Goldman Sachs Bank USA	$12,000,000.00	$48,000,000.00	6.000000000%
Regions Bank	$12,000,000.00	$48,000,000.00	6.000000000%
SunTrust Bank	$12,000,000.00	$48,000,000.00	6.000000000%
Wells Fargo Bank, National Association	$12,000,000.00	$48,000,000.00	6.000000000%
Branch Banking and Trust Company	$10,000,000.00	$40,000,000.00	5.000000000%
Citizens Bank, N.A.	$10,000,000.00	$40,000,000.00	5.000000000%
Fifth Third Bank	$10,000,000.00	$40,000,000.00	5.000000000%
HSBC Bank USA, National Association	$10,000,000.00	$40,000,000.00	5.000000000%
Mizuho Bank, Ltd.	$10,000,000.00	$40,000,000.00	5.000000000%
Bank of Hawaii	$5,000,000.00	$20,000,000.00	2.500000000%
Compass Bank	$5,000,000.00	$20,000,000.00	2.500000000%
CIBC Bank USA	$5,000,000.00	$20,000,000.00	2.500000000%
Comerica Bank	$5,000,000.00	$20,000,000.00	2.500000000%
Synovus Bank	$5,000,000.00	$20,000,000.00	2.500000000%
U.S. Bank National Association	$5,000,000.00	$20,000,000.00	2.500000000%
Total:	$200,000,000.00	$800,000,000.00	100.000000000%

L/C Issuer	Applicable L/C Fronting Sublimit
Bank of America, N.A.	$30,000,000.00

Schedule 1.01H

Existing Letters of Credit

Issuer	Loan Party	Beneficiary Name	Liability USD Amount	As of Date
BANK OF AMERICA, N.A.	HILTON GRAND VACATIONS BORROWER LLC	ACE AMERICAN INSURANCE	$216,000.00	9/30/2018
BANK OF AMERICA, N.A.	HILTON GRAND VACATIONS BORROWER LLC	ACE AMERICAN INSURANCE	$513,572.00	9/30/2018
BANK OF AMERICA, N.A.	HILTON GRAND VACATIONS BORROWER LLC	ACE AMERICAN INSURANCE	$700,000.00	9/30/2018

Schedule 2.18

Collateral Allocation Mechanism

(a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 8.02 of the Credit Agreement and (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the particular Designated Obligations that it shall own as of such date and prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in all the Designated Obligations. Each Lender, each person acquiring a participation from any Lender as contemplated by Section 10.07 of the Credit Agreement, Holdings and each Borrower hereby consents and agrees to the CAM Exchange. Each of Holdings, the Borrowers, the Loan Parties and the Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b) As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by paragraph (c) below).

(c) In the event that, on or after the CAM Exchange Date, the Borrowers fail to reimburse an L/C Issuer for the payment by such L/C Issuer under a Letter of Credit, then (i) each Appropriate Lender (including any Lender acting as an L/C Issuer) shall make funds available to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c) of the Credit Agreement and each such Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount, (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such Base Rate Loans by the Appropriate Lenders and (iii) in the event distributions shall have been made in accordance with paragraph (b) above, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each Base Rate Loan been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Borrowers and Lenders and their successors and assigns and shall be conclusive absent manifest error.

“CAM Exchange” shall mean the exchange of the Lenders’ interests pursuant to this Section [    ].

“CAM Exchange Date” shall mean the earlier to occur of (a) any event described in Section 8.01(f) or (g) of the Credit Agreement or (b) acceleration of the Obligations pursuant to Section 8.02 of the Credit Agreement.

“CAM Percentage” shall mean, with respect to any Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Designated Obligations owed to such Lender (whether or not at the time due and payable) and (b) the denominator shall be the aggregate Designated Obligations owed to all the Lenders (whether or not at the time due and payable).

“Designated Obligations” means Obligations consisting of the principal of and interest on outstanding Loans, reimbursement obligations in respect of any payment or disbursement made by an L/C Issuer pursuant to a Letter of Credit and accrued and unpaid fees and other amounts due under the Loan Documents.

Schedule 7.02(f)

Existing Investments1

Investments in Joint Ventures:

Joint Venture	Jurisdiction	Hilton Investor	Beneficial Ownership
WBW CHIP LLC	Hawaii	HRC Islander LLC	11.86%
BRE Ace LLC	Nevada	HRC Islander	25%
1776 Holding LLC	South Carolina	HRC Islander LLC	40%

Investments in Unrestricted Subsidiaries – Ownership Interests:

Unrestricted Subsidiary	Jurisdiction	Hilton Investor	Beneficial Ownership
HGV Depositor LLC	Delaware	Hilton Resorts Corporation	100%
HGV Trust I, LLC	Delaware	Hilton Resorts Corporation	100%
HGV Trust 2013-A	Delaware	Hilton Resorts Corporation	100%
HGV Trust 2014-A	Delaware	Hilton Resorts Corporation	100%
HGV Trust 2017-A	Delaware	Hilton Resorts Corporation	100%
HGV Trust 2018-A	Delaware	Hilton Resorts Corporation	100%

Investments in Unrestricted Subsidiaries – Intercompany Loans:

Unrestricted Subsidiary (Borrower)	Jurisdiction	Hilton Investor	Amount
HGV Trust I, LLC	United States	Grand Vacations Services LLC	$665,271.10

Other Investments:

Name of Investment	Value
Timeshare financing receivables, as of October 31, 2018 (portion not held by any Unrestricted Subsidiary)	$285,178,515

[1]	Balance and ownership percentages are as of October 31, 2018.

Schedule 10.02

Administrative Agent’s Office, Certain Addresses for Notices

If to the Borrower:

Hilton Grand Vacations Borrower LLC

c/o Hilton Grand Vacations Inc.

5323 Millenia Lakes Boulevard, Suite 400

Orlando, FL 32839

Attention: Charles Corbin, Executive Vice President

Telephone No.: 407-613-8410

Email:               ccorbin@hgvc.com

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Brian Gluck

Facsimile No.: (212) 455-2368

If to the Administrative Agent:

Notices for Borrowings/Payments:

Patrick Richardson

Mail Code: TX2-984-03-02

2380 Performance Drive

Richardson TX 75082

prichardson3@baml.com

817-230-8914

Notices for Administrative Agent (Financials, Reporting):

Tiffany Nicosia Lin

Mail Code: TX2-984-03-26

2380 Performance Drive

Richardson TX 75082

tiffany.nicosia.lin@baml.com

214-209-3758

Notices for Letters of Credit

scranton_standby_lc@bankofamerica.com

800-370-7519

Borrower’s Website:

www.hiltongrandvacations.com or such other website with respect to which the Borrower gives reasonable advance notice to each Lender and the Administrative Agent.

Annex I

[On file with the Successor Agent]

Annex II

[On file with the Successor Agent]

Annex III

[On file with the Successor Agent]

Exhibit A

[Attached]

CREDIT AGREEMENT

Dated as of December 28, 2016,

Among

HILTON GRAND VACATIONS PARENT LLC

as Parent,

HILTON GRAND VACATIONS BORROWER LLC

as the ~~Borrower~~Company,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer~~, and~~

(immediately prior to the Amendment No. 1 Effective Date), and

BANK OF AMERICA, N.A.,

as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer

(as of the Amendment No. 1 Effective Date), and

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

BANK OF AMERICA, N.A.,

and

GOLDMAN SACHS BANK USA,

as Co-Syndication Agents (immediately prior to the Amendment No. 1 Effective Date),

DEUTSCHE BANK SECURITIES INC.,

JPMORGAN CHASE BANK, N.A. and

MUFG BANK, LTD.,

as Co-Syndication Agents (as of the Amendment No. 1 Effective Date),

BARCLAYS BANK PLC,

GOLDMAN SACHS BANK USA,

REGIONS BANK,

SUNTRUST BANK and

WELLS FARGO BANK, NATIONAL ASSOCIATON,

as Co-Documentation Agents (as of the Amendment No. 1 Effective Date),

DEUTSCHE BANK SECURITIES INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BARCLAYS BANK PLC,

GOLDMAN SACHS BANK USA,

J.P. MORGAN SECURITIES LLC,

SUNTRUST BANK and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

(immediately prior to the Amendment No. 1 Effective Date),

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

DEUTSCHE BANK SECURITIES INC.,

JPMORGAN CHASE BANK, N.A.,

MUFG BANK, LTD.,

BARCLAYS BANK PLC,

GOLDMAN SACHS BANK USA,

REGIONS BANK,

SUNTRUST ROBINSON HUMPHREY, INC. and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

(as of the Amendment No. 1 Effective Date)

TABLE OF CONTENTS

Page
Article I
Definitions and Accounting Terms		~~1~~10

SECTION 1.01	Defined Terms	~~1~~10

SECTION 1.02	Other Interpretive Provisions	~~61~~81

SECTION 1.03	Accounting Terms	~~61~~82

SECTION 1.04	Rounding	~~62~~82

SECTION 1.05	References to Agreements, Laws, Etc.	~~62~~82

SECTION 1.06	Times of Day	~~62~~82

SECTION 1.07	Timing of Payment or Performance	~~62~~82

SECTION 1.08	Additional Approved Currencies	83

Article II
The Commitments and Credit Extensions		~~62~~83

SECTION 2.01	The Loans	~~62~~83

SECTION 2.02	Borrowings, Conversions and Continuations of Loans	~~63~~84

SECTION 2.03	Letters of Credit	~~65~~86

SECTION 2.04	Swing Line Loans	~~75~~97

SECTION 2.05	Prepayments	~~78~~100

SECTION 2.06	Termination or Reduction of Commitments	~~89~~112

SECTION 2.07	Repayment of Loans	~~89~~113

SECTION 2.08	Interest	~~90~~114

SECTION 2.09	Fees	~~90~~114

SECTION 2.10	Computation of Interest and Fees	~~91~~115

SECTION 2.11	Evidence of Indebtedness	~~91~~115

SECTION 2.12	Payments Generally	~~92~~116

i

SECTION 2.13	Sharing of Payments	~~94~~118

SECTION 2.14	Incremental Credit Extensions	~~95~~119

SECTION 2.15	Refinancing Amendments	~~100~~125

SECTION 2.16	Extension of Term Loans; Extension of Revolving Credit Loans	~~101~~126

SECTION 2.17	Defaulting Lenders	~~105~~130

SECTION 2.18	Additional Borrower	132

Article III
Taxes, Increased Costs Protection and Illegality		~~106~~134

SECTION 3.01	Taxes	~~106~~134

SECTION 3.02	Illegality	~~109~~137

SECTION 3.03	Inability to Determine Rates	~~110~~137

SECTION 3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans	~~110~~139

SECTION 3.05	Funding Losses	~~111~~140

SECTION 3.06	Matters Applicable to All Requests for Compensation	~~112~~141

SECTION 3.07	Replacement of Lenders under Certain Circumstances	~~113~~142

SECTION 3.08	Survival	~~115~~144

Article IV
Conditions Precedent to Credit Extensions		~~115~~144

SECTION 4.01	Conditions to Closing Date	~~115~~144

SECTION 4.02	Conditions to All Credit Extensions	~~117~~146

Article V
Representations and Warranties		~~118~~147

SECTION 5.01	Existence, Qualification and Power; Compliance with Laws	~~118~~147

SECTION 5.02	Authorization; No Contravention	~~118~~147

SECTION 5.03	Governmental Authorization; Other Consents	~~118~~148

SECTION 5.04	Binding Effect	~~119~~148

SECTION 5.05	Financial Statements; No Material Adverse Effect	~~119~~149

SECTION 5.06	Litigation	~~120~~149

SECTION 5.07	[Reserved]	~~120~~149

SECTION 5.08	Ownership of Property; Liens; Real Property	~~120~~149

SECTION 5.09	Environmental Matters	~~120~~150

SECTION 5.10	Taxes	~~121~~151

SECTION 5.11	ERISA Compliance	~~121~~151

SECTION 5.12	Subsidiaries; Equity Interests	~~122~~152

SECTION 5.13	Margin Regulations; Investment Company Act	~~122~~152

SECTION 5.14	Disclosure	~~122~~152

SECTION 5.15	Labor Matters	~~123~~153

SECTION 5.16	[Reserved]	~~123~~153

SECTION 5.17	Intellectual Property; Licenses, Etc.	~~123~~153

SECTION 5.18	Solvency	~~123~~153

SECTION 5.19	Subordination of Junior Financing; First Lien Obligations	~~124~~154

SECTION 5.20	Sanctions; Anti-Corruption; USA PATRIOT Act	~~124~~154

SECTION 5.21	Security Documents	~~124~~154

Article VI
Affirmative Covenants		~~125~~155

SECTION 6.01	Financial Statements	~~125~~155

SECTION 6.02	Certificates; Other Information	~~127~~157

SECTION 6.03	Notices	~~128~~159

SECTION 6.04	Payment of Obligations	~~128~~159

SECTION 6.05	Preservation of Existence, Etc.	~~129~~159

SECTION 6.06	Maintenance of Properties	~~129~~159

SECTION 6.07	Maintenance of Insurance	~~129~~160

SECTION 6.08	Compliance with Laws	~~129~~160

SECTION 6.09	Books and Records	~~130~~160

SECTION 6.10	Inspection Rights	~~130~~161

SECTION 6.11	Additional Collateral; Additional Guarantors	~~130~~161

SECTION 6.12	Compliance with Environmental Laws	~~132~~162

SECTION 6.13	Further Assurances	~~132~~163

SECTION 6.14	Designation of Subsidiaries	~~132~~163

SECTION 6.15.	Post-Closing Covenants	~~132~~164

Article VII
Negative Covenants		~~133~~164

SECTION 7.01	Liens	~~133~~164

SECTION 7.02	Investments	~~137~~169

SECTION 7.03	Indebtedness	~~140~~172

SECTION 7.04	Fundamental Changes	~~145~~177

SECTION 7.05	Dispositions	~~146~~178

SECTION 7.06	Restricted Payments	~~148~~181

SECTION 7.07	Change in Nature of Business	~~152~~185

SECTION 7.08	Transactions with Affiliates	~~152~~185

SECTION 7.09	Burdensome Agreements	~~153~~186

SECTION 7.10	Use of Proceeds	~~154~~187

SECTION 7.11	Financial Covenant	~~154~~187

SECTION 7.12	Accounting Changes	~~154~~188

SECTION 7.13	Prepayments, Etc. of Indebtedness	~~154~~188

SECTION 7.14	Permitted Activities	~~155~~189

Article VIII
Events of Default and Remedies		~~157~~191
SECTION 8.01	Events of Default	~~157~~191

SECTION 8.02	Remedies Upon Event of Default	~~159~~193

SECTION 8.03	Exclusion of Immaterial Subsidiaries	~~159~~194

SECTION 8.04	Application of Funds	~~160~~194

SECTION 8.05	~~Borrower’s~~Company’s Right to Cure	~~161~~195

Article IX
Administrative Agent and Other Agents		~~161~~196

SECTION 9.01	Appointment and Authorization of Agents	~~161~~196

SECTION 9.02	Delegation of Duties	~~162~~197

SECTION 9.03	Liability of Agents	~~163~~197

SECTION 9.04	Reliance by Agents	~~163~~198

SECTION 9.05	Notice of Default	~~164~~198

SECTION 9.06	Credit Decision; Disclosure of Information by Agents	~~164~~199

SECTION 9.07	Indemnification of Agents	~~165~~199

SECTION 9.08	Agents in Their Individual Capacities	~~165~~200

SECTION 9.09	Successor Agents	~~165~~200

SECTION 9.10	Administrative Agent May File Proofs of Claim	~~166~~203

SECTION 9.11	Collateral and Guaranty Matters	~~167~~204

SECTION 9.12	Other Agents; Lead Arrangers and Managers	~~168~~205

SECTION 9.13	Withholding Tax Indemnity	~~169~~205

SECTION 9.14	Appointment of Supplemental Agents	~~169~~206

SECTION 9.15	Certain ERISA Matters	207

Article X
Miscellaneous		~~170~~208

SECTION 10.01	Amendments, Etc.	~~170~~208

SECTION 10.02	Notices and Other Communications; Facsimile Copies	~~173~~211

v

SECTION 10.03	No Waiver; Cumulative Remedies	~~174~~213

SECTION 10.04	Attorney Costs and Expenses	~~174~~213

SECTION 10.05	Indemnification by the ~~Borrower~~Borrowers	~~175~~214

SECTION 10.06	Payments Set Aside	~~176~~215

SECTION 10.07	Successors and Assigns	~~177~~215

SECTION 10.08	Confidentiality	~~183~~222

SECTION 10.09	Setoff	~~184~~224

SECTION 10.10	Interest Rate Limitation	~~185~~224

SECTION 10.11	Counterparts	~~185~~225

SECTION 10.12	Integration; Termination	~~185~~225

SECTION 10.13	Survival of Representations and Warranties	~~185~~225

SECTION 10.14	Severability	~~186~~225

SECTION 10.15	GOVERNING LAW	~~186~~226

SECTION 10.16	WAIVER OF RIGHT TO TRIAL BY JURY	~~187~~226

SECTION 10.17	Binding Effect	~~187~~227

SECTION 10.18	USA PATRIOT Act	~~187~~227

SECTION 10.19	No Advisory or Fiduciary Responsibility	~~187~~227

SECTION 10.20	Electronic Execution of Assignments	~~188~~229

SECTION 10.21	Effect of Certain Inaccuracies	~~189~~229

SECTION 10.22	Judgment Currency	~~189~~229

SECTION 10.23	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~189~~230

SECTION 10.24	Cashless Rollovers	230

Article XI
Guaranty		~~190~~230

SECTION 11.01	The Guaranty	~~190~~230

SECTION 11.02	Obligations Unconditional	~~190~~231

SECTION 11.03	Reinstatement.	~~192~~232

SECTION 11.04	Subrogation; Subordination	~~192~~232

SECTION 11.05	Remedies	~~192~~233

SECTION 11.06	Instrument for the Payment of Money	~~192~~233

SECTION 11.07	Continuing Guaranty	~~192~~233

SECTION 11.08	General Limitation on Guarantee Obligations	~~193~~233

SECTION 11.09	Information	~~193~~234

SECTION 11.10	Release of Guarantors	~~193~~234

SECTION 11.11	Right of Contribution	~~194~~234

SECTION 11.12	Cross-Guaranty	~~194~~235

SCHEDULES

1.01A	Commitments and L/C Sublimit
1.01B	Disqualified Lenders
1.01C	Collateral Documents
1.01D	Excluded Subsidiaries
1.01E	Securitization Subsidiaries
1.01F	Unrestricted Subsidiaries
1.01G	Approved Counterparties
1.01H	Existing Letters of Credit
2.18	Collateral Allocation Mechanism
5.05	Certain Liabilities
5.06	Litigation
5.08	Ownership of Property
5.09(a)	Environmental Matters
5.10	Taxes
5.11(a)	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
6.15	Post-Closing Covenants
7.01(b)	Existing Liens
7.02(f)	Existing Investments

7.03(b)	Existing Indebtedness
7.08	Transactions with Affiliates
7.09	Certain Contractual Obligations
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Letter of Credit Issuance Request
C	Swing Line Loan Notice
D-1	Term Note
D-2	Revolving Credit Note
D-3	Swing Line Note
E-1	Compliance Certificate
E-2	Solvency Certificate
F	Assignment and Assumption
G	Security Agreement
H	Perfection Certificate
I	Intercompany Note
J-1	First Lien Intercreditor Agreement
J-2	Junior Lien Intercreditor Agreement
K-1	United States Tax Compliance Certificate (Foreign Non-Partnership Lenders)
K-2	United States Tax Compliance Certificate (Foreign Non-Partnership Participants)

K-3	United States Tax Compliance Certificate (Foreign Partnership Lenders)
K-4	United States Tax Compliance Certificate (Foreign Partnership Participants)
L	Administrative Questionnaire
M-3	Acceptance and Prepayment Notice
M-4	Discount Range Prepayment Notice
M-5	Discount Range Prepayment Offer
M-6	Solicited Discounted Prepayment Notice
M-7	Solicited Discounted Prepayment Offer
M-8	Specified Discount Prepayment Notice
M-9	Specified Discount Prepayment Response

CREDIT AGREEMENT

This CREDIT AGREEMENT (as the same may be amended, modified, refinanced and/or restated from time to time, this “Agreement”) is entered into as of December 28, 2016, among HILTON GRAND VACATIONS PARENT LLC, a Delaware limited liability company (“Parent”), HILTON GRAND VACATIONS BORROWER LLC, a Delaware limited liability company (the “~~Borrower”), the~~Company”), the other Borrowers party hereto from time to time, the Guarantors party hereto from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer (immediately prior to the Amendment No. 1 Effective Date), BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer (as of the Amendment No. 1 Effective Date), and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The ~~Borrower~~Company has requested that the Lenders extend credit to the ~~Borrower~~Company in the form of (i) the Initial Term Loans on the Closing Date in an initial aggregate principal amount of $200,000,000 and (ii) a Revolving Credit Facility in an initial aggregate principal amount of $200,000,000.

The proceeds of the Initial Term Loans will be used by the ~~Borrower~~Company on or around the Closing Date to directly or indirectly consummate the Spin-Off Transaction and pay the Transaction Expenses.

The applicable Lenders have indicated their willingness to lend and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acceptable Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the applicable Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit M-3.

“Acceptance Date” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to the ~~Borrower~~Company and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries or to such Converted Restricted Subsidiary and its Subsidiaries), as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Refinancing Lender” has the meaning set forth in Section 2.15(a).

“Administrative Agent” means (i) Deutsche Bank AG New York Branch~~,~~ (immediately prior to the Amendment No. 1 Effective Date) and (ii) Bank of America, N.A. (as of the Amendment No. 1 Effective Date), in each case in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the ~~Borrower~~Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit L or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees or Eurocurrency Rate or Base Rate floor; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of November 28, 2018, among the Loan Parties, the Administrative Agent and the other parties party thereto.

“Amendment No. 1 Effective Date” means November 28, 2018.

“Amendment No. 1 Term Commitment” means, as to each Term Lender, its obligation to make an Amendment No. 1 Term Loan to the Company pursuant to Section 2.01(a), in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name in Schedule 1.01A under the caption “Amendment No. 1 Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14).

“Amendment No. 1 Term Lender” means, at any time, any Lender that has an Amendment No. 1 Term Commitment or an Amendment No. 1 Term Loan at such time.

“Amendment No. 1 Term Loans” means the term loans made by the Lenders on the Amendment No. 1 Effective Date to the Company under this Agreement in an aggregate principal amount of $200,000,000.

“Anti-Corruption Laws” has the meaning set forth in Section 5.20(a).

“Applicable Discount” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“Applicable L/C Fronting Sublimit” means (x) with respect to each L/C Issuer on the Closing Date, the amount set forth opposite such L/C Issuer’s name on Schedule 1.01A and (y) with respect to any other Person that becomes an L/C Issuer in accordance with Sections 2.03(k), 9.09(d) or 10.07(k), in each case, such amount as agreed to in writing by the ~~Borrower~~Company and such Person at the time such Person becomes an L/C Issuer, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the ~~Borrower~~Company and the L/C Issuers (provided that any increase in the Applicable L/C Fronting Sublimit with respect to any L/C Issuer shall require the consent of only the ~~Borrower~~Company and such L/C Issuer). Any successor L/C Issuer appointed pursuant to Section 9.09(d) or 10.07(k) shall assume the resigning L/C Issuer’s Applicable L/C Fronting Sublimit.

“Applicable Period” has the meaning set forth in Section 10.21.

“Applicable Rate” means (1) until delivery of financial statements for the first ~~full~~ fiscal quarter ending after the ~~Closing~~Amendment No. 1 Effective Date pursuant to Section 6.01, a percentage per annum equal to (A) for Eurocurrency Rate Loans, ~~2.25~~1.50% and (B) for Base Rate Loans, ~~1.25~~0.50%; and (2) thereafter, the following percentages per annum, based upon the Consolidated ~~Total~~First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated ~~Total~~First Lien Net Leverage Ratio	Eurocurrency Rate for ~~Initial~~Amendment No. 1 Term Loans, Revolving Credit Loans and Letter of Credit Fees	Base Rate for ~~Initial~~Amendment No. 1 Term Loans and Revolving Credit Loans	Unused Commitment Fee Rate
~~1~~	~~≤0.50:1.00~~	~~2.00%~~	~~1.00%~~	~~0.30%~~
~~2~~1	~~> 0.50:1.00 and~~ ≤~~1.7~~0.75:1.00	~~2.25~~1.50%	~~1.25~~0.50%	~~0.35~~0.25%
~~3~~2	> ~~1.7~~0.75:1.00 and ≤ ~~2.5~~1.50:1.00	~~2.50~~1.75%	~~1.50~~0.75%	~~0.35~~0.30%
~~4~~3	> ~~2.5~~1.50:1.00	~~2.75~~2.20%	~~1.75~~1.20%	~~0.50~~0.35%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated ~~Total~~First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, the highest pricing level (i.e., Pricing Level ~~4~~3) shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

“Approved Counterparty” means (a) each counterparty listed on Schedule 1.01G, (b) any Agent, Lender or any Affiliate of an Agent or Lender at the time it entered into a Secured Hedge Agreement or a Treasury Services Agreement, as applicable, in its capacity as a party thereto, (c) any other Person whose long term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher or (d) any other Person from time to time approved in writing by the Administrative Agent.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Currency” means each of (i) Dollars, (ii) euros, (iii) Sterling ~~and~~, (iv) subject to the Yen Sublimit, Yen and (v) any other currency that is approved in accordance with Section 1.08.

“Approved Foreign Currency” means any Approved Currency other than Dollars.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignees” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F.

“Assignment Taxes” has the meaning specified in Section 3.01(b).

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the ~~Borrower~~Company (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the ~~Borrower~~Company shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the ~~Borrower~~Company nor any of its Affiliates may act as the Auction Agent.

“Audited Financial Statements” means the audited consolidated balance sheets of Hilton Grand Vacations Inc. as of June 1, 2016, the audited consolidated balance sheets of Hilton Resorts Corporation as of each of December 31, 2015 and December 31, 2014 and related consolidated statements of operations, cash flows and parent equity (deficit) of Hilton Resorts Corporation for the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) the Eurocurrency Rate ~~for deposits in Dollars for a one-month Interest Period plus 1.00%; provided that for the avoidance of doubt, the Eurocurrency Rate for any day shall be LIBOR, at approximately 11:00 a.m. (London time) two Business Days prior to such day for deposits in Dollars with a term of one month commencing on such day~~plus 1.00%; it being understood that, for the avoidance of doubt, the Base Rate shall be deemed to be not less than 0% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurocurrency Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurocurrency Rate, as the case may be.

“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.

~~“Borrower” has the meaning set forth in the introductory paragraph to this Agreement.~~

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrowers” mean the Company and, if approved and joined in accordance with Section 2.18, HGVJ.

“Borrower Materials” has the meaning set forth in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(v)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing of a particular Class, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a day (a) on which dealings in deposits in the applicable Approved Currency are conducted by and between banks in the applicable London interbank market, (b) if such Eurocurrency Rate Loan is denominated in euros, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open and (c) if such Eurocurrency Rate Loan is denominated in Yen, on which banks are open for foreign exchange business in Tokyo, Japan.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases or financing leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that for purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat leases in a manner consistent with its current treatment under generally accepted accounting principles as of the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease; provided that any obligations of the ~~Borrower~~Company or its Restricted Subsidiaries either existing on the Closing Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of Holdings as financing or capital lease obligations and (ii) that are subsequently recharacterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement (including, without limitation, the calculation of Consolidated Net Income and Consolidated EBITDA) not be treated as financing or capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the ~~Borrower~~Company and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings and the Restricted Subsidiaries.

“Cash Collateral” has the meaning set forth in Section 2.03(g).

“Cash Collateral Account” means a blocked account at a commercial bank specified by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning set forth in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the ~~Borrower~~Company or any Restricted Subsidiary:

(1) Dollars;

(2)(a) Canadian dollars, Sterling, Yen, euros or any national currency of any participating member state of the EMU; or

(b) in such local currencies held by the ~~Borrower~~Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP.

“Casualty Event” means any event that gives rise to the receipt by the ~~Borrower~~Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as subsequently amended, and the regulations promulgated thereunder.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” shall be deemed to occur if:

(a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any combination of the Permitted Holders, shall have acquired beneficial ownership (directly or indirectly) of 35% or more on a fully diluted basis of the voting interest in Holdings’ Equity Interests and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in Holdings’ Equity Interests;

(b) a “change of control” (or similar event) shall occur under any Indebtedness for borrowed money permitted under Section 7.03 with an aggregate outstanding principal amount in excess of the Threshold Amount or any Permitted Refinancing ~~Indebtedness~~ in respect of any of the foregoing with an aggregate outstanding principal amount in excess of the Threshold Amount; or

(c) Holdings shall cease to own directly 100% of the Equity Interests of the ~~Borrower~~Company.

Notwithstanding the foregoing, the Spin-Off Transaction shall be deemed not to constitute a Change of Control.

Notwithstanding the preceding or any provision of Section 13d-3 or 13d-5 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Equity Interests of the Company owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of the Equity Interests or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Equity Interests entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments of a given Extension Series, Extended Term Loans of a given Extension Series, Revolving Commitment Increases, Other Revolving Credit Commitments, Initial Term Commitments, Amendment No. 1 Term Commitments, Incremental Term Commitments or Refinancing Term Commitments of a given Refinancing Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Revolving Credit Loans under Other Revolving Credit Commitments, Initial Term Loans, Amendment No. 1 Term Loans, Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or Extended Term Loans of a given Extension Series. Revolving Credit Commitments, Incremental Revolving Credit Commitments, Extended Revolving Credit Commitments, Other Revolving Credit Commitments, Initial Term Commitments, Amendment No. 1 Term Commitments, Incremental Term Commitments or Refinancing Term Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class. There shall be no more than an aggregate of ~~three~~four Classes of revolving credit facilities and ~~five~~six Classes of term loan facilities under this Agreement.

“Closing Date” means December 28, 2016~~, the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01~~.

“Closing Fees” means those fees required to be paid on the Closing Date pursuant to (i) the Engagement Letter and (ii) that Fee Letter, dated as of October 18, 2016, among Deutsche Bank Securities Inc. and the ~~Borrower~~Company.

“Co-Documentation Agents” means Barclays Bank PLC, Goldman Sachs Bank USA, Regions Bank, SunTrust Bank and Wells Fargo Bank, National Association, in their respective capacities as co-documentation agents under Amendment No. 1.

“Co-Syndication Agents” means (i) Bank of America, N.A. and Goldman Sachs Bank USA, in their respective capacities as co-syndication agents under this Agreement and (ii) Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., in their respective capacities as co-syndication agents under Amendment No. 1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document.

“Collateral Agent” means (i) Deutsche Bank AG New York Branch~~,~~ (immediately prior to the Amendment No. 1 Effective Date) and (ii) Bank of America, N.A. (as of the Amendment No. 1 Effective Date), in each case in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a) or from time to time pursuant to Section 6.11, Section 6.13 or Section 6.15, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;

(b) the Obligations and the Guaranty shall have been secured by a first-priority security interest in (i) all the Equity Interests of the ~~Borrower~~Company, (ii) all Equity Interests of each Restricted Subsidiary (that is not an Excluded Subsidiary) directly owned by any Loan Party and (iii) 65% of the Equity Interests in each Restricted Subsidiary (that is not an Excluded Subsidiary (other than any Restricted Subsidiary that is an Excluded Subsidiary solely pursuant to clause (f) or (j) of the definition thereof)) directly owned by any Loan Party, which Restricted Subsidiary (x) is a Foreign Subsidiary or (y) substantially all of the assets of which consist of the Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code, in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction);

(c) the Obligations and the Guaranty shall have been secured by a perfected security interest in substantially all now owned or at any time hereafter acquired tangible and intangible assets of each Loan Party (including Equity Interests, intercompany debt, accounts, inventory, equipment, investment property, contract rights, intellectual property in the United States of America, other general intangibles and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction); and

(d) after the Closing Date, each Restricted Subsidiary of the ~~Borrower~~Company that is not then a Guarantor and not an Excluded Subsidiary shall become a Guarantor and signatory to this Agreement pursuant to a joinder agreement in accordance with Sections 6.11 or 6.13 and a party to the Collateral Documents in accordance with Section 6.11; provided that notwithstanding the foregoing provisions, any Subsidiary of the ~~Borrower~~Company that Guarantees the Senior Unsecured Notes, Indebtedness incurred under Section 7.03(s) or Section 7.03(w), any Junior Financing with a principal amount in excess of the Threshold Amount, or any Permitted Refinancing of any of the foregoing, shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, mortgages on, or the obtaining of title insurance or taking other actions with respect to, (i) in excess of 65% of the Equity Interests of any direct Foreign Subsidiary of a Loan Party or a Domestic Subsidiary substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are treated as controlled foreign corporations within the meaning of Section 957 of the Code, (ii) any property or assets owned by any Foreign Subsidiary or an Unrestricted Subsidiary, (iii) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition, (iv) any interest in fee-owned real property or any leasehold interest in real property (it being understood that there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (v) Excluded Contracts, Excluded Equipment and any interest in leased real property (including any requirement to deliver landlord waivers, estoppels and collateral access letters), (vi) motor vehicles and other assets subject to certificates of title except to the extent perfection of a security interest therein may be accomplished by filing of financing statements in appropriate form in the applicable jurisdiction under the Uniform Commercial Code, (vii) Margin Stock and Equity Interests of any Person other than wholly-owned Subsidiaries of the ~~Borrower~~Company that are Restricted Subsidiaries, (viii) any trademark application filed in the United States Patent and Trademark Office on the basis of the ~~Borrower’s~~Company’s or any Guarantor’s “intent to use” such mark and for which a form evidencing use of the mark has not yet been filed with the United States Patent and Trademark Office, to the extent that granting a security interest in such trademark application prior to such filing would impair the enforceability or validity of such trademark application or any registration that issues therefrom under applicable federal Law, (ix) the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to Holdings, the ~~Borrower~~Company or any of its Subsidiaries, as determined in the reasonable judgment of the ~~Borrower~~Company and communicated in writing delivered to the Collateral Agent, (x) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the Uniform Commercial Code and other applicable Law, (xi) pledges and security interests prohibited or restricted by applicable Law (including any requirement to obtain the consent of any governmental authority or third party), (xii) all commercial tort claims in an amount less than $5,000,000, (xiii) accounts, property and other assets pledged pursuant to a Qualified Securitization Financing, (xiv) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (xv) any particular assets if, in the reasonable judgment of the Administrative Agent and the ~~Borrower~~Company, the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained therefrom by the Lenders under the Loan Documents and (xvi) proceeds from any and all of the foregoing assets described in clauses (i) through (xv) above to the extent such proceeds would otherwise be excluded pursuant to clauses (i) through (xv) above, except to the extent perfection can be achieved by filing a Uniform Commercial Code financing statement;

(B) (i) the foregoing definition shall not require control agreements with respect to any cash, deposit accounts or securities accounts; (ii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S., including any intellectual property registered in any non-U.S. jurisdiction, or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction) and (iii) except to the extent that perfection and priority may be achieved by the filing of a financing statement under the Uniform Commercial Code with respect to the ~~Borrower~~Borrowers or a Guarantor, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in this clause (B);

(C) after the Closing Date, the Administrative Agent in its discretion may grant extensions of time for the creation or perfection of security interests in or taking other actions with respect to, particular assets or any other compliance with the requirements of this definition where it reasonably determines in writing, in consultation with the ~~Borrower~~Company, that the creation or perfection of security interests or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents; and

(D) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01, Section 6.11, Section 6.13 or Section 6.15, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Other Revolving Credit Commitment of a given Refinancing Series, Initial Term Commitment, Amendment No. 1 Term Commitment, Incremental Term Commitment or Refinancing Term Commitment of a given Refinancing Series as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company ” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Parties” means the collective reference to Holdings and its Restricted Subsidiaries, including the ~~Borrower~~Company, and “Company Party” means any one of them.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit E-1.

“Connection Income Taxes” means, with respect to a Lender, Taxes that are imposed on or measured by net income (however denominated), that are franchise Taxes or that are branch profits Taxes, in each case imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). For the avoidance of doubt, the term “Lender” for purposes of this definition shall include each L/C Issuer and Swing Line Lender.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period:

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income, profits or capital gains of the ~~Borrower~~Company and the Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (17) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges for such period (including (x) net losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(~~q~~p) through (z) (other than clause (1)(x)) in the definition thereof); plus

(c) the total amount of depreciation and amortization expense and capitalized fees related to any Qualified Securitization Financing of the ~~Borrower~~Company or any of its Subsidiaries, including the amortization of intangible assets, deferred financing costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of the ~~Borrower~~Company and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; plus

(d) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business, integration costs or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to IT and accounting functions, integration and facilities opening costs or any one-time costs incurred in connection with acquisitions and investments and costs related to the closure and/or consolidation of facilities; plus

(e) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the ~~Borrower~~Company may elect not to add back such non-cash charge in the current period and (B) to the extent the ~~Borrower~~Company elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary; plus

(g) the amount of management, monitoring, consulting, advisory fees and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Support and Services Agreement (and related agreements or arrangements) or otherwise to the Investors to the extent otherwise permitted under Section 7.08; plus

(h) the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the ~~Borrower~~Company in good faith to result from actions taken, committed to be taken or expected in good faith to be taken no later than twenty-four (24) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions); plus

(i) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(j) any costs or expense incurred by the ~~Borrower~~Company or a Restricted Subsidiary or any direct or indirect parent entity of the ~~Borrower~~Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the ~~Borrower~~Company or net cash proceeds of an issuance of Equity Interest of the ~~Borrower~~Company (other than Disqualified Equity Interest); plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss from disposed, abandoned or discontinued operations; plus

(m) an amount equal to the increase in deferred revenue for sales of vacation ownership intervals under construction (net of all related direct costs) at the end of such period from the deferred revenue for sales of vacation ownership intervals under construction (net of all related direct costs) at the end of the previous period; plus

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of the ~~Borrower~~Company for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations; plus

(c) an amount equal to the decrease in deferred revenue for sales of vacation ownership intervals under construction (net of all related direct costs) at the end of such period from the deferred revenue for sales of vacation ownership intervals under construction (net of all related direct costs) at the end of the previous period

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the ~~Borrower~~Company or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the ~~Borrower~~Company or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of ~~the definition of the term “Permitted Acquisition”,~~ compliance with the covenants set forth in Section 7.11 and the calculation of Consolidated First Lien Net Leverage Ratio, Consolidated Interest Coverage Ratio and Consolidated Total Net Leverage Ratio, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of or, closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by the ~~Borrower~~Company or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

“Consolidated First Lien Net Debt” means Consolidated Total Net Debt minus the sum of (i) the portion of Indebtedness of the ~~Borrower~~Company or any Restricted Subsidiary included in Consolidated Total Net Debt that is not secured by any Lien on property or assets of the ~~Borrower~~Company or any Restricted Subsidiary and (ii) the portion of Indebtedness of the ~~Borrower~~Company or any Restricted Subsidiary included in Consolidated Total Net Debt that is secured by Liens on property or assets of the ~~Borrower~~Company or any Restricted Subsidiary, which Liens are expressly subordinated or junior to the Liens securing the Obligations.

“Consolidated First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period; provided, that for purposes of determining the amount of Consolidated Interest Expense included in the calculation of the Consolidated Interest Coverage Ratio for the Test Period ending (a) the first fiscal quarter ended after the Closing Date, such amount shall equal such item for such fiscal quarter multiplied by four; (b) the second fiscal quarter ended after the Closing Date, such amount shall equal such item for the two fiscal quarters then ended multiplied by two; and (c) the third fiscal quarter ended after the Closing Date, such amount shall equal such item for the three fiscal quarters then ended multiplied by 4/3.

“Consolidated Interest Expense” means, for any period, the sum, without duplication, of (1) consolidated interest expense of the ~~Borrower~~Company and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Swap Obligations with respect to Indebtedness, and excluding (p) any lease, rental or other expense in connection with a Non-Capitalized Lease Obligation, (q) any additional interest owing pursuant to the registration rights agreements with respect to the Senior Unsecured Notes or other securities, (r) costs associated with obtaining Swap Obligations, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with any acquisition, (t) penalties and interest relating to taxes, (u) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (v) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (w) any expensing of bridge, commitment and other financing fees and any other fees related to the Spin-Off Transaction or any acquisitions after the Closing Date, (x) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Financing, (y) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty) and (z) interest expense attributable to a parent entity resulting from push-down accounting; plus

(2) consolidated capitalized interest of the ~~Borrower~~Company and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of the ~~Borrower~~Company and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the ~~Borrower~~Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the ~~Borrower~~Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to the Spin-Off Transaction or any multi-year strategic initiatives), Transaction Expenses, restructuring and duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening, opening and conversion costs for facilities, losses, costs or cost inefficiencies related to facility or property disruptions or shutdowns, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, inventory optimization programs, severance, contract termination costs, future lease commitments, excess pension charges, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business shall be excluded;

(5) the net income for such period of any Person that is not a Subsidiary of the ~~Borrower~~Company, or is a Securitization Subsidiary or an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the ~~Borrower~~Company shall be increased by the amount of dividends or distributions or other payments ~~(other than Excluded Contributions)~~ that are actually paid in cash (or to the extent converted into cash) to the ~~Borrower~~Company or a Restricted Subsidiary thereof in respect of such period;

(6) the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in this Agreement), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the Consolidated Net Income of the ~~Borrower~~Company and its Restricted Subsidiaries will be increased by the amount of dividends or other distributions or other payments actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to the ~~Borrower~~Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to the ~~Borrower~~Company and its Restricted Subsidiaries) in the ~~Borrower’s~~Company’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Spin-Off Transaction or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Swap Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity or equity-based incentive programs (“equity incentives”), any one-time cash charges associated with the equity incentives or other long-term incentive compensation plans (including under the deferred compensation arrangements of the ~~Borrower~~Company or Holdings), roll-over, acceleration, or payout of Equity Interests by management, other employees or business partners of the ~~Borrower~~Company or any of its direct or indirect parent companies, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, investment, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Senior Unsecured Notes and other securities and the syndication and incurrence of any Facility), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Senior Unsecured Notes and other securities and any Facility) and including, in each case, any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification 805), shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Spin-Off Date that are so required to be established or adjusted as a result of the Spin-Off Transaction (or within twenty-four months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the ~~Borrower~~Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded;

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Swap Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Swap Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; and

(16) reserves established for the benefit of landlords of fee-for-service and just-in-time vacation ownership intervals for the acquisition of capitalized assets and equipment at such properties shall be excluded; and

(17) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with Section 7.06(i)(iii) shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.

In addition, to the extent not already included in the Consolidated Net Income of the ~~Borrower~~Company and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Consolidated Total Net Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the ~~Borrower~~Company and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Spin-Off Transaction or any Permitted Acquisition), consisting of Indebtedness for borrowed money, Attributable Indebtedness, and debt obligations evidenced by promissory notes or similar instruments, minus the sum of (i) the aggregate amount of cash and Cash Equivalents received by and reflected on the balance sheet of the Company and its Restricted Subsidiaries constituting advance deposits on vacation ownership interval sales pending the closing thereof (after all applicable rescission periods) in an aggregate amount not to exceed $75,000,000 as of such date of determination plus (ii) the aggregate amount of all unrestricted cash and Cash Equivalents on the balance sheet of the ~~Borrower~~Company and its Restricted Subsidiaries as of such date; provided that Consolidated Total Net Debt shall not include Indebtedness (i) in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Net Debt until three Business Days after such amount is drawn, (ii) in respect of Qualified Securitization Financings and (iii) of Unrestricted Subsidiaries; it being understood, for the avoidance of doubt, that obligations under Swap Contracts or in respect of Non-Capitalized Lease Obligations do not constitute Consolidated Total Net Debt.

“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Converted Restricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Covenant Suspension Event” has the meaning set forth in Article VII.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans and Revolving Credit Loans (or Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness has a maturity no earlier, and, in the case of Refinancing Term Loans, a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Refinanced Debt being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the ~~Borrower~~Company has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the ~~Borrower~~Company within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), and (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Revolving Credit Loans that are Base Rate Loans plus (c) 2.0% per annum; provided that with respect to the overdue principal or interest in respect of a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan, plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Designated Equity Contribution” has the meaning set forth in Section 8.05(a).

“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.05(a)(v)(B)(2).

“Discount Range” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C) substantially in the form of Exhibit M-4.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit M-5, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Proration” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Discounted Prepayment Determination Date” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B)(1), Section 2.05(a)(v)(C)(1) or Section 2.05(a)(v)(D)(1), respectively, unless a shorter period is agreed to between the applicable Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning set forth in Section 2.05(a)(v)(A).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the ~~Borrower~~Company and the Restricted Subsidiaries in the definition of Consolidated EBITDA (and in the component definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or such Converted Unrestricted Subsidiary and its Subsidiaries) or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by ~~HWHI,~~ HGVI or Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof), the ~~Borrower~~Company or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the ~~Borrower~~Company or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means the Persons listed on Schedule 1.01B.

“Distressed Person” has the meaning set forth in the definition of “Lender-Related Distress Event.”

“Distribution Agreement” means the Distribution Agreement, to be dated on or prior to the Spin-Off Date, containing substantially the terms described in the Senior Unsecured Notes Offering Memorandum, by and among Hilton Worldwide Holdings Inc., PHRI and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the Lenders when taken as whole, as compared to the Distribution Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Denominated Loan” means any Loan incurred in Dollars.

“Dollar Denominated Letter of Credit” means any Letter of Credit incurred in Dollars.

“Dollar Equivalent” means, at any time, (a) with respect to ~~an~~any amount ~~of an~~denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Approved Currency (other than Dollars), the ~~amount of Dollars which could be purchased with the amount of the applicable Approved Currency involved in such computation at (x) the spot~~

~~exchange rate as shown in the Wall Street Journal on the Business Day of any such determination (or on such other basis as is satisfactory to the Administrative Agent) or (y) if the provisions of the foregoing clause (x) is not applicable, the “official” exchange rate (if applicable) or the spot exchange rate for the applicable Approved Currency in question calculated by the Administrative Agent (each such exchange rate, the “Spot Exchange Rate”); provided that (i) for purposes of (x) determining compliance with Sections 2.01(b) and 2.03(a) and (y) calculating fees pursuant to Section 2.09(a), the Dollar Equivalent of any amounts denominated in a currency other than Dollars shall be calculated on the Closing Date and revalued on the first Business Day of each Interest Period using the Spot Exchange Rate, (ii) at any time during a calendar month, if the Revolving Credit Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the Spot Exchange Rate therefor on the respective date of determination pursuant to this exception) would exceed 90.0% of the aggregate Revolving Credit Commitments of all Lenders, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the Spot Exchange Rates on such date, which rates shall remain in effect until the last Business Day of such calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso and (iii) notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Loan Documents in a currency other than Dollars in its reasonable discretion using the Spot Exchange Rates therefor.~~equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Approved Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or OID (amortized over the shorter of (x) the original stated life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness, consent fees paid to consenting Lenders, ticking fees on undrawn commitments and any other fees not paid or payable generally to all Lenders in the primary syndication of such Indebtedness.

“Eligible Assignee” has the meaning set forth in Section 10.07(a).

“Employee Matters Agreement” means the Employee Matters Agreement, to be dated on or prior to the Spin-Off Date, by and among Hilton Worldwide Holdings Inc., PHRI and HGVI, substantially on the terms described in the Senior Unsecured Notes Offering Memorandum, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the Lenders when taken as a whole, as compared to the Employee Matters Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Engagement Letter” means that certain Engagement Letter dated October 18, 2016, among the ~~Borrower~~Company and Deutsche Bank Securities Inc., as amended, supplemented, modified or restated from time to time.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to pollution, protection of the Environment and natural resources, pollutants, contaminants, or chemicals or any toxic or otherwise hazardous substances, wastes or materials, or the protection of human health and safety as it relates to any of the foregoing, including any applicable provisions of CERCLA.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of or relating to the Loan Parties or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of, or liability under or relating to any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party or any Restricted Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or a notification or determination that a Multiemployer Plan is in ~~reorganization~~endangered or critical status; (d) the filing by the PBGC of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) appointment of a trustee to administer any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302, 303 or 304 of ERISA, whether or not waived; (g) any Foreign Benefit Event; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate” means~~,~~:

(a) for any Interest Period ~~with respect to any Eurocurrency Rate Loan denominated in any Approved Currency other than euros~~, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or ~~such~~a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable ~~Reuters~~Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) ~~at approximately~~(in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the ~~date which is two Business Days prior to the beginning of such Interest Period~~Rate Determination Date, for deposits in ~~such Approved Currency (for delivery on the first day of such Interest Period)~~the relevant currency, with a term equivalent to such Interest Period; ~~provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provision of this definition, the “Eurocurrency Rate” with respect to Eurocurrency Rate Loans denominated in an Approved Currency other than euros shall be the interest rate per annum, determined by the Administrative Agent to be the average of the rates per annum at which deposits in such Approved Currency are offered for such relevant Interest Period to major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date which is two Business Days~~

~~prior to the beginning of such Interest Period and (b) for any Interest Period with respect to any Eurocurrency Rate Loan denominated in euros, the rate per annum appearing on Reuters Page EURIBOR-01 (or any successor page) at approximately 11:00 a.m. (Brussels time) on the date which is two Business Days prior to the beginning of such Interest Period for a period equal to such Interest Period, as determined by the Administrative Agent; provided that if such rate is not shown on Reuters Page EURIBOR-01 (or any successor page), the “Eurocurrency Rate” applicable to Eurocurrency Rate Loans denominated in euros shall be interest rate per annum, determined by the Administrative Agent to be the average of the rates per annum at which deposits in euros are offered for such relevant Interest Period to prime banks in the Eurozone interbank market at approximately 11:00 a.m. (Brussels time) on the date which is two Business Days prior to the beginning of such Interest Period; provided that if the Eurocurrency Rate is negative, it shall be deemed to be 0.00%.~~

(b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in consultation with the Company in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with prevailing market practice; provided, further that to the extent the Administrative Agent is unable to reasonably administer such rate, such approved rate shall be applied in a manner consistent with alternative practices as reasonably determined by the Administrative Agent acting in good faith and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on ~~the~~clause (a) of the definition of “Eurocurrency Rate~~.~~”. Eurocurrency Rate Loans may be denominated in any Approved Currency. All Loans denominated in an Approved Currency (other than Dollars) or made to a Borrower that is not organized under the Laws of the United States, any state thereof or the District of Columbia must be Eurocurrency Rate Loans.

“euro” means the single currency of participating member states of the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contract” means, at any date, any rights or interest of the ~~Borrower~~Company or any Guarantor under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) to the extent that such Contract by the terms of a restriction in favor of a Person who is not the ~~Borrower~~Company or any Guarantor, or any requirement of law, prohibits, or requires any consent or establishes any other condition for or would terminate because of an assignment thereof or a grant of a security interest therein by the ~~Borrower~~Company or a Guarantor;

provided that (i) rights under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the Uniform Commercial Code and (ii) all proceeds paid or payable to any of the ~~Borrower~~Company or any Guarantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the ~~Borrower~~Company from:

(1) contributions to its common equity capital;

(2) dividends, distributions, fees and other payments (A) from Unrestricted Subsidiaries and any of their Subsidiaries, (B) received in respect of any minority investments and (C) from any joint ventures that are not Restricted Subsidiaries; and

(3) the sale (other than to a Subsidiary of the ~~Borrower~~Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the ~~Borrower~~Company) of Equity Interest (other than Disqualified Equity Interests and preferred stock) of the ~~Borrower~~Company;

in each case to the extent designated as Excluded Contributions by the ~~Borrower~~Company pursuant to an officer’s certificate executed by the principal financial officer of the ~~Borrower~~Company.

“Excluded Equipment” means, at any date, any equipment or other assets of the ~~Borrower~~Company or any Guarantor which is subject to, or secured by, a Capitalized Lease Obligation or a purchase money obligation if and to the extent that (i) a restriction in favor of a Person who is not Holdings, the ~~Borrower~~Company or a Subsidiary contained in the agreements or documents granting or governing such Capitalized Lease Obligation or purchase money obligation prohibits, or requires any consent or establishes any other conditions for or would result in the termination of such agreement or document because of an assignment thereof, or a grant of a security interest therein, by the ~~Borrower~~Company or any Guarantor and (ii) such restriction relates only to the asset or assets acquired by the ~~Borrower~~Company or any Guarantor with the proceeds of such Capitalized Lease Obligation or purchase money obligation and attachments thereto, improvements thereof or substitutions therefor; provided that all proceeds paid or payable to any of the ~~Borrower~~Company or any Guarantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of any Capitalized Lease Obligations or purchase money obligations secured by such assets.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the ~~Borrower~~Company or a Guarantor, (b) any Subsidiary of a Guarantor that does not have total assets in excess of 1.0% of Total Assets, individually or in the aggregate with all other Subsidiaries excluded via this clause (b), (c) [reserved], (d) any Subsidiary that is prohibited by applicable Law or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) consent, approval, license or authorization

(unless such consent, approval, license or authorization has been obtained), (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, in consultation with the ~~Borrower~~Company, the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any direct or indirect Foreign Subsidiary of the ~~Borrower~~Company, (g) any not-for-profit Subsidiaries, (h) any Unrestricted Subsidiaries, (i) any Securitization Subsidiary or Subsidiary of a Securitization Subsidiary, (j) any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code, (k) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary and (l) any captive insurance subsidiaries (such Subsidiaries are listed on Schedule 1.01D).

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 11.12 and any other applicable agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and the Approved Counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Existing Letters of Credit” means those certain letters of credit set forth on Schedule 1.01H.

“Existing Revolver Tranche” has the meaning set forth in Section 2.16(b).

“Existing Term Loan Tranche” has the meaning set forth in Section 2.16(a).

“Expiring Credit Commitment” has the meaning set forth in Section 2.04(g).

“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.16(b).

“Extended Term Loans” has the meaning set forth in Section 2.16(a).

“Extending Revolving Credit Lender” has the meaning set forth in Section 2.16(c).

“Extending Term Lender” has the meaning set forth in Section 2.16(c).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning set forth in Section 2.16(d).

“Extension Election” has the meaning set forth in Section 2.16(c).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Facility” means a given Class of Initial Term Loans, Amendment No. 1 Term Loans or Incremental Term Loans, a given Refinancing Series of Refinancing Term Loans, a given Extension Series of Extended Term Loans, the Revolving Credit Facility, a given Class of Incremental Revolving Credit Commitments, a given Refinancing Series of Other Revolving Credit Commitments, a given Extension Series of Extended Revolving Credit Commitments, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code), as of the Closing Date (and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or other official administrative guidance promulgated thereunder and any intergovernmental agreements entered into in connection with the implementation thereof.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published for any day that is a Business Day, the average of the rate charged to the Administrative Agent on such day for such transactions as determined by the Administrative Agent; provided that if such rate as determined above is negative, it shall be deemed to be 0.00%.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-1 (which agreement in such form or with immaterial changes thereto the Collateral Agent is authorized to enter into) among Holdings, the ~~Borrower~~Company, the subsidiaries of the ~~Borrower~~Company from time to time party thereto, the Collateral Agent and one or more collateral agents or representatives for the holders of Indebtedness that is permitted under Section 7.03 to be, and intended to be, secured on a pari passu basis with the Obligations.

“Fixed Charges” means, with respect to the ~~Borrower~~Company and its Restricted Subsidiaries for any period, the sum of, without duplication:

(1) Consolidated Interest Expense for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from applicable governmental authority or (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments.

“Foreign Currency Denominated Loan” means any Loan incurred in any Approved Foreign Currency.

“Foreign Currency Denominated Letter of Credit” means any Letter of Credit denominated in an Approved Foreign Currency.

“Foreign Disposition” has the meaning set forth in Section 2.05(b)(xi).

“Foreign Pension Plan” means any benefit plan that under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the ~~Borrower~~Company that is not a Domestic Subsidiary.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries, as determined on a consolidated basis in accordance with GAAP in good faith by a Responsible Officer.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Credit Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (i) if the ~~Borrower~~Company notifies the Administrative Agent that the ~~Borrower~~Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the ~~Borrower~~Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the ~~Borrower~~Company or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (iii) the accounting for operating leases and financing or capital leases under GAAP as in effect on the Closing Date (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Capitalized Leases and obligations in respect thereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 10.07(i).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” means, collectively, (i) Holdings, (ii) HGVI, (iii) ~~HWHI~~[reserved], (iv) the wholly owned Domestic Subsidiaries of the ~~Borrower~~Company (other than any Excluded Subsidiary), (v) those wholly owned Domestic Subsidiaries that issue a Guaranty of the Obligations after the Closing Date pursuant to Section 6.11 or otherwise, at the option of the ~~Borrower~~Company, issues a Guaranty of the Obligations after the Closing Date ~~and~~, (vi) solely in respect of any Secured Hedge Agreement or Treasury Services Agreement to which the ~~Borrower~~Company is not a party, the Company and (vii) from and after the joinder of HGVJ as a Borrower in accordance with Section 2.18, with respect to the Obligations of HGVJ under the Loan Documents, the Company, in each case, until the Guaranty thereof is released in accordance with this Agreement.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead, radon gas, pesticides, fungicides, fertilizers, or toxic mold that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“HGVI” means Hilton Grand Vacations Inc., a Delaware corporation, and not any of its Subsidiaries or Affiliates.

“HGVJ” has the meaning set forth in Section 2.18.

“HGVJ Amendment” has the meaning set forth in Section 2.18.

“HGVJ Request” has the meaning set forth in Section 2.18.

“HGVJ Revolving Credit Lender” has the meaning set forth in Section 2.18.

“HGVJ Revolving Credit Commitments” has the meaning set forth in Section 2.18.

“HGVJ Revolving Credit Sub-Facility” has the meaning set forth in Section 2.18.

“Holdings” means Parent, if it is the direct parent of the ~~Borrower~~Company, or, if not, any Domestic Subsidiary of Parent that directly owns 100% of the issued and outstanding Equity Interests in the ~~Borrower~~Company and issues a Guarantee of the Obligations and agrees to assume the obligations of “Holdings” pursuant to this Agreement and the other Loan Documents pursuant to one or more instruments in form and substance reasonably satisfactory to the Administrative Agent.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

~~“HWHI” means Hilton Worldwide Holdings Inc., a Delaware corporation, and not any of its Subsidiaries or Affiliates.~~

“Identified Participating Lenders” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Identified Qualifying Lenders” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Immaterial Subsidiary” has the meaning set forth in Section 8.03.

“Incremental Amendment” has the meaning set forth in Section 2.14(f).

“Incremental Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).

“Incremental Lenders” has the meaning set forth in Section 2.14(c).

“Incremental Loan” has the meaning set forth in Section 2.14(b).

“Incremental Loan Request” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).

“Incremental Revolving Credit Loan” has the meaning set forth in Section 2.14(b).

“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Term Lender” has the meaning set forth in Section 2.14(c).

“Incremental Term Loan” has the meaning set forth in Section 2.14(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests;

if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of the ~~Borrower~~Company appearing upon the balance sheet of the ~~Borrower~~Company solely by reason of push-down accounting under GAAP shall be excluded; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt, (B) in the case of the ~~Borrower~~Company and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (C) exclude obligations under or in respect of Qualified Securitization Financing, Non-Capitalized Lease Obligations, operating leases or sale lease-back transactions (except any resulting Capitalized Lease Obligations). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means, with respect to any Agent or any Lender, all Taxes other than (i) Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed in lieu of net income Taxes by a jurisdiction (A) as a result of such recipient being organized in or having its principal office (or, in the case of any Lender, its applicable Lending Office) in such jurisdiction (or any political subdivision thereof), or (B) as a result of any other connection between such Lender or Agent and such jurisdiction other than any connections arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (ii) Taxes attributable to the failure by any Agent or Lender to deliver the documentation required to be delivered pursuant to Section 3.01(d), (iii) any branch profits Taxes imposed by the United States or any similar Tax, imposed by any jurisdiction described in clause (i) above, (iv) in the case of any Lender (other than an assignee pursuant to a request by the ~~Borrower~~Company under Section 3.07), any U.S. federal withholding Tax that is in effect on the date such Lender ~~becomes a party to this Agreement~~acquires an applicable interest in a Loan or Commitment, or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled immediately prior to the time of designation of a new Lending Office (or assignment) to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01, (v) any withholding Taxes imposed under FATCA, and (vi) any U.S. federal backup withholding imposed as a result of a failure by a Lender that is a United States person as defined in Section 7701(a)(30) of the Code to deliver the form described in Section 3.01(d)(i). For the avoidance of doubt, the term “Lender” for purposes of this definition shall include each L/C Issuer and Swing Line Lender.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning set forth in Section 10.08.

“Initial Term Commitment” means, as to each Term Lender, its obligation to make an Initial Term Loan to the ~~Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name in Schedule 1.01A under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14)~~Company. The initial aggregate amount of the Initial Term Commitments is $200,000,000.

“Initial Term Loans” means the term loans made by the Lenders on the Closing Date to the ~~Borrower~~Company under this Agreement in an aggregate principal amount of $200,000,000.

“Intellectual Property Security Agreements” has the meaning set forth in the Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit I.

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter or, to the extent agreed by each Lender of such Eurocurrency Rate Loan, twelve months or, to the extent agreed by the Administrative Agent, less than one month thereafter, as selected by the applicable Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person excluding, in the case of the ~~Borrower~~Company and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, but net of any return in respect of such Investment, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the applicable securities or loans are not then rated by Moody’s or S&P, an equivalent rating by any other nationally recognized statistical rating agency.

“Investors” means one or more investment funds, investment partnerships or managed accounts controlled or managed by The Blackstone Group L.P. or one or more of its Affiliates (other than any portfolio operating companies).

“IP Rights” has the meaning set forth in Section 5.17.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Joint Bookrunners” means (i) Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, SunTrust Bank and Wells Fargo Securities, LLC, in their respective capacities as joint bookrunners under this Agreement~~.~~ prior to the Amendment No. 1 Effective Date and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., MUFG, Barclays Bank PLC, Goldman Sachs Bank USA, Regions Bank, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, in their respective capacities as joint bookrunners under Amendment No. 1.

“Junior Financing” has the meaning set forth in Section 7.13(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-2 hereto (which agreement in such form or with immaterial changes thereto the Collateral Agent is authorized to enter into) between the Collateral Agent and one or more collateral agents or representatives for the holders of Permitted Ratio Debt issued or incurred pursuant to Sections 7.03 (q) or (s) that are intended to be secured on a basis junior to the Obligations. Wherever in this Agreement, an Other Debt Representative is required to become party to the Junior Lien Intercreditor Agreement, if the related Indebtedness is the initial Indebtedness incurred by the ~~Borrower~~Company or any Restricted Subsidiary to be secured by a Lien on a basis junior to the Liens securing the Obligations, then the ~~Borrower~~Company, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Other Debt Representative for such Indebtedness shall execute and deliver the Junior Lien Intercreditor Agreement.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Disbursement” means any payment made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means ~~Deutsche~~ Bank ~~AG New York Branch~~of America, N.A. and any other Lender that becomes an L/C Issuer in accordance with Sections 2.03(k), 9.09(d) or 10.07(k), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. If there is more than one L/C Issuer at any given time, the term L/C Issuer shall refer to the relevant L/C Issuers.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.03(l). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arrangers” means (i) Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, SunTrust Bank and Wells Fargo Securities, LLC, in their respective capacities as joint lead arrangers under this Agreement~~.~~ prior to the Amendment No. 1 Effective Date and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., MUFG, Barclays Bank PLC, Goldman Sachs Bank USA, Regions Bank, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, in their respective capacities as joint lead arrangers under Amendment No. 1.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of revolving loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within two Business Days after the date of such refusal or failure, unless such Lender notifies the Administrative Agent in writing that such refusal or failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent shall be specifically identified in writing) has not been satisfied; (ii) the failure of any Lender to pay over to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder within two business days of the date when due, unless subject to a good faith dispute; (iii) a Lender has notified the ~~Borrower~~Company or the Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations, under the Revolving Credit Facility or under other agreements generally in which it commits to extend credit; (iv) a Lender has failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under the Revolving Credit Facility (provided that such Lender shall cease to be a Defaulting Lender upon the Administrative Agent’s receipt of such confirmation in form and substance reasonably satisfactory to the Administrative Agent); or (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event or a ~~Bail-in~~Bail-In Action. Any determination by the Administrative Agent that a Lender Default has occurred under any one or more of clauses (i) through (v) above shall be conclusive and binding absent manifest error, and the applicable Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the ~~Borrower~~Company, each L/C Issuer, each Swing Line Lender and each Lender.

“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the ~~Borrower~~Company and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder. A Letter of Credit may be issued in any Approved Currency.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Issuance Request” means a letter of credit request substantially in the form of Exhibit B.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBOR” has the meaning set forth in the definition of “Eurocurrency Rate.”

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“License Agreement” means the License Agreement, to be dated on or prior to the Spin-Off Date, containing substantially the terms described in the Senior Unsecured Notes Offering Memorandum, by and between Hilton Worldwide Holdings Inc. and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the Lenders when taken as a whole, as compared to the License Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall a Non-Capitalized Lease Obligation be deemed to constitute a Lien.

“Loan” means an extension of credit by a Lender to ~~the~~a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loan and any extensions of credit under any Revolving Commitment Increase).

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Intercreditor Agreement to the extent then in effect, (v) each Letter of Credit Issuance Request and (vi) any Refinancing Amendment, Incremental Amendment or Extension Amendment.

“Loan Parties” means, collectively, Holdings, the ~~Borrower~~Company and each Subsidiary Guarantor.

“Management Stockholders” means the members of management of HGVI, Holdings, the ~~Borrower~~Company or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of HGVI on the date of the declaration of a Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the ~~Borrower~~Company and its Restricted Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Borrowers and the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which ~~the~~any Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the rights and remedies available to the Lenders or any Agent under any Loan Document.

“Maturity Date” means (i) with respect to the ~~Initial~~Amendment No. 1 Term Loans and the Revolving Credit Commitments, the ~~earlier of (1) the~~ date that is five years after the ~~Closing Date and (2) if the Spin-Off Transaction has not occurred on or prior to such date in accordance with the Spin-off Requirements, the date that is 135 days after the Closing~~Amendment No. 1 Effective Date, (ii) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Request accepted by the respective Lender or Lenders,(iii) with respect to any Refinancing Term Loans or Other Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (iv) with respect to any Incremental Term Loans or Incremental Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.

“Maximum Rate” has the meaning set forth in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“MUFG” shall mean MUFG Bank, Ltd., MUFG Union Bank, N.A., MUFG Securities Americas Inc. and/or any of their affiliates as MUFG shall determine to be appropriate to provide the services contemplated herein.

“Multiemployer Plan” means any employee benefit plan of the type described in Sections 3(37) or 4001(a)(3) of ERISA, to which the ~~Borrower~~Company, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years, has made or been obligated to make contributions.

“Net Proceeds” means:

(a) 100% of the aggregate cash proceeds received by the ~~Borrower~~Company or any of the Restricted Subsidiaries in respect of any Disposition or Casualty Event, net of the direct costs relating to such Disposition or Casualty Event, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other customary fees and expenses, including title and recordation expenses and taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than a Lien that ranks pari passu with or subordinated to the Liens securing the Obligations) on such assets and required (other than Indebtedness under the Loan Documents) to be paid (and is timely repaid) as a result of such transaction and any deduction of appropriate amounts to be provided by the ~~Borrower~~Company or any of its Restricted Subsidiaries as a reserve in accordance with

GAAP against any liabilities (other than any taxes deducted pursuant to the foregoing) associated with the asset disposed of in such transaction and retained by the ~~Borrower~~Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided that in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof attributable to minority interests and not available for distribution to or for the account of the ~~Borrower~~Company or a wholly-owned Restricted Subsidiary may be deducted from such Net Proceeds; provided further that if no Default exists, the ~~Borrower~~Company may reinvest any portion of such proceeds in assets useful for its business (which shall include any Investment permitted by this Agreement) within 12 months of such receipt and such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so reinvested or contractually committed to be so reinvested (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within 18 months of initial receipt, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso; it being further understood that such proceeds shall constitute Net Proceeds notwithstanding any investment notice if there is a Specified Default at the time of a proposed reinvestment unless such proposed reinvestment is made pursuant to a binding commitment entered into at a time when no Specified Default was continuing); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds (x) unless such proceeds shall exceed $50,000,000 and (y) the aggregate net proceeds excluded under clause (x) exceeds $75,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount in clauses (x) or (y) shall constitute Net Proceeds under this clause (a)), and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the ~~Borrower~~Company or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the ~~Borrower~~Company or any Restricted Subsidiary shall be disregarded.

“Non-Capitalized Lease Obligation” means a lease obligation that is not a Capitalized Lease Obligation.

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Expiring Credit Commitment” has the meaning set forth in Section 2.04(g).

“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).

“Not Otherwise Applied” means, with reference to any amount of Net Proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), (b) was not previously (and is not concurrently being) applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose and (c) was not utilized pursuant to Section 8.05. The ~~Borrower~~Company shall promptly notify the Administrative Agent of any application of such amount as contemplated by (b) above.

“Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party ~~and its Restricted Subsidiaries~~ or Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or ~~Restricted Subsidiary~~Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of any Loan Party or any Restricted Subsidiary arising under any Secured Hedge Agreement or any Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Borrowers and the Loan Parties under the Loan Documents ~~(and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents)~~ include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or Borrower under any Loan Document and (b) the obligation of any Loan Party or Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or Borrower. Notwithstanding the foregoing, the obligations of the ~~Borrower~~Company or any Restricted Subsidiary under any Secured Hedge Agreement or any Treasury Services Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. Notwithstanding the foregoing, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.

“Odawara P&S Agreement” means that certain real estate purchase and sale agreement dated December 21, 2016 as amended by the amendment agreement dated on January 26, 2018 concerning the sale by Odawara Hilton Co., Ltd. to HGVJ of certain real estate located in Odawara, Kanagawa Prefecture, Japan and related land and building acquisitions in connection with the development of HGVJ’s business in such real estate.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offered Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Offered Discount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(ii).

“Other Debt Representative” means, with respect to any series of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Other Revolving Credit Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding Principal Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding Principal Amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in an Approved Foreign Currency, the rate of interest per annum at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Ownership Business” has the meaning assigned to such term in the Distribution Agreement.

“Ownership Capitalization” means the transactions which upon consummation thereof will result in the ~~Borrower~~Company holding, directly or indirectly, all of the Equity Interests of Hilton Resorts Corporation, a Delaware corporation, and all or substantially all of the assets and operations of the Timeshare Business.

“Parent” has the meaning set forth in the introductory paragraph to this Agreement.

“Participant” has the meaning set forth in Section 10.07(f).

“Participant Register” has the meaning set forth in Section 10.07(f).

“Participating Lender” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower, any Loan Party or any ERISA Affiliate or to which any Borrower, any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six years.

“Perfection Certificate” means a certificate in the form of Exhibit H hereto or any other form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Permitted Acquisition” has the meaning set forth in Section 7.02(i).

“Permitted First Priority Refinancing Debt” means any Permitted First Priority Refinancing Notes and any Permitted First Priority Refinancing Loans.

“Permitted First Priority Refinancing Loans” means any Credit Agreement Refinancing Indebtedness in the form of secured loans incurred by the ~~Borrower~~Company in the form of one or more tranches of loans not under this Agreement; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of Holdings, the ~~Borrower~~Company or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Loan Parties or (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) on or prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred or issued.

“Permitted First Priority Refinancing Notes” means any Credit Agreement Refinancing Indebtedness in the form of secured Indebtedness (including any Registered Equivalent Notes) incurred by the ~~Borrower~~Company in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of Holdings, the ~~Borrower~~Company or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Loan Parties, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) on or prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred or issued, (iv) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (v) an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means each of (x) the Investors and (y) the Management Stockholders ~~(provided that if the Management Stockholders own beneficially or of record more than fifteen percent (15%) of the outstanding voting stock of Holdings in the aggregate, they shall be treated as Permitted Holders of only fifteen percent (15%) of the outstanding voting stock of Holdings at such time).~~.

“Permitted Intercompany Activities” means any transactions between or among the ~~Borrower~~Company and its Subsidiaries (for the avoidance of doubt, including Unrestricted Subsidiaries) that are entered into in the ordinary course of business of the ~~Borrower~~Company and its Subsidiaries and, in the good faith judgment of the ~~Borrower~~Company are necessary or advisable in connection with the ownership or operation of the business of the ~~Borrower~~Company and its Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) HHonors, Hilton Grand Vacations Club and similar customer loyalty and rewards programs.

“Permitted Other Debt Conditions” means that such applicable debt (i) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case on or prior to the Latest Maturity Date at the time such Indebtedness is incurred, (ii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, and (iii) to the extent secured, the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent).

“Permitted Ratio Debt” means Indebtedness of the ~~Borrower~~Company or any Restricted Subsidiary so long as immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof (but without netting the proceeds thereof) (i) no Event of Default shall be continuing or result therefrom (~~ii) the Borrower~~ or if the proceeds of such Indebtedness are being used to finance a Permitted Acquisition, no Event of Default under Sections 8.01(a) or (f) shall be continuing or result therefrom), (ii) the Company and its Restricted Subsidiaries are in compliance with the covenants set forth in Section 7.11, determined on a Pro Forma Basis as of the date of incurrence of such Indebtedness and with respect to any revolving commitment, assuming a borrowing of the maximum amount of Indebtedness available thereunder and (iii) (x) if such Indebtedness is secured on a pari passu basis with the Facilities, the Consolidated First Lien Net Leverage Ratio is no greater than ~~0.25~~1.00:1.00 (or if such Indebtedness is incurred in connection with a Permitted Acquisition, no greater than the greater of (1) 1.00:1.00 and (2) the Consolidated First Lien Net Leverage Ratio immediately prior to the consummation of such Permitted Acquisition) and (y) if such Indebtedness is secured on a junior basis to the Facilities, the Consolidated Total Net Leverage Ratio is no greater than ~~1.1~~2.00:1.00 (or if such Indebtedness is incurred in connection with a Permitted Acquisition, no greater than the greater of (1) 2.00:1.00 and (2) the Consolidated Total Net Leverage Ratio immediately prior to the consummation of such Permitted Acquisition); provided that, such Indebtedness shall (A) in the case of clause (x) above, have a maturity date that is after the Latest Maturity Date at the time such Indebtedness is incurred, and in the case of clause (y) above, have a maturity date that is at least ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (B) in the case of clause (x) above, have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities and, in the case of clause (y) above, shall not be subject to scheduled amortization prior to maturity, (C) if such Indebtedness is incurred or guaranteed on a secured basis by a Loan Party, be subject to the Junior Lien Intercreditor Agreement and, if the Indebtedness is secured on a pari passu basis with the Facilities, be subject to the First Lien Intercreditor Agreement and (D) have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the ~~Borrower~~Company are not materially less favorable (when taken as a whole) to the ~~Borrower~~Company than the terms and conditions of the Loan Documents (when taken as a whole) (provided that a certificate of the ~~Borrower~~Company as to the satisfaction of the conditions described in this clause (D) delivered at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the ~~Borrower~~Company has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (D), shall be conclusive unless the Administrative Agent notifies the ~~Borrower~~Company within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided, further, that any such Indebtedness incurred pursuant to clauses (x) or (y) above by a Restricted Subsidiary that is not a Loan Party, together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Sections 7.03(g), 7.03(q) or 7.03(w), does not exceed in the aggregate at any time outstanding the greater of (1) $~~60,000,000~~125,000,000 and (2) 4.25% of Total Assets~~.~~; provided, further, that if the Company has made a Qualified Acquisition Election, solely with respect to the fiscal quarter in which such Qualified Acquisition is consummated and each of the next succeeding three (3) fiscal quarters, the applicable Consolidated First Lien Net Leverage Ratio for the purposes of clause (iii)(x) (but not, for the avoidance of doubt, clause (iii)(x)(2)) of this definition shall be increased from 1.00:1.00 to 1.50:1.00 and the applicable Consolidated Total Net Leverage Ratio for the purposes of clause (iii)(y) (but not, for the avoidance of doubt, clause (iii)(y)(2)) of this definition shall be increased from 2.00:1:00 to 2.50:1.00.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (ii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (iii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to an Intercreditor Agreement, the holders of such modified, refinanced, refunded, renewed, replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to such Intercreditor Agreement.

“Permitted Second Priority Refinancing Debt” means Credit Agreement Refinancing Indebtedness constituting secured Indebtedness (including any Registered Equivalent Notes) incurred by the ~~Borrower~~Company in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings, the ~~Borrower~~Company or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness,” (iii) an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to the Junior Lien Intercreditor Agreement as a “Second Priority Representative” thereunder, and (iv) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Debt” means Credit Agreement Refinancing Indebtedness in the form of unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the ~~Borrower~~Company in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PHRI” means Park Hotels & Resorts Inc., a Delaware corporation.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by any Borrower or any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.02.

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity” has the meaning set forth in the Security Agreement.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the first anniversary of the date on which such Permitted Acquisition or conversion is consummated.

“Prime Rate” means the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the ~~Borrower~~Company.

“Principal Amount” means (i) the stated or principal amount of each Dollar Denominated Loan or Dollar Denominated Letter of Credit or L/C Obligation with respect thereto, as applicable, and (ii) the Dollar Equivalent of the stated or principal amount of each Foreign Currency Denominated Loan and Foreign Currency Denominated Letter of Credit or L/C Obligation with respect thereto, as the context may require.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the ~~Borrower~~Company, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the ~~Borrower~~Company in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the ~~Borrower~~Company and the Restricted Subsidiaries; provided that (i) at the election of the ~~Borrower~~Company, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $25,000,000, and (ii) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the ~~Borrower~~Company or any division, product line, or facility used for operations of the ~~Borrower~~Company or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the ~~Borrower~~Company or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the ~~Borrower~~Company in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the ~~Borrower~~Company and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment; provided, further, that when calculating (i) the Consolidated Total Net Leverage Ratio for purposes of the definition of “Applicable Rate” and (ii) Consolidated First Lien Net Leverage Ratio or Consolidated Interest Coverage Ratio for purposes of determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with Section 7.11, the events that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In the event any fixed “dollar baskets” (other than, for the avoidance of doubt, the Revolving Credit Facility) are intended to be utilized together with any incurrence ratio-based “baskets” in a single transaction or series of related transactions, (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of Indebtedness or any other applicable transaction or action to be incurred under any incurrence ratio-based “baskets” shall first be calculated without giving effect to amounts being utilized pursuant to any fixed “baskets” under the same covenant, but giving full pro forma effect to all applicable and related transactions as permitted hereunder (including, subject to the foregoing with respect to fixed “dollar baskets,” any incurrence and repayments of Indebtedness) and all other permitted Pro Forma Adjustments and (ii) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any fixed “dollar baskets” shall be calculated.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 6.02.

“Qualified Acquisition” means any Permitted Acquisition in which the target that is the subject of such Permitted Acquisition represents at least 5% of the Total Assets of the Company on a Pro Forma Basis.

“Qualified Acquisition Election” has the meaning set forth in Section 7.11.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into an agreement pursuant to the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-4 or Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Equity Interests of any Person engaged in, a Similar Business.

“Qualified Securitization Financing” means (a) any timeshare financing receivable backed notes (such as notes issued by Hilton Grand Vacations Trust 2013-A pursuant to the indenture, dated as of August 8, 2013, between Hilton Grand Vacations Trust 2013-A, as issuer, and Wells Fargo Bank, National Association, as indenture trustee) and similar note issuances, in each case, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection therewith) to the ~~Borrower~~Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary), (b) any timeshare financing receivable backed credit facility (such as the Timeshare Facility) and similar financings, in each case, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection therewith) to the ~~Borrower~~Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) and similar facilities and (c) any other Securitization Financing of a Securitization Subsidiary that meets the following conditions: (I)(x) the board of directors or management of the ~~Borrower~~Company shall have determined in good faith that such Securitization Financing is in the aggregate economically fair and reasonable to the ~~Borrower~~Company and (y) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the ~~Borrower~~Company) or (II) constitutes a receivables or payables financing or factoring facility.

“Qualifying Lender” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Rating Agencies” means Moody’s and S&P.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property (including, without limitation, any vacation ownership intervals) owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Refinanced Debt” has the meaning set forth in the definition of Credit Agreement Refinancing Indebtedness.

“Refinancing” means the repayment in full of all third party Indebtedness of the ~~Borrower~~Company and its Subsidiaries existing prior to the consummation of the Spin-Off Transaction (other than existing financing or capital leases and letters of credit and any Indebtedness of the ~~Borrower~~Company and its Subsidiaries set forth on Schedule 7.03(b)) with the proceeds of the Initial Term Loans, the Revolving Credit Loans and the termination and release of all commitments, security interests and guarantees in connection therewith.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the ~~Borrower~~Borrowers, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.

“Refinancing Term Commitments” means one or more Classes of Term Commitments hereunder that are established to fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of Term Loans hereunder that result from a Refinancing Amendment.

“Register” has the meaning set forth in Section 10.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating in into, onto or through the Environment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Issuance Request, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Class Lenders” means, with respect to any Class on any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the outstanding Loans under such Class held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Class Lenders.

“Required Facility Lenders” mean, as of any date of determination, with respect to any Facility, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party, ~~HWHI~~a Borrower or HGVI and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party, ~~HWHI~~such Borrower or HGVI, as applicable. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party, ~~HWHI~~a Borrower or HGVI shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party, ~~HWHI~~such Borrower or HGVI, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party, ~~HWHI~~such Borrower or HGVI, as applicable.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the ~~Borrower~~Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the ~~Borrower’s~~Company’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the ~~Borrower~~Company other than an Unrestricted Subsidiary. If HGVJ is joined as a Borrower in accordance with Section 2.18, the term “Restricted Subsidiary” shall include HGVJ.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Approved Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Approved Currency pursuant to Section 2.02 and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Approved Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Approved Currency and (iv) such additional dates as the Administrative Agent or an L/C Issuer shall determine or the Required Lenders shall require.

“Reversion Date” has the meaning set forth in Article VII.

“Revolver Extension Request” has the meaning set forth in Section 2.16(b).

“Revolver Extension Series” has the meaning set forth in Section 2.16(b).

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same Approved Currency, and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the ~~Borrower~~Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate Principal Amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Amendment No. 1 Revolving Credit Commitments” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $200,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $800,000,000 on the Amendment No. 1 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the outstanding Principal Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the amount of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have terminated, Revolving Credit Exposure.

“Revolving Credit Loans” means any Revolving Credit Loan made pursuant to Section 2.01(b), Incremental Revolving Credit Loans, Other Revolving Credit Loans or Extended Revolving Credit Loans, as the context may require.

“Revolving Credit Note” means a promissory note of the applicable Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit D-2 hereto, evidencing the aggregate Indebtedness of the applicable Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the applicable Borrower.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanction(s)” means any international economic sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between the ~~Borrower~~Company or any Restricted Subsidiary and any Approved Counterparty.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, any Approved Counterparty party to a Secured Hedge Agreement or Treasury Services Agreement, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means the accounts receivable, financing receivables, other receivables, royalty or other revenue streams and other rights to payment and any other assets related thereto subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the ~~Borrower~~Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the ~~Borrower~~Company or any of its Restricted Subsidiaries sells or grants a security interest in Securitization Assets to, or for the benefit of, either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its or grants a security interests in Securitization Assets to, or for the benefit of, a Person that is not a Restricted Subsidiary.

“Securitization Subsidiary” means (i) each Subsidiary of the ~~Borrower~~Company listed on Schedule 1.01E and (ii) any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Financing and other activities reasonably related thereto.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit G, dated as of the Closing Date, among Holdings, the ~~Borrower~~Company, certain subsidiaries of the ~~Borrower~~Company and the Collateral Agent.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Senior Unsecured Notes” means $300,000,000 in aggregate principal amount of the ~~Borrower’s~~Company’s 6.50% senior unsecured notes due 2024 issued pursuant to the Senior Unsecured Notes Indenture.

“Senior Unsecured Notes Documents” means the Senior Unsecured Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes, the notes purchase agreement and the registration rights agreements).

“Senior Unsecured Notes Indenture” means the Indenture for the Senior Unsecured Notes, dated as of October 21, 2016, among Hilton Grand Vacations Borrower LLC and Hilton Grand Vacations Borrower Inc., as the issuers, the guarantors listed therein and Wilmington Trust, National Association, as trustee, as amended or supplemented from time to time.

“Senior Unsecured Notes Offering Memorandum” means the offering memorandum, dated November 18, 2016, relating to the sale of the Senior Unsecured Notes.

“Similar Business” means (1) any business conducted or proposed to be conducted by the ~~Borrower~~Company or any of its Restricted Subsidiaries on the Closing Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the ~~Borrower~~Company and its Restricted Subsidiaries are engaged or propose to be engaged on the Closing Date.

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the applicable Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit M-6.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit M-7, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning set forth in Section 10.07(i).

“Specified Default” means a Default under Section 8.01(a), (f) or (g).

“Specified Discount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit M-8.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit M-9, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Proration” has the meaning set forth in Section 2.05(a)(v)(B)(3).

“Specified Equity Contribution” means any cash contribution to the common equity of Holdings and/or any purchase or investment in an Equity Interest of Holdings other than Disqualified Equity Interests.

“Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.12).

“Specified Representations” means those representations and warranties made by the ~~Borrower~~Company in Sections 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.02(b)(iii) (to the extent such conflict has not resulted in a Material Adverse Effect (as such term or similar definition is defined in the main transaction agreement governing the applicable Permitted Acquisition), 5.04, 5.13, 5.18, 5.20 and 5.21).

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Revolving Commitment Increase in respect of which the terms of this Agreement require any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that a Revolving Commitment Increase, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.

“Spin-Off Date” means the date on which the Spin-Off Transaction is consummated.

~~“Spin-Off Requirements” shall have the meaning set forth in Section 4.02(iv).~~

“Spin-Off Transaction” means, collectively, the transactions, substantially on the terms described in the Senior Unsecured Notes Offering Memorandum, which upon consummation thereof, will result in (a) PHRI holding directly or indirectly all or substantially all of the Ownership Business and (b) HGVI holding directly or indirectly all or substantially all of the Timeshare Business, and which will be completed by the distribution by Hilton Worldwide Holdings Inc. to its stockholders of shares of each of PHRI and HGVI on a pro rata basis, and all related transactions, including the Ownership Capitalization and the Transactions.

~~“Spot Exchange Rate” shall have the meaning provided in the definition of “Dollar Equivalent.”~~

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. New York City time on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Approved Currency.

“Sterling” and “£” mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

“Stockholders Agreement” means the Stockholders Agreement, to be dated on or prior to the Spin-Off Date, containing substantially the terms described in the Senior Unsecured Notes Offering Memorandum, by and among Hilton Worldwide Holdings Inc., HGVI, the Blackstone Entities (as defined therein) and the other parties thereto, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the Lenders when taken as a whole, as compared to the Stockholders Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Submitted Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Submitted Discount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the ~~Borrower~~Company. For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Agreement, regardless of whether such entity is consolidated on Holdings’ or any Restricted Subsidiary’s financial statements.

“Subsidiary Guarantor” means any Guarantor other than Holdings~~, HWHI~~ and HGVI.

“Successor Company” has the meaning set forth in Section 7.04(d).

“Supplemental Agent” has the meaning set forth in Section 9.14(a) and “Supplemental Agents” shall have the corresponding meaning.

“Support and Services Agreement” means the management services or similar agreements between certain of the management companies associated with one or more of the Investors or their advisors, if applicable, and HGVI (and/or its direct or indirect parent companies), as in effect from time to time; provided that any management, monitoring, consulting and advisory fees payable in advance by HGVI (and/or its direct or indirect parent companies) and its Restricted Subsidiaries shall not exceed an amount equal to 2.0% of Consolidated EBITDA for such fiscal year.

“Suspended Covenants” has the meaning set forth in Article VII.

“Suspension Period” has the meaning set forth in Article VII.

“Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.

“Swing Line Lender” means (i) Deutsche Bank AG New York Branch~~,~~ (immediately prior the Amendment No. 1 Effective Date) and (ii) Bank of America, N.A. (as of the Amendment No. 1 Effective Date), in each case in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning set forth in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit C.

“Swing Line Note” means a promissory note of the ~~Borrower~~Company payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit D-3 hereto, evidencing the aggregate Indebtedness of the ~~Borrower~~Company to the Swing Line Lender resulting from the Swing Line Loans.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Tax Group” has the meaning set forth in Section 7.06(i).

“Tax Matters Agreement” means the Tax Matters Agreement, to be dated on or prior to the Spin-Off Date, containing substantially the terms described in the Senior Unsecured Notes Offering Memorandum, by and among Hilton Worldwide Holdings Inc., PHRI and HGVI and the other parties thereto, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the Lenders when taken as a whole, as compared to the Tax Matters Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Taxes” has the meaning set forth in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a), an Incremental Amendment, a Refinancing Amendment or an Extension.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the ~~Borrower~~Company hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loans” means any Initial Term Loans, Amendment No. 1 Term Loans or any Incremental Term Loan, Refinancing Term Loan or Extended Term Loan designated as a “Term Loan”, as the context may require.

“Term Loan Extension Request” has the meaning set forth in Section 2.16(a).

“Term Loan Extension Series” has the meaning set forth in Section 2.16(a).

“Term Loan Increase” has the meaning set forth in Section 2.14(a).

“Term Note” means a promissory note of the ~~Borrower~~Company payable to any Term Lender or its registered assigns, in substantially the form of Exhibit D-1 hereto, evidencing the aggregate Indebtedness of the ~~Borrower~~Company to such Term Lender resulting from the Term Loans of each Class made by such Term Lender.

“Test Period” means, for any date of determination under this Agreement, the latest four consecutive fiscal quarters of the ~~Borrower~~Company for which financial statements have been delivered to the Administrative Agent on or prior to the Closing Date and/or for which financial statements are required to be delivered pursuant to Section 6.01, as applicable.

“Threshold Amount” means $75,000,000.

“Timeshare Business” has the meaning assigned to such term in the Distribution Agreement.

“Timeshare Facility” means the Receivables Loan Agreement, dated as of May 9, 2013, among Hilton Grand Vacations Trust I LLC, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, the persons from time to time party thereto as conduit lenders, the financial institutions from time to time party thereto as committed lenders, the financial institutions from time to time party thereto as managing agents, and Deutsche Bank Securities Inc., as administrative agent and structuring agent, as amended, restated, supplemented, refinanced or replaced or otherwise modified from time to time.

“Timeshare Loans” means loans made by the ~~Borrower~~Company or any of its Subsidiaries to consumers in connection with their purchase of vacation ownership intervals from (i) the ~~Borrower~~Company or one of its Subsidiaries ~~and~~or (ii) third party developers under “fee-for-service” arrangements in an HGVI club or HGVI branded residential unit, in each case evidenced by a promissory note secured by points earned under the Hilton Grand Vacations Club or similar customer loyalty and rewards programs or a fee simple interest in a residential unit.

“Total Assets” means the total assets of the ~~Borrower~~Company and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Holdings delivered pursuant to Sections 6.01(a) or (b).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Agreements” means collectively, the Distribution Agreement, the Employee Matters Agreement, the License Agreement, the Stockholders Agreement, the Tax Matters Agreement, the Transition Services Agreement and each other instrument or agreement to be entered into in connection with, or as contemplated by, the Spin-Off Transaction.

“Transaction Expenses” means any fees or expenses incurred or paid by HGVI, the Parent, the ~~Borrower~~Company or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions related to the Facilities and any original issue discount or upfront fees), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the funding of the Initial Term Loans on the Closing Date and the execution and delivery of Loan Documents entered into on the Closing Date, (b) the Refinancing, (c) the issuance of the Senior Unsecured Notes and (d) the payment of Transaction Expenses.

“Transferred Guarantor” has the meaning set forth in Section 11.10.

“Transition Services Agreement” means the Master Transition Services Agreement, to be dated on or prior to the Spin-Off Date, containing substantially the terms described in the Senior Unsecured Notes Offering Memorandum, by and among Hilton Worldwide Holdings Inc., PHRI and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the Lenders when taken as a whole, as compared to the Transition Services Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Treasury Services Agreement” means any agreement between the ~~Borrower~~Company or any Subsidiary and any Approved Counterparty relating to treasury, depository, credit card, debit card, stored value cards, purchasing or procurement cards and cash management services or automated clearinghouse transfer of funds or any similar services.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Unaudited Financial Statements” means the unaudited condensed consolidated balance sheets of Hilton Resorts Corporation as of September 30, 2016 and June 30, 2016 and related condensed consolidated statements of operations, cash flows and parent equity (deficit) for Hilton Resorts Corporation for the nine months ended September 30, 2016 and for the six months ended June 30, 2016 and June 30, 2015, in each case, adjusted to give effect to the Spin-Off Transactions.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” means a certificate substantially in the form of Exhibits K-1, K-2, K-3 and K-4 hereto, as applicable.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of the ~~Borrower~~Company listed on Schedule 1.01F, (ii) any Subsidiary of the ~~Borrower~~Company designated by the board of managers of the ~~Borrower~~Company as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756, as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” and “¥” mean lawful money of Japan.

“Yen Sublimit” means an amount equal to the lesser of (a) $250,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Yen Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

SECTION 1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(h) For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time and (c) such action shall be deemed to be permitted, in each case, if such action would otherwise be permitted under Section 7.04 and Section 7.05 hereunder.

SECTION 1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio and Consolidated Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

SECTION 1.04 Rounding.

Any financial ratios required to be maintained by the ~~Borrower~~Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

SECTION 1.05 References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07 Timing of Payment or Performance.

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08 Additional Approved Currencies.

(a) The Company may from time to time request that Eurocurrency Rate Revolving Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Approved Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available, freely transferable and readily convertible into Dollars in the London interbank market. Such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall also be subject to the approval of the applicable L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York time), fifteen (15) Business Days prior to the date of the desired Borrowing or issuance of a Letter of Credit (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Revolving Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall also promptly notify the applicable L/C Issuer thereof. Each Revolving Credit Lender and the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York time), ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Revolving Credit Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or L/C Issuer, as the case may be, to permit Eurocurrency Rate Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Eurocurrency Rate Revolving Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Approved Currency hereunder for purposes of any Borrowing of Eurocurrency Rate Revolving Loans; and if the applicable L/C Issuer also consents to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Approved Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Company.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01 The Loans.

(a) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the ~~Borrower~~Company on the ~~Closing~~Amendment No. 1 Effective Date loans denominated in Dollars in an aggregate amount not to exceed the amount of such Term Lender’s ~~Initial~~Amendment No. 1 Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make revolving credit loans denominated in an Approved Currency to the ~~Borrower~~Borrowers from its applicable Lending Office (each such loan, a “Revolving Credit Loan”) from time to time as elected by the applicable Borrower pursuant to Section 2.02, on any Business Day during the period from the Closing Date until the Maturity Date with respect to such Revolving Credit Lender’s applicable Revolving Credit Commitment, in an aggregate Principal Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment at such time; provided that after giving effect to any Revolving Credit Borrowing, (i) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment and (ii) the aggregate Outstanding Amount of Revolving Credit Loans and L/C Obligations denominated in Yen does not exceed the Yen Sublimit. Within the limits of each Lender’s Revolving Credit Commitments, and subject to the other terms and conditions hereof, the ~~Borrower~~Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans denominated in Dollars may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

SECTION 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than ~~1:00 p.m.~~12:00 noon New York City time (i) three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in subclause (i) above may be delivered no later than one (1) Business Day prior to the Closing Date in the case of initial Credit Extensions denominated in Dollars. Each telephonic notice by the applicable Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Except as provided in Section 2.14(a), each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum principal amount of (A) if such Eurocurrency Rate Loan is denominated in Dollars, $~~2,000,000~~5,000,000, or a whole multiple of $1,000,000 in excess thereof, (B) if such Eurocurrency Rate Loan is denominated in Sterling, £1,000,000, or a whole multiple of £500,000 in excess thereof, (C) if such Eurocurrency Rate Loan is denominated in euros, €2,000,000, or a whole multiple of €1,000,000 in excess thereof, and (D) if such Eurocurrency Rate Loan is denominated in Yen, ¥2,000,000,000, or a whole multiple of

¥1,000,000,000 in excess thereof. Except as provided in Sections 2.03(c), 2.04(c), 2.14(a) or the last sentence of this paragraph, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Term Borrowing of a particular Class, a Revolving Credit Borrowing, a conversion of Term Loans of any Class or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans of a Class or Revolving Credit Loans are to be converted, (v) in the case of a Revolving Credit Borrowing, the relevant Approved Currency in which such Revolving Credit Borrowing is to be denominated and (vi) if applicable, the duration of the Interest Period with respect thereto. If the applicable Borrower fails to specify an Approved Currency of a Loan in a Committed Loan Notice, such Loan shall be made in Dollars. If the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as or converted to (x) in the case of any Loan denominated in Dollars, Base Rate Loans or (y) in the case of any Loan denominated in an Approved Foreign Currency, Eurocurrency Rate Loans in the Approved Currency having an Interest Period of one month, as applicable. Any such automatic conversion to Base Rate Loans or one-month Eurocurrency Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. No Loan may be converted into or continued as a Loan denominated in another Approved Currency, but instead must be prepaid in the original Approved Currency or reborrowed in another Approved Currency.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and Approved Currency) of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the applicable Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans in any Approved Currency may be converted to or continued as Eurocurrency Rate Loans and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Approved Foreign Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ~~ten~~fifteen (~~10~~15) Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

SECTION 2.03 Letters of Credit.

(a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date to issue Letters of Credit at sight denominated in any Approved Currency for the account of the ~~Borrower~~Company or any Subsidiary of the ~~Borrower~~Company and to amend, renew or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment ~~or~~, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (z) the aggregate Outstanding Amount of Revolving Credit Loans and L/C Obligations denominated in Yen would exceed the Yen Sublimit. In addition, the face amount of outstanding Letters of Credit issued by any L/C Issuer shall not exceed such L/C Issuer’s Applicable L/C Fronting Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the ~~Borrower’s~~Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the ~~Borrower~~Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed L/C Obligations, and from and after the Amendment No. 1 Effective Date shall be subject to and governed by the terms and conditions hereof.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve, liquidity or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (1) each Appropriate Lender has approved of such expiration date or (2) the L/C Issuer thereof has approved of such expiration date and the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to such L/C Issuer;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

(E) the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency; or

(F) any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the ~~Borrower~~Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and any Letter of Credit Issuance Request (and any other document, agreement or instrument entered into by such L/C Issuer and the ~~Borrower~~Company or in favor of such L/C Issuer) pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the ~~Borrower~~Company delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Issuance Request, appropriately completed and signed by a Responsible Officer of the ~~Borrower~~Company or his/her delegate or designee. Such Letter of Credit Issuance Request must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. (New York City time) at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such other date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Issuance Request shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the relevant Approved Currency in which such Letter of Credit is to be denominated; (d) the expiry date thereof; (e) the name and address of the beneficiary thereof; (f) the documents to be presented by such beneficiary in case of any drawing thereunder; (g) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Issuance Request shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Issuance Request, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Issuance Request from the ~~Borrower~~Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the ~~Borrower~~Company or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Letter of Credit.

(iii) If the ~~Borrower~~Company so requests in any applicable Letter of Credit Issuance Request, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a number of days (the “Non-Extension Notice Date”) prior to the last day of such twelve month period to be agreed upon by the relevant L/C Issuer and the ~~Borrower~~Company at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the ~~Borrower~~Company shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the ~~Borrower~~Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the ~~Borrower~~Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the ~~Borrower~~Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Approved Foreign Currency, the ~~Borrower~~Company shall reimburse the L/C Issuer in such Approved Currency, unless the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Approved Foreign Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 1:00 p.m. (New York City time), in the case of a drawing in Dollars, or 2:00 p.m. (London time) (or, if earlier, 9:00 a.m. New York City time), in the case of a drawing in an Approved Foreign Currency, on (1) the next Business Day immediately following any payment by an L/C Issuer under a Letter of Credit that the ~~Borrower~~Company receives notice thereof (each such date, an “Honor Date”), the ~~Borrower~~Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in the relevant Approved Currency; provided that the ~~Borrower~~Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Credit Borrowing under the Revolving Credit Facility or a Swing Line Borrowing under the Swing Line Facility in an equivalent amount and, to the extent so financed, the ~~Borrower’s~~Company’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Borrowing or Swing Line Borrowing, as applicable. In the event that (x) a drawing denominated in an Approved Foreign Currency is to be reimbursed in Dollars pursuant to the first sentence of this Section 2.03(c)(i) and (y) the Dollar amount paid by the ~~Borrower~~Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the applicable Approved Foreign Currency equal to the drawing, the ~~Borrower~~Company agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Approved Currency in the full amount of the drawing. If the ~~Borrower~~Company fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, the ~~Borrower~~Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans or Eurocurrency Rate Loans, as applicable, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 2:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan or Eurocurrency Rate Loan, as applicable, to the ~~Borrower~~Company in such amount. The Administrative Agent shall promptly remit the funds so received to the relevant L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans or Eurocurrency Rate Loans, as applicable, because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the ~~Borrower~~Company shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest (which begins to accrue upon funding by the L/C Issuer) at the Default Rate for Revolving Credit Loans. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the ~~Borrower~~Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the ~~Borrower~~Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the ~~Borrower~~Company to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the ~~Borrower~~Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement hereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent or the L/C Issuer, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

(e) Obligations Absolute. The obligation of the ~~Borrower~~Company to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;

(vi) any adverse change in the relevant exchange rates or in the availability of the relevant Approved Foreign Currency to the ~~Borrower~~Company or any Subsidiary or in the relevant currency markets generally; and

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the ~~Borrower~~Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the ~~Borrower~~Company to the extent permitted by applicable Law) suffered by the ~~Borrower~~Company that are caused by such L/C Issuer’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and the ~~Borrower~~Company agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Issuance Request. The ~~Borrower~~Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the ~~Borrower’s~~Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the ~~Borrower~~Company may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the ~~Borrower~~Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the ~~Borrower~~Company which the ~~Borrower~~Company proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. If (i) as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the ~~Borrower~~Company to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, the ~~Borrower~~Company shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m., New York City time on (x) in the case of the immediately preceding clauses (i) and (ii), (1) the Business Day that the ~~Borrower~~Company receives notice thereof, if such notice is received on such day prior to 12:00 noon, New York City time or (2) if clause (1) above does not apply, the Business Day immediately following the day that the ~~Borrower~~Company receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the ~~Borrower~~Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The ~~Borrower~~Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders of the applicable Facility, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account and may be invested in readily available Cash Equivalents as directed by the ~~Borrower~~Company. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the ~~Borrower~~Company will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable

Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the ~~Borrower~~Company. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the ~~Borrower~~Company.

(h) Letter of Credit Fees. The ~~Borrower~~Company shall pay to the Administrative Agent for the account of the Revolving Credit Lenders for the applicable Revolving Credit Facility (in accordance with their Pro Rata Share or other applicable share provided for under this Agreement) a Letter of Credit fee in Dollars for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate for Revolving Credit Loans that are Eurocurrency Rate Loans times the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in any Applicable Rate for Revolving Credit Loans during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The ~~Borrower~~Company shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the ~~Borrower~~Company shall pay directly to each L/C Issuer for its own account, in Dollars, with respect to each Letter of Credit issued by it the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Issuance Request. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Issuance Request, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Issuance Request, the terms hereof shall control.

(k) Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the ~~Borrower~~Company, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(l) Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(m) Reporting. Each L/C Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each calendar month, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding calendar month (and on such other dates as the Administrative Agent may request), (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement and (iv) on any Business Day on which the ~~Borrower~~Company fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure.

(n) Provisions Related to Letters of Credit in respect of Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the L/C Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the ~~Borrower~~Company shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit may be reduced as agreed between the L/C Issuers and the ~~Borrower~~Company, without the consent of any other Person.

(o) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the ~~Borrower~~Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The ~~Borrower~~Company hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the ~~Borrower~~Company, and that the ~~Borrower’s~~Company’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

SECTION 2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, ~~Deutsche~~ Bank ~~AG New York Branch~~of America, N.A., in its capacity as Swing Line Lender, agrees to make loans in Dollars to the ~~Borrower~~Company (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date and until the Maturity Date of the Revolving Credit Facility in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, provided that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, shall not exceed the amount of such Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitments and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that the ~~Borrower~~Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the ~~Borrower~~Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the ~~Borrower’s~~Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time on the requested borrowing date and shall specify (i) the principal amount to be borrowed, which principal amount shall be a minimum of $500,000 (and any amount in excess of $500,000 shall be in integral multiples of $100,000) and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. New York City time on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. New York City time on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the ~~Borrower~~Company. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the ~~Borrower~~Company to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the ~~Borrower~~Company (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the ~~Borrower~~Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. New York City time on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the ~~Borrower~~Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the ~~Borrower~~Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the ~~Borrower~~Company to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the ~~Borrower~~Company for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan, Eurocurrency Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The ~~Borrower~~Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the applicable Swing Line Lender, on the earliest occurring maturity date such Swing Line Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the ~~Borrower~~Company shall still be obligated to pay Swing Line Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the maturity date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Swing Line Loans may be reduced as agreed between the Swing Line Lender and the ~~Borrower~~Company, without the consent of any other Person.

SECTION 2.05 Prepayments.

(a) Optional. (i) The applicable Borrower may, upon, subject to clause (iii) below, written notice to the Administrative Agent by ~~the~~such Borrower, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than ~~1:00 p.m.~~12:00 noon New York City time (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) one (1) Business Day prior to any prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a minimum Principal Amount of $~~2,000,000~~5,000,000, or a whole multiple of $1,000,000 in excess thereof;

and (3) any prepayment of Base Rate Loans shall be in a minimum Principal Amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire Principal Amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the applicable Borrower, ~~the~~such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon to such date, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the applicable Borrower may in its sole discretion select the Borrowing or Borrowings and, subject to the pro rata application within any Class of Loans, any Class to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share as provided for under this Agreement.

(ii) The ~~Borrower~~Company may, upon, subject to clause (iii) below, written notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time on the date of the prepayment, and (2) any such prepayment shall be in a minimum Principal Amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the ~~Borrower~~Company, the ~~Borrower~~Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, subject to the payment of any amounts owing pursuant to Section 3.05, the applicable Borrower may rescind any notice of prepayment under Sections 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed. Each prepayment of any Class of Term Loans pursuant to this Section 2.05(a) shall be applied in an order of priority to repayments thereof required pursuant to Section 2.07(a) as directed by the applicable Borrower and, absent such direction, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a).

(iv) [Reserved].

(v) Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing and no proceeds of Revolving Credit Borrowings are applied to fund any such repayment, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Holdings or any of its Subsidiaries may purchase such outstanding Loans and immediately cancel them) on the following basis:

(A) Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v); provided that no Company Party shall initiate any action under this Section 2.05(a)(v) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date; or (II) at least three Business Days shall have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers.

(B) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

(2) Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the applicable Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E) In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.

(F) If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(v), the relevant Company Party shall waive any right to bring any action against the Administrative Agent, in its capacity as such, in connection with any such Discounted Term Loan Prepayment.

(G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Borrower.

(H) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I) Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.

(J) Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(b)	Mandatory. (i) [Reserved].

(ii) If (x) the ~~Borrower~~Company or any Restricted Subsidiary of the ~~Borrower~~Company Disposes of any property or assets (other than any Disposition of any property or assets permitted by Sections 7.05 (a), (b), (c), (d), (e), (g), (h), (i), (k), (l), (m), (o), (p), (q), (s)), or (y) any Casualty Event occurs, which results in the realization or receipt by the ~~Borrower~~Company or Restricted Subsidiary of Net Proceeds, the ~~Borrower~~Company shall cause to be offered to be prepaid in accordance with clause (b)(ix) below, on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the ~~Borrower~~Company or any Restricted Subsidiary of such Net Proceeds, subject to clause (b)(xi) below, an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received; provided that if at the time that any such prepayment would be required, the ~~Borrower~~Company is required to offer to repurchase any Permitted First Priority Refinancing Debt (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with the Net Proceeds of such Disposition or Casualty Event (such Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the ~~Borrower~~Company may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time); provided, further, that (A) the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Term Loans in accordance with the terms hereof to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly and (B) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(iii) [Reserved.]

(iv) If the ~~Borrower~~Company or any Restricted Subsidiary incurs or issues any Indebtedness after the Closing Date (other than Indebtedness not prohibited under Section 7.03 (excluding Section 7.03(t)), the ~~Borrower~~Company shall cause to be offered to be prepaid in accordance with clause (b)(ix) below an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the ~~Borrower~~Company or such Restricted Subsidiary of such Net Proceeds.

(v) If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect (including, for the avoidance of doubt, as a result of the termination of any Class of Revolving Credit Commitments on the Maturity Date with respect thereto), the ~~Borrower~~Company shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the ~~Borrower~~Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect. If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Credit Loans and L/C Obligations denominated in Yen at such time exceeds an amount equal to 105% of the Yen Sublimit then in effect, then, within five (5) Business Days after receipt of such notice, the Company shall prepay or cause to be prepaid Loans and/or Cash Collateralize Letters of Credit in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Yen Sublimit then in effect.

(vi) Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request, Revolver Extension Request or any Incremental Amendment (which may be prepaid on a less than pro rata basis in accordance with its terms), (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that (i) any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt, and (ii) any Class of Incremental Term Loans may specify that one or more other Classes of Term Loans and Incremental Term Loans may be prepaid prior to such Class of Incremental Term Loans); (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (iv) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of prepayment pursuant to Section 2.07(a) in direct order of maturity; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.

(vii) The ~~Borrower~~Company shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iv) of this Section 2.05(b) at least four (4) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the ~~Borrower’s~~Company’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(viii) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b), prior to the last day of the Interest Period therefor, the ~~Borrower~~Company may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from ~~the~~any Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from ~~the~~any Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(ix) Term Opt-out of Prepayment. With respect to each prepayment of Term Loans required pursuant to Section 2.05(b), (A) each Lender of Term Loans will have the right to refuse such offer of prepayment by giving written notice of such refusal to the Administrative Agent within one (1) Business Day after such Lender’s receipt of notice from the Administrative Agent of such offer of prepayment (and the ~~Borrower~~Company shall not prepay any Term Loans of such Lender on the date that is specified in clause (B) below), (B) the ~~Borrower~~Company will make all such prepayments not so refused upon the fourth Business Day after delivery of notice by the ~~Borrower~~Company pursuant to Section 2.05(b)(vii) and (C) any prepayment refused by Lenders of Term Loans may be retained by the ~~Borrower~~Company.

(x) In connection with any mandatory prepayments by the ~~Borrower~~Company of the Term Loans pursuant to this Section 2.05(b), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans of the applicable Class or Classes being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans or Eurocurrency Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(ix), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment within any tranche of Term Loans shall be applied first to Term Loans of such tranche that are Base Rate Loans to the full extent thereof before application to Term Loans of such tranche that are Eurocurrency Rate Loans in a manner that minimizes the amount of any payments required to be made by the ~~Borrower~~Company pursuant to Section 3.05.

(xi) Foreign Dispositions. Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any of or all the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the ~~Borrower~~Company hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds that would otherwise be required to be used to make an offer of prepayment pursuant to 2.05(b)(ii), is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the ~~Borrower~~Company has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition would have material adverse tax cost consequences with respect to such Net Proceeds, such Net Proceeds so affected may be retained by the applicable Foreign Subsidiary; provided that in the case of this clause (ii), on or before the date on which any such Net Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.05(b), the ~~Borrower~~Company applies an amount equal to such Net Proceeds to such reinvestments or prepayments, as applicable, as if such Net Proceeds had been received by the ~~Borrower~~Company rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds had been repatriated (or, if less, the Net Proceeds would be calculated if received by such Foreign Subsidiary).

SECTION 2.06 Termination or Reduction of Commitments.

(a) Optional. The ~~Borrower~~Company may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a minimum aggregate amount of $~~5,000,000~~10,000,000, or any whole multiple of $1,000,000, in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit, the Yen Sublimit or the Swing Line Sublimit

exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not otherwise be applied to the Letter of Credit Sublimit, the Yen Sublimit or the Swing Line Sublimit unless otherwise specified by the ~~Borrower~~Company. Notwithstanding the foregoing, the ~~Borrower~~Company may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The ~~Initial~~Amendment No. 1 Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the funding (or deemed funding) of the ~~Initial~~Amendment No. 1 Term Loans to be made by it on the ~~Closing~~Amendment No. 1 Effective Date. The Revolving Credit Commitment shall automatically and permanently terminate on the Maturity Date with respect to the Revolving Credit Commitments.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, the Yen Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

SECTION 2.07 Repayment of Loans.

(a) Term Loans. The ~~Borrower~~Company shall repay to the Administrative Agent for the ratable account of the Term Lenders, (i) with respect to the Amendment No. 1 Term Loans, on the last Business Day of each March, June, September and December, commencing with the first ~~full~~ fiscal quarter after the ~~Closing~~Amendment No. 1 Effective Date until the fiscal quarter ending prior to the fifth anniversary of the ~~Closing~~Amendment No. 1 Effective Date, an aggregate principal amount equal to 1.25% of the aggregate principal amount of all ~~Initial~~Amendment No. 1 Term Loans outstanding on the ~~Closing~~Amendment No. 1 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the ~~Initial~~Amendment No. 1 Term Loans, the aggregate principal amount of all ~~Initial~~Amendment No. 1 Term Loans outstanding on such date. In the event any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans are made, such Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable, shall be repaid by the ~~Borrower~~Company in the amounts and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Amendment with respect thereto and on the applicable Maturity Date thereof.

(b) Revolving Credit Loans. ~~The~~Each Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Class the aggregate principal amount of all of its Revolving Credit Loans of such Class outstanding on such date.

(c) Swing Line Loans. The ~~Borrower~~Company shall repay each Swing Line Loan on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility (although Swing Line Loans may thereafter be reborrowed, in accordance with the terms and conditions hereof, if there are one or more Classes of Revolving Credit Commitments which remain in effect).

SECTION 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b) During the continuance of a Default under Section 8.01(a), ~~the~~each Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.09 Fees.

In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The ~~Borrower~~Company agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee in Dollars equal to the Applicable Rate with respect to Revolving Credit Loan commitment fees, times the actual daily amount by which the aggregate Revolving Credit Commitment for the applicable Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Facility and (B) the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the ~~Borrower~~Company so long as such Lender shall be a Defaulting Lender, except to the extent that such commitment fee shall otherwise have been due and payable by the ~~Borrower~~Company prior to such time; and provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such

Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Commitments, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the Closing Date and on the Maturity Date for the Revolving Credit Commitments. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. The ~~Borrower~~Company shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the ~~Borrower~~Company and the applicable Agent).

SECTION 2.10 Computation of Interest and Fees.

All computations of interest for Base Rate Loans ~~when the~~(including Base Rate ~~is~~Loans determined by reference to the ~~Prime~~Eurodollar Rate) shall be made on the basis of a year of three hundred and sixty-five (365) days, or three hundred and sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the ~~Borrower~~Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the ~~Borrower~~Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the ~~Borrower~~Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the applicable Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the ~~Borrower~~Borrowers under this Agreement and the other Loan Documents.

SECTION 2.12 Payments Generally.

(a) All payments to be made by the ~~Borrower~~Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to an Approved Foreign Currency, all payments by the ~~Borrower~~Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for Dollar-denominated payments and in Same Day Funds not later than 1:00 p.m. New York City time on the date specified herein. Except as otherwise expressly provided herein, all payments by the ~~Borrower~~Borrowers hereunder in an Approved Foreign Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Approved Foreign Currency and in Same Day Funds not later than 2:00 p.m. (London time) (or, if earlier, 9:00 a.m. New York city time) on the dates specified herein. If, for any reason, the ~~Borrower~~Borrowers is prohibited by any Law from making any required payment hereunder in an Approved Foreign Currency, the ~~Borrower~~Borrowers shall make such payment in Dollars in an amount equal to the Dollar Equivalent of such Approved Foreign Currency payment amount. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after the time specified above shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the ~~Borrower~~Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless ~~the~~any Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that ~~the~~such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that ~~the~~such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if ~~the~~any Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing; and

(ii) if any Lender failed to make such payment (including, without limitation, failure to fund participations in respect of any Letter of Credit or Swing Line Loan), such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount (including, without limitation, failure to fund participations in respect of any Letter of Credit or Swing Line Loan) forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and the applicable Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the applicable Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or ~~the~~any Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV or in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Borrowers or the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.13 Sharing of Payments.

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by ~~the~~a Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The ~~Borrower agrees~~Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14 Incremental Credit Extensions.

(a) Incremental Commitments. The ~~Borrower~~Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be in the same Facility as any outstanding Term Loans of an existing Class of Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b) Incremental Loans. Any Incremental Commitments effected through the establishment of one or more new revolving credit commitments or new Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Commitments for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the ~~Borrower~~Company (or any Loan Party organized under the laws of the United States, any state thereof, the District of

Columbia or any territory thereof, may be designated as a borrower in respect thereof) (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the ~~Borrower~~Company (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as a borrower in respect thereof) (when borrowed, an “Incremental Revolving Credit Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Credit Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c) Incremental Loan Request. Each Incremental Loan Request from the ~~Borrower~~Company pursuant to this Section 2.14 shall set forth the requested amount, the Approved Currency and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment, nor will the ~~Borrower~~Company have any obligation to approach any existing lenders to provide any Incremental Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender~~,~~.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) (x) if the proceeds of such Incremental Commitments are being used to finance a Permitted Acquisition, no Event of Default under Sections 8.01(a) or (f) shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments, or (y) if otherwise, no Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments;

(ii) after giving effect to such Incremental Commitments, the conditions of Sections 4.02(i) and (ii) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment); provided that if the proceeds of such Incremental Commitments are being used to finance a Permitted Acquisition, (x) the reference in 4.02(i) to the accuracy of the representations and warranties shall refer to the accuracy of the representations and warranties that would constitute Specified Representations and (y) the reference to “Material Adverse Effect” in the Specified Representations shall be understood for this purpose to refer to “Material Adverse Effect” or similar definition as defined in the main transaction agreement governing such Permitted Acquisition;

(iii) the ~~Borrower~~Company and its Restricted Subsidiaries shall be in compliance with the covenants set forth in Section 7.11, determined on a Pro Forma Basis as of the Incremental Facility Closing Date and the last day of the most recently ended Test Period, as if any Incremental Term Loans or Incremental Revolving Credit Commitments, as applicable, available under such Incremental Commitments had been outstanding on the last day of such fiscal quarter of the ~~Borrower~~Company for testing compliance therewith, and, in each case (x) with respect to any Incremental Revolving Credit Commitment, assuming a borrowing of the maximum amount of Loans available thereunder, and (y) without netting the cash proceeds of any such Incremental Loans;

(iv) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence);

(v) the aggregate amount of the Incremental Term Loans and the Incremental Revolving Credit Commitments shall not exceed the sum of (A) $~~300,000,000~~450,000,000 less the aggregate principal amount of Indebtedness incurred pursuant to Section 7.03(q) at or prior to such time plus (B) all voluntary prepayments of Term Loans and voluntary commitment reductions of Revolving Credit Commitments prior to or simultaneous with the Incremental Facility Closing Date (excluding voluntary prepayments of Incremental Term Loans and voluntary commitment reductions (i) of Incremental Revolving Credit Commitments, to the extent such Incremental Term Loans and Incremental Revolving Credit Commitments were obtained pursuant to clause (C) below or (ii) with the proceeds of Indebtedness), plus (C) additional amounts so long as the Consolidated First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, as if any Incremental Term Loans or Incremental Revolving Credit Commitments, as applicable, available under such Incremental Commitments had been outstanding on the last day of such period, and, in each case (x) with respect to any Incremental Revolving Credit Commitment, assuming a borrowing of the maximum amount of Loans available thereunder, and (y) without netting the cash proceeds of any such Incremental Loans, does not exceed ~~0.25~~1.00 to 1.00; and

(vi) such other conditions as the ~~Borrower~~Company, each Incremental Lender providing such Incremental Commitments and the Administrative Agent shall agree.

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the ~~Borrower~~Company and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to the Term Loans or Revolving Credit Commitments, as applicable, each existing on the Incremental Facility Closing Date, shall be reasonably satisfactory to Administrative Agent (it being understood that to the extent any financial maintenance covenant is added for the benefit of any Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Facility). In any event:

(i) the Incremental Term Loans:

(A) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans,

(B) shall not mature earlier than the Latest Maturity Date of any Term Loans outstanding at the time of incurrence of such Incremental Term Loans,

(C) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term Loans,

(D) shall have an Applicable Rate, and subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(iii) below, amortization determined by the ~~Borrower~~Company and the applicable Incremental Term Lenders, and

(E) the Incremental Term Loans may participate on a pro rata basis or ~~non-pro rata basis in any voluntary or~~ less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment; provided that the Company shall be permitted to prepay any Class of Term Loans on a better than a pro rata basis as compared to any other Class of Term Loans with a later maturity date than such Class.

(ii) the Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be identical to the Revolving Credit Commitments and the Revolving Credit Loans, other than the Maturity Date and as set forth in this Section 2.14(e)(ii); provided that notwithstanding anything to the contrary in this Section 2.14 or otherwise:

(A) any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans,

(B) any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall not mature earlier than the Latest Maturity Date of any Revolving Credit Loans outstanding at the time of incurrence of such Incremental Revolving Credit Commitments,

(C) the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Incremental Revolving Credit Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (E) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis (or, in the case of repayment, on a pro rata basis or less than a pro rata basis) with all other Revolving Credit Commitments on the Incremental Facility Closing Date,

(D) subject to the provisions of Sections 2.03(n) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exists Incremental Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments on the Incremental Facility Closing Date (and except as provided in Section 2.03(n) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued),

(E) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) with all other Revolving Credit Commitments on the Incremental Facility Closing Date, except that the ~~Borrower~~Company shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class,

(F) assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans on the Incremental Facility Closing Date, and

(G) any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to the Incremental Facility Closing Date.

(iii) the amortization schedule applicable to any Incremental Loans and the All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Credit Loans of each Class shall be determined by the ~~Borrower~~Company and the applicable new Lenders and shall be set forth in each applicable Incremental Amendment.

(f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitment shall become Commitments (or in the case of an Incremental Revolving Credit Commitment to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the ~~Borrower~~Company, any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as a borrower in respect thereof (if any), each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the ~~Borrower~~Company, to effect the provisions of this Section 2.14. The ~~Borrower~~Company (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as a borrower in respect thereof) will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it so agrees.

(g) Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through an increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facility, each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Credit Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and

(c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Sections 2.02 and 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

SECTION 2.15 Refinancing Amendments.

(a) On one or more occasions after the Closing Date, the ~~Borrower~~Company may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of Refinancing Term Loans or Other Revolving Credit Commitments constituting Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with this Section 2.15 (each, an “Additional Refinancing Lender”) (provided that the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s making such Refinancing Term Loans or providing such Other Revolving Credit Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Refinancing Lender; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(n) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in Section 2.03(n) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the ~~Borrower~~Company shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the ~~Borrower~~Company, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

SECTION 2.16 Extension of Term Loans; Extension of Revolving Credit Loans.

(a) Extension of Term Loans. The ~~Borrower~~Company may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the ~~Borrower~~Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise)

may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the ~~Borrower~~Company and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans were amended are repaid in full, unless such optional prepayment is accompanied by at least a pro rata optional prepayment of such Existing Term Loan Tranche; provided, however, that (A) no Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any then existing Term Loans hereunder, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of any Existing Term Loan Tranche, (D) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect), (E) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (F) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any ~~voluntary or~~ mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $10,000,000.

(b) Extension of Revolving Credit Commitments. The ~~Borrower~~Company may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the ~~Borrower~~Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving

Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; (ii) the Effective Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, commitment fees, original issue discount or otherwise) may be different than the Effective Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments); provided, further, that (A) no Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder, (C) any such Extended Revolving Credit Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect) and (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5,000,000.

(c) Extension Request. The ~~Borrower~~Company shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the

Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the ~~Borrower~~Company, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.16(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Company may, at its election, specify as a condition to consummating any Extension Amendment that a minimum amount (to be determined and specified in the relevant Extension Request in the Company’s sole discretion and as may be waived by the Company) of Term Loans, Revolving Credit Commitments or Incremental Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the

Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the ~~Borrower~~Company, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(f) This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

SECTION 2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to L/C Issuers or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the ~~Borrower~~Company may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the ~~Borrower~~Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to ~~the~~a Borrower as a result of any judgment of a court of competent jurisdiction obtained by the applicable Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the ~~Borrower~~Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the Pro Rata Share of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b) Defaulting Lender Cure. If the ~~Borrower~~Company, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the ~~Borrower~~Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.18 Additional Borrower.

(a) The Company may at any time, by written notice (the “HGVJ Request”) to the Administrative Agent, request that Hilton Grand Vacations Japan, LLC (“HGVJ”) become a borrower with respect to any or all of the Revolving Credit Commitments (the “HGVJ Revolving Credit Sub-Facility”; the commitments thereunder, the “HGVJ Revolving Credit Commitments”). The Administrative Agent shall promptly, but no later than 10 Business Days upon receipt of such notice from the Company deliver a copy of such notice to each of the Lenders. Any such HGVJ Revolving Credit Sub-Facility shall be provided by existing Revolving Credit Lenders who consent thereto by notice to the Company and the Administrative Agent no later than 15 Business Days upon receipt of such notice from the Administrative Agent, but no such existing Revolving Credit Lender will have an obligation to make available any HGVJ Revolving Credit Commitment. Any Defaulting Lender and any Revolving Credit Lender that does not affirmatively respond to the HGVJ Request within such 15 Business Days shall be deemed to have not consented to make available any such HGVJ Revolving Credit Commitments. The size of the HGVJ Revolving Credit Sub-Facility shall be as agreed by the HGVJ Revolving Credit Lenders, the Administrative Agent, HGVJ and the Company (but in no event shall it exceed the aggregate amount of the Revolving Credit Commitments as of such date). The HGVJ Revolving Credit Sub-Facility shall have the same terms and conditions as and be part of, and not in addition to, the Revolving Credit Facility.

(b) The HGVJ Revolving Credit Sub-Facility shall be effected under this Agreement pursuant to an amendment (the “HGVJ Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by HGVJ, the Company and each other Loan Party, each existing Revolving Credit Lender who affirmatively consents in writing to make available such HGVJ Revolving Credit Commitment (each, an “HGVJ Revolving Credit Lender”), and the Administrative Agent. Such HGVJ Amendment shall contain a Guaranty by the Company of the Obligations of HGVJ under the Loan Documents, prepayment mechanisms in the event that Revolving Credit Loans to HGVJ exceed the aggregate HGVJ Revolving Credit Commitments, amendments to the “Pro Rata Share” definition, if needed, to disregard borrowings under the HGVJ Revolving Credit Sub-Facility and collateral allocation mechanisms substantially in the form attached hereto as Schedule 2.18, and the effectiveness of such HGVJ Amendment shall be subject to (i) after giving effect to such HGVJ Amendment and any Credit Extensions contemplated in connection therewith, the conditions of Sections 4.02(i) and (ii) being satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such HGVJ Amendment) and (ii) the receipt by the Administrative Agent of such supporting resolutions, incumbency certificates, opinions of counsel, documentation and other information (including a Beneficial Ownership Certification) required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and other documents or information, in each case, as may be requested by and in form, content and scope reasonably satisfactory to the Administrative Agent or each HGVJ Revolving Credit Lender, and Notes signed by HGVJ to the extent any such HGVJ Revolving Credit Lenders so require. Before and after giving effect to the HGVJ Amendment and the effectiveness of the HGVJ Revolving Credit Commitments thereunder, in no event shall (i) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans exceed such Lender’s Revolving Credit Commitment, (ii) the aggregate Revolving Credit Loans of the Lenders, plus the Outstanding Amount of all L/C Obligations, plus the Outstanding Amount of all Swing Line Loans exceed such the aggregate Revolving Credit Commitments and (iii) the aggregate Outstanding Amount of Revolving Credit Loans and L/C Obligations denominated in Yen exceed the Yen Sublimit.

(c) The HGVJ Amendment may, without the consent of any other Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.18, including to incorporate terms, conditions and provisions relating to local law requirements based on the jurisdiction of organization of HGVJ (including customary provisions with respect to Japanese Anti-Social Forces); provided that HGVJ will use the proceeds of the HGVJ Revolving Credit Commitments for any purpose not prohibited by this Agreement.

(d) If HGVJ becomes a “Borrower” pursuant to this Section 2.18, such Borrower shall irrevocably appoint the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto and (iii) the receipt of the proceeds of any Loans made by the Lenders to HGVJ hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not HGVJ joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to HGVJ.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01 Taxes.

(a) Except as provided in this Section 3.01, any and all payments made by or on account of the ~~Borrower~~Company (the term ~~Borrower~~Company under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, assessments or withholdings (including backup withholding) or similar charges imposed by any Governmental Authority including interest, penalties and additions to tax (collectively “Taxes”), except as required by applicable Law. If the ~~Borrower~~Company, any Guarantor or other applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (A) to the extent the Tax in question is an Indemnified Tax, the sum payable by the ~~Borrower~~Company or such Guarantor shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) the applicable withholding agent shall make such deductions, (C) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (D) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the ~~Borrower~~Company or any Guarantor is the applicable withholding agent, shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to such Agent or Lender.

(b) In addition, each Loan Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes, or charges or levies of the same character, imposed by any Governmental Authority, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from an Agent or Lender’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”) to the extent such Assignment Taxes result from a connection that the Agent or Lender has with the taxing jurisdiction other than the connection arising out of the Loan Documents or the transactions therein, except for such Assignment Taxes resulting from assignment or participation that is requested or required in writing by the ~~Borrower~~Company (all such non-excluded Taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).

(c) Each Loan Party agrees to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes and Other Taxes payable by such Agent or such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.

(d) Each Lender shall, at such times as are reasonably requested by the ~~Borrower~~Company or the Administrative Agent, provide the ~~Borrower~~Company and the Administrative Agent with any documentation prescribed by Law certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any material respect, deliver promptly to the ~~Borrower~~Company and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the ~~Borrower~~Company and the Administrative Agent in writing of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the ~~Borrower~~Company, the Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any form pursuant to this clause (d) that such Lender is not legally able to deliver. Without limiting the foregoing:

(i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the ~~Borrower~~Company and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from federal backup withholding.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the ~~Borrower~~Company and the Administrative Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:

(A) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (a) a United States Tax Compliance Certificate and (b) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), or

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information from each beneficial owner, as applicable (provided that if the Lender is a partnership, and one or more beneficial partners of such Lender are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such partner).

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the ~~Borrower~~Company and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the ~~Borrower~~Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the ~~Borrower~~Company or the Administrative Agent as may be necessary for the ~~Borrower~~Company and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d)(iii), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(e) Any Lender claiming any additional amounts payable pursuant to this Section 3.01 and Section 3.04(a) shall, if requested by the ~~Borrower~~Company, use its reasonable efforts to change the jurisdiction of its Lending Office (or take any other measures reasonably requested by the ~~Borrower~~Company) if such a change or other measures would reduce any such additional amounts (including any such additional amounts that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

(f) If any Lender or Agent receives a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by such Loan Party under this Section 3.01 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that such Loan Party, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. This section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the ~~Borrower~~Company or any other person.

(g) For the avoidance of doubt, the term “Lender” for purposes of this Section 3.01 shall include each L/C Issuer and Swing Line Lender.

SECTION 3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or any other Approved Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies, or, in the case of Eurocurrency Rate Loans denominated in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 3.03 Inability to Determine Rates.

(a) If the Required Lenders determine in good faith that for any reason adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan in a given Approved Currency, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan in such Approved Currency does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits in the applicable Approved Currency in which such proposed Eurocurrency Rate Loan is to be denominated are not being offered to banks in the applicable offshore interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan in the applicable Approved Currency, the Administrative Agent will promptly so notify the applicable Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected Approved Currency shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in the affected Approved Currency or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loan in the amount specified therein.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if (x) the Administrative Agent determines (which determination shall be conclusive absent manifest error), or (y) the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Agreement to replace LIBOR with an alternate benchmark rate as mutually agreed by the Administrative Agent and the Company (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. New York City time on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with prevailing market practice; provided that to the extent the Administrative Agent is unable to reasonably administer such rate, such LIBOR Successor Rate shall be applied in a manner consistent with alternative practices as reasonably determined by the Administrative Agent acting in good faith.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, as determined by the Administrative Agent in consultation with the Company, to reflect the adoption of such LIBOR Successor Rate.

SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender reasonably determines that as a result of ~~the introduction of or any change in or in the interpretation of any~~any Change in Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes, or any Taxes excluded from the definition of Indemnified Taxes under exceptions (i)(B) through (vi) thereof or Connection Income Taxes, or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Eurocurrency Rate Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction~~. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued~~; provided that to the extent any increased costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act or pursuant to Basel III after the Closing Date, then such Lender shall be compensated pursuant to this Section 3.04 only if such Lender imposes such charges under other syndicated credit facilities involving similarly situated borrowers that such Lender is a lender under (it being understood that no Lender shall have any obligation to disclose information regarding such other similarly situated borrowers).

(b) If any Lender determines that ~~the introduction of~~ any Change in Law ~~regarding capital adequacy or liquidity or any change therein or in the interpretation thereof~~, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) ~~The~~Each Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves, capital or liquidity with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of ~~the~~such Borrower equal to the actual costs of such reserves, capital or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio, capital or liquidity requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of ~~the~~such Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided ~~the~~such Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the applicable Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of ~~the~~such Borrower or the rights of such Lender pursuant to Sections 3.04(a), (b), (c) or (d).

SECTION 3.05 Funding Losses.

Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan of ~~the~~such Borrower on a day other than the last day of the Interest Period for such Loan;

(b) any failure by ~~the~~such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of ~~the~~such Borrower on the date or in the amount notified by ~~the~~such Borrower, including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; or

(c) any failure by ~~the~~such Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Approved Foreign Currency on its scheduled due date or any payment thereof in a different currency.

For purposes of calculating amounts payable by the applicable Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for the applicable currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

SECTION 3.06 Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the applicable Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Sections 3.01, 3.02, 3.03 or 3.04, the applicable Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies ~~the~~such Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the applicable Borrower under Section 3.04, ~~the~~such Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurocurrency Rate Loan, or, if applicable, to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the applicable Borrower (with a copy to the Administrative Agent) that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

SECTION 3.07 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) ~~the~~a Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 (with respect to Indemnified Taxes) or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the applicable Borrower may so long as no Event of Default has occurred and is continuing, at its sole cost and expense, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by ~~the~~such Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii)) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the applicable Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01 (with respect to Indemnified Taxes), such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender or L/C Issuer (in respect of any applicable Facility only in the case of clause (i) or clause (iii)), as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of ~~the~~such Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all Obligations of ~~the~~such Borrower owing to such L/C Issuer relating to the Loans and participations held by the L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii).

(b) Any Lender being replaced pursuant to Section 3.07(a)(x) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the applicable Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the applicable Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the applicable Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a backup standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the ~~Borrower~~Company or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, each affected Lender or each affected Lender of a certain Class in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders as applicable) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 3.08 Survival.

All of the ~~Borrower’s~~Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01 Conditions to Closing Date.

The effectiveness of this Agreement on the Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the ~~Borrower~~Company and the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of ~~HWHI,~~ HGVI or the signing Loan Party, as applicable, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) a Committed Loan Notice in accordance with the requirements hereof;

(ii) executed counterparts of this Agreement and any Notes requested by a Lender prior to the Closing Date;

(iii) each Collateral Document set forth on Schedule 1.01C required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel); and

(B) evidence that all other actions, recordings and filings required by the Collateral Documents as of the Closing Date or that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iv) evidence of all insurance required to be maintained pursuant to Section 6.07, and evidence that the Administrative Agent shall have been named as an additional insured or loss payee, as applicable, on all insurance policies covering loss or damage to Collateral and on all liability insurance policies as to which the Administrative Agent has reasonably requested to be so named;

(v) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of ~~HWHI,~~ HGVI and each Loan Party, certificates or memorandums and articles of incorporation, certificates of limited partnership or certificates of formation, including all amendments thereto, of ~~HWHI,~~ HGVI and each Loan Party, certified (as of a recent date), if applicable, by the Secretary of State (or other similar official) of the jurisdiction of its organization or incorporation, as the case may be, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of ~~HWHI,~~ HGVI and each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which ~~HWHI,~~ HGVI or such Loan Party is a party or is to be a party on the Closing Date;

(vi) an opinion from Simpson Thacher & Bartlett LLP, New York counsel to ~~HWHI,~~ HGVI and the Loan Parties and opinion from Holley, Driggs, Walch, Fine, Wray, Puzey & Thompson, Nevada counsel to HGVI and the Loan Parties;

(vii) a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the ~~Borrower~~Company (after giving effect to the Spin-Off Transaction) substantially in the form attached hereto as Exhibit E-2;

(viii) a certificate, dated the Closing Date and signed by a Responsible Officer of the ~~Borrower~~Company, confirming satisfaction of the conditions set forth in Section 4.02(i) and (ii); and

(ix) the Perfection Certificate, duly completed and executed by the Loan Parties.

(b) The Closing Fees and all fees and expenses due to the Lead Arrangers and their Affiliates required to be paid on the Closing Date and (in the case of expenses) invoiced at least three Business Days before the Closing Date (except as otherwise reasonably agreed by the ~~Borrower~~Company) shall have been paid from the proceeds of the initial funding under the Facilities.

(c) Prior to or substantially simultaneously with the initial Credit Extensions, the sale of the Senior Unsecured Notes as contemplated by the Senior Unsecured Notes Offering Memorandum shall have been consummated in an aggregate principal amount of $300,000,000.

(d) The Lead Arrangers shall have received the Audited Financial Statements and the Unaudited Financial Statements.

(e) The Ownership Capitalization shall have occurred, and HGVI shall be a wholly owned direct subsidiary of Hilton Worldwide Holdings Inc.

(f) The Administrative Agent shall have received at least 3 days prior to the Closing Date all documentation and other information about the ~~Borrower~~Company and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least 10 days prior to the Closing Date.

Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02 Conditions to All Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans and other than a Request for Credit Extension for an Incremental Facility which shall be governed by Section 2.14(d) and provided that clause (iv) shall only apply in respect of the initial request for a Credit Extension under the Revolving Credit Facility) including on the Closing Date is subject to the following conditions precedent:

(i) The representations and warranties of each Borrower or Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(ii) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

~~(iv) With respect to the initial Credit Extension under the Revolving Credit Facility, (1) the Administrative Agent shall be reasonably satisfied with the terms and conditions of each of the Transaction Agreements (it being understood that the Transaction Agreements delivered prior to the Closing Date are reasonably satisfactory, and including any amendments, supplements, waivers or modifications of such Transaction Agreement in a manner not materially adverse to~~

~~the Lenders when taken as whole, as compared to such Transaction Agreement as in effect immediately prior to such amendment, supplement, waiver or modification) and each such Transaction Agreement shall be in full force and effect in accordance with its terms, and the final terms and conditions of the Spin-Off Transactions shall be substantially consistent with the terms set forth in such Transaction Agreements and the Amendment No. 7 to Form 10, filed with the Securities and Exchange Commission on November 30, 2016 and (2) the Administrative Agent shall have received reasonably satisfactory evidence that prior to or substantially simultaneously with such initial Credit Extension, (i) the Refinancing has been consummated and (ii) the Spin-Off Transaction shall have occurred, in each case, with final terms and conditions substantially consistent with the terms set forth in such Transaction Agreements and the Amendment No. 7 to Form 10, filed with the Securities and Exchange Commission on November 30, 2016 (the requirements in clause (1) and (2) collectively, the “Spin-off Requirements”).~~

(iv) If the applicable Borrower is HGVJ, then the conditions of Section 2.18(b) shall have been met to the reasonable satisfaction of the Administrative Agent.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) submitted by the ~~Borrower~~Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i) and (ii) (or, in the case of a Request for Credit Extension for an Incremental Facility, the conditions specified in Section 2.14(d)) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

The ~~Borrower~~Borrowers and each of the Subsidiary Guarantors party hereto represent and warrant to the Agents, the L/C Issuers and the Lenders at the time of each Credit Extension that:

SECTION 5.01 Existence, Qualification and Power; Compliance with Laws.

Each Loan Party, ~~HWHI,~~ HGVI and each Restricted Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of ~~HWHI,~~ HGVI, the Borrowers and the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clause (a) (other than with respect to the ~~Borrower~~Company), (b)(i) (other than with respect to the ~~Borrower~~Company), (c), (d) and (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02 Authorization; No Contravention.

The execution, delivery and performance by each Borrower, each Loan Party~~, HWHI~~ and HGVI of each Loan Document to which such Person is a party, ~~and the consummation of the Spin-Off Transaction (to the extent HWHI, HGVI or any Loan Party is a party or otherwise subject thereto),~~ are within ~~HWHI,~~ HGVI, such Borrower or such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(ii)(x), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03 Governmental Authorization; Other Consents.

No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Borrower, any Loan Party~~, HWHI~~ or HGVI of this Agreement or any other Loan Document~~, or for the consummation of the Spin-Off Transaction (to the extent such Loan Party, HWHI or HGVI is a party or otherwise subject thereto)~~, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings, recordings and registrations with Governmental Authorities necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or be in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04 Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by ~~HWHI and~~ HGVI, ~~as applicable,~~each Borrower and each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of ~~HWHI and~~ HGVI, ~~as applicable,~~such Borrower and such Loan Party, enforceable against ~~HWHI and~~ HGVI, ~~as applicable,~~each Borrower and each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings, recordations and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.

SECTION 5.05 Financial Statements; No Material Adverse Effect.

(a) (i) The Audited Financial Statements fairly present in all material respects the financial condition of the ~~Borrower~~Company and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(ii) The Unaudited Financial Statements fairly present in all material respects the financial condition of the ~~Borrower~~Company and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b) The forecasts of consolidated balance sheets and consolidated statements of income and cash flow of Holdings and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(c) Since December 31, 2015, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) As of the Closing Date, none of the ~~Borrower~~Company and its Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under the Loan Documents or under the Senior Unsecured Notes Documents and (iii) liabilities incurred in the ordinary course of business that, either individually or in the aggregate, have not had nor could reasonably be expected to have a Material Adverse Effect).

SECTION 5.06 Litigation.

Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the ~~Borrower~~Borrowers, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the ~~Borrower~~Company or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07 [Reserved].

SECTION 5.08 Ownership of Property; Liens; Real Property.

(a) The ~~Borrower~~Company and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.08 hereto and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) As of the Closing Date, Schedule 8 to the Perfection Certificate contains a true and complete list of each Real Property owned by the ~~Borrower~~Company and the Subsidiaries as of the Closing Date.

~~(c) Except as would not have a Material Adverse Effect, (i) none of the management agreements relating to Real Property owned or leased by any Loan Party requires or will require any Loan Party to pay any material property improvement plan fees or charges or requires or will require any Loan Party to renovate, update, upgrade, repair, enhance, or improve such Real Property as a result of the Spin-Off Transaction, and (ii) all management agreements to which any Loan Party is a party, relating to Real Property are in full force and effect and no consent is required in connection with any such agreements for the consummation of the Spin-Off Transaction (to the extent any Loan Party is a party or otherwise subject thereto), except as shall have been obtained prior to the Closing Date.~~

SECTION 5.09 Environmental Matters.

Except as specifically disclosed in Schedule 5.09(a) or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Each Borrower, each Loan Party and ~~its~~their respective properties and operations are and, other than any matters which have been finally resolved, have been in compliance with all Environmental Laws, which includes obtaining, maintaining and complying with all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Borrowers and the Loan Parties;

(b) the Borrowers and the Loan Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Borrowers or the Loan Parties nor any of the Real Property owned, leased or operated by any Loan Party or Subsidiary is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the ~~Borrower~~Borrowers, threatened, under or relating to any Environmental Law;

(c) there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities currently or formerly owned, leased or operated by any Loan Party or Subsidiary, or arising out of the conduct of the Borrowers or the Loan Parties that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup by, or on behalf of, any Loan Party or Subsidiary or could reasonably be expected to result in any Environmental Liability;

(d) there are no facts, circumstances or conditions arising out of or relating to the Borrowers or the Loan Parties or any of their respective operations or any facilities currently or, to the knowledge of the ~~Borrower~~Borrowers, formerly owned, leased or operated by any of the Loan Parties or Subsidiaries, that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup by, or on behalf of, any Loan Party or Subsidiary or could reasonably be expected to result in any Environmental Liability; and

(e) the ~~Borrower has~~Borrowers have made available to the Administrative Agent all environmental reports, studies, assessments, audits, or other similar documents containing information regarding any Environmental Liability that are in the possession or control of the ~~Borrower~~Borrowers or any Loan Party or Subsidiary.

SECTION 5.10 Taxes.

Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, that are due and payable (including in their capacity as a withholding agent), except those that are being contested in good faith by appropriate proceedings diligently conducted. Except as described on Schedule 5.10, there is no proposed Tax deficiency or assessment known to any Borrowers or Loan Parties against the Borrowers or Loan Parties that would, if made, individually or in the aggregate, have a Material Adverse Effect.

SECTION 5.11 ERISA Compliance.

(a) Except as set forth on Schedule 5.11(a) or as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan maintained by a Borrower, a Loan Party or ERISA Affiliate is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state Laws.

(b) (i) No ERISA Event has occurred during the six year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur; (ii) ~~neither~~none of any Borrower, any Loan Party ~~nor~~or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) ~~neither~~none of any Borrower, any Loan Party ~~nor~~or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) ~~neither~~none of any Borrower, any Loan Party ~~nor~~or any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) With respect to each Pension Plan, the adjusted funding target attainment percentage (as defined in Section 901 of the Code), as determined by the applicable Pension Plan’s Enrolled Actuary under Sections 436(j) and 430(d)(2) of the Code and all applicable regulatory guidance promulgated thereunder (“AFTAP”), would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.”~~Neither~~None of any Borrower, any Loan Party nor any ERISA Affiliate maintains or contributes to a Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 5.12 Subsidiaries; Equity Interests.

As of the Closing Date (after giving effect to the Spin-Off Transaction), no Borrower or Loan Party has any material Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party or a Borrower in such material Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 10 to the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party and (b) set forth the ownership interest of the ~~Borrower~~Company and any other Guarantor in each material wholly owned Subsidiary, including the percentage of such ownership.

SECTION 5.13 Margin Regulations; Investment Company Act.

(a) ~~The~~No Borrower is ~~not~~ engaged ~~nor~~or will ~~it~~ engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b) ~~None of the~~No Loan Party or Borrower~~, any Person Controlling the Borrower, or any of its Restricted Subsidiaries~~ is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.14 Disclosure.

To the best of the ~~Borrower’s~~Borrowers’ knowledge, no report, financial statement, certificate or other written information furnished by or on behalf of any Borrower or Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the ~~Borrower~~Company represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5.15 Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect as of the Closing Date (a) there are no strikes or other labor disputes against the ~~Borrower~~Company or any of its Restricted Subsidiaries pending or, to the knowledge of the ~~Borrower~~Borrowers, threatened, (b) hours worked by and payment made to employees of the ~~Borrower~~Company or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws, (c) the ~~Borrower~~Borrowers and the other Loan Parties have complied with all applicable labor laws including work authorization and immigration and (d) all payments due from the ~~Borrower~~Company or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

SECTION 5.16 [Reserved].

SECTION 5.17 Intellectual Property; Licenses, Etc.

The ~~Borrower~~Company and its Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the ~~Borrower~~Borrowers, such IP Rights do not conflict with the rights of any Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The business of any Loan Party or any of their Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any IP Rights held by any Person except for such infringements, misappropriations and violations, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is filed and presently pending or, to the knowledge of the ~~Borrower~~Borrowers, presently threatened in writing against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Except pursuant to licenses and other user agreements entered into by each Borrower or Loan Party in the ordinary course of business, as of the Closing Date, all registrations listed in Schedule 9 to the Perfection Certificate are valid and subsisting, except, in each case, to the extent failure of such registrations to be valid and subsisting could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 5.18 Solvency.

On the Closing Date, after giving effect to the Spin-Off Transaction, the ~~Borrower~~Company and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.19 Subordination of Junior Financing; First Lien Obligations.

The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

SECTION 5.20 Sanctions; Anti-Corruption; USA PATRIOT Act.

(a) Holdings and each of its Subsidiaries is in compliance, in all material respects, with (i) all applicable Sanctions, (ii) the FCPA and all other applicable anti-corruption laws (“Anti-Corruption Laws”) and (ii) as applicable, the USA PATRIOT Act. Holdings and its Subsidiaries have implemented and maintain in effect policies and procedures reasonably designed to promote and achieve compliance by Holdings, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(b) None of Holdings or any of its Subsidiaries or, to the knowledge of the ~~Borrower~~Borrowers and the other Loan Parties, any director, officer, employee, agent or controlled affiliate of Holdings or any Subsidiary is currently the subject of any Sanctions, nor is Holdings or any of its Subsidiaries located, organized or resident in any country, region or territory that is the subject of Sanctions.

(c) No part of the proceeds of the Loans will be used, directly or indirectly, by the ~~Borrower~~Borrowers (i) in violation of any Anti-Corruption Laws or (ii) for the purpose of financing any activities or business of or with any Person, or in any country, region or territory, that, at the time of such financing, is the subject of any Sanctions.

SECTION 5.21 Security Documents.

(a) Valid Liens. Each Collateral Document delivered pursuant to Section 4.01 and Sections 6.11, 6.13 and 6.15 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 5 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements, in each case subject to no Liens other than Liens permitted hereunder.

(b) PTO Filing; Copyright Office Filing. When the Intellectual Property Security Agreements are properly filed in the United States Patent and Trademark Office and the United States Copyright Office, to the extent such filings may perfect such interests, the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (each as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office and Copyrights (as defined in the Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to establish a Lien on registered Patents, Trademarks and Copyrights acquired by the grantors thereof after the Closing Date).

Notwithstanding anything herein (including this Section 5.21) or in any other Loan Document to the contrary, neither the ~~Borrower~~Borrowers nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date, the ~~Borrower~~Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Restricted Subsidiaries to:

SECTION 6.01 Financial Statements.

(a) Deliver to the Administrative Agent for prompt further distribution to each Lender, within 90 days after the end of each fiscal year ~~(or 120 days for the first fiscal year ending after the Closing Date)~~, a consolidated balance sheet of ~~Holdings~~the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than a going concern qualification resulting solely from an upcoming maturity date under the Facilities occurring within one year from the time such opinion is delivered;

(b) Deliver to the Administrative Agent for prompt further distribution to each Lender, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the ~~Borrower (or 60 days for the first three fiscal quarters ending after the Closing Date)~~Company, a consolidated balance sheet of ~~Holdings~~the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current fiscal quarter and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the ~~Borrower~~Company as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the ~~Borrower~~Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) [reserved]; and

(d) Deliver to the Administrative Agent with each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, supplemental financial information necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of ~~Holdings~~the Company and the Subsidiaries by furnishing (A) the applicable financial statements of ~~Holdings~~the Company (or any direct or indirect parent of ~~Holdings~~the Company) or (B) ~~Holdings’~~the Company’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of ~~Holdings~~the Company, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to ~~Holdings~~the Company (or such parent), on the one hand, and the information relating to ~~Holdings~~the Company and the Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, except as permitted in Section 6.01(a), shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to Section 6.01 and Sections 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the ~~Borrower~~Company (or any direct or indirect parent of the ~~Borrower~~Company) posts such documents, or provides a link thereto on the website on the Internet at the ~~Borrower’s~~Company’s website address listed on Schedule 10.02; or (ii) on which such documents are posted on the ~~Borrower’s~~Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access

(whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the ~~Borrower~~Company shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent; and (ii) the ~~Borrower~~Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and, in the case of documents required to be delivered pursuant to Section 6.01, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the ~~Borrower~~Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent; provided, however, that if such Compliance Certificate is first delivered by electronic means, the date of such delivery by electronic means shall constitute the date of delivery for purposes of compliance with Section 6.02(a). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

SECTION 6.02 Certificates; Other Information.

Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the ~~Borrower~~Company;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the ~~Borrower~~Company or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied as long as such filing is publicly available on the SEC’s EDGAR website;

(c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Borrower or any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Senior Unsecured Notes Documents or any Junior Financing Documentation and, in each case, any Permitted Refinancing thereof, in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections describing the legal name and the jurisdiction of formation of each Borrower and each Loan Party and the location of the chief executive office of each Borrower and each Loan Party of the Perfection Certificate or confirming that there has been no change in such information since the later of the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of the ~~Borrower~~Company that identifies each Subsidiary as a Restricted Subsidiary, an Unrestricted Subsidiary, a Securitization Subsidiary or an Excluded Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there has been no change in such information since the later of the Closing Date or the date of the last such list; and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

The ~~Borrower~~Borrowers hereby ~~acknowledges~~acknowledge that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the ~~Borrower~~Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the ~~Borrower or its~~Borrowers or their securities) (each, a “Public Lender”). The ~~Borrower~~Borrowers hereby ~~agrees~~agree to make all Borrower Materials that the ~~Borrower intends~~Borrowers intend to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC.” By designating Borrower Materials as “PUBLIC”, the ~~Borrower authorizes~~Borrowers authorize such Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to the ~~Borrower or its~~Borrowers or their securities for purposes of United States federal and state securities laws. Notwithstanding the foregoing, the ~~Borrower~~Borrowers shall not be under any obligation to mark any Borrower Materials “PUBLIC.” The ~~Borrower agrees~~Borrowers agree that (i) any Loan Documents, (ii) any financial statements delivered pursuant to Section 6.01 and (iii) any Compliance Certificates delivered pursuant to Section 6.02(a) will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the ~~Borrower or its~~Borrowers or their securities for purposes of United States federal or state securities laws.

SECTION 6.03 Notices.

Promptly after a Responsible Officer of ~~the~~any Borrower or any Subsidiary Guarantor has obtained knowledge thereof, notify the Administrative Agent:

(a)	of the occurrence of any Default;

(b)	of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

(c) of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against Holdings, the ~~Borrower~~Company or any of its Subsidiaries thereof that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the ~~Borrower~~Company (x) that such notice is being delivered pursuant to Sections 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the ~~Borrower~~Company has taken and proposes to take with respect thereto.

SECTION 6.04 Payment of Obligations.

Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except (x) in a transaction permitted by Sections 7.04 or 7.05 and (y) any Restricted Subsidiary may merge or consolidate with any other Restricted Subsidiary if otherwise permitted by Sections 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of (a) (other than with respect to the ~~Borrower~~Company) or (b), (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Article VII or clause (a)(y) of this Section 6.05.

SECTION 6.06 Maintenance of Properties.

Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material tangible or intangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

SECTION 6.07 Maintenance of Insurance.

(a) Generally. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the ~~Borrower~~Company and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b) Requirements of Insurance. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days (or, to the extent reasonably available, 30 days) after receipt by the Collateral Agent of written notice thereof (the ~~Borrower~~Company shall deliver a copy of the policy (and to the extent any such policy is cancelled or renewed, a renewal or replacement policy) or other evidence thereof to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto) and (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance) (it being understood that, absent an Event of Default, any proceeds of any such property insurance shall be delivered by the insurer(s) to the ~~Borrower~~Company or one of its Subsidiaries and applied in accordance with this Agreement), as applicable.

SECTION 6.08 Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 6.09 Books and Records.

Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of the ~~Borrower~~Company or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

SECTION 6.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the ~~Borrower~~Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the ~~Borrower~~Borrowers; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year and only one (1) such time shall be at the ~~Borrower’s~~Borrowers’ expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the ~~Borrower~~Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the ~~Borrower~~Borrowers the opportunity to participate in any discussions with the ~~Borrower’s~~Borrowers’ independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the ~~Borrower~~Company nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

SECTION 6.11 Additional Collateral; Additional Guarantors.

At the ~~Borrower’s~~Borrowers’ expense, take all action either necessary or as reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

Upon (x) the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by the ~~Borrower~~Company, (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary or (z) the designation in accordance with Section 6.14 of an existing direct or indirect wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary:

(i) within sixty (60) days after such formation, acquisition, cessation or designation, or such longer period as the Administrative Agent may agree in writing in its discretion:

(A) cause each such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) joinders to this Agreement as Guarantors, Security Agreement Supplements, intellectual property security agreements, a counterpart of the Intercompany Note, each Intercreditor Agreement, if applicable, and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) cause each such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Domestic Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(C) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action the filing of Uniform Commercial Code financing statements and intellectual property security agreements, and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; and

(iii) if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i) or (ii).

SECTION 6.12 Compliance with Environmental Laws.

Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Loan Parties or Subsidiaries are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

SECTION 6.13 Further Assurances.

(a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Intercreditor Agreement or any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of any Intercreditor Agreement or the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement.

(b) Ensure that all Real Property owned by the ~~Borrower~~Company or any Restricted Subsidiary as of the Closing Date or acquired from time to time after the Closing Date is owned by or transferred to a Loan Party or a Restricted Subsidiary of the ~~Borrower~~Company whose Equity Interests constitute Collateral (other than pursuant to a transaction or for any other purpose not prohibited by this Agreement, including Permitted Acquisitions and other Investments).

~~(c) Ensure that the Spin-Off Transaction occurs in accordance with the Spin-Off Requirements.~~

SECTION 6.14 Designation of Subsidiaries.

The ~~Borrower~~Company may at any time designate any Restricted Subsidiary of the ~~Borrower~~Company as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the ~~Borrower~~Company shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.11, and, as a condition precedent to the effectiveness of any such designation, the ~~Borrower~~Company shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Senior Unsecured Notes Documents, Indebtedness incurred under Section 7.03(s) or Section 7.03(w) or any Junior Financing, as applicable. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the ~~Borrower~~Company therein at the date of designation in an amount equal to the fair market value of the ~~Borrower’s~~Company’s or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the ~~Borrower~~Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the ~~Borrower’s~~Company’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

SECTION 6.15 Post-Closing Covenants.

~~.~~ Except as otherwise agreed by the Administrative Agent in its sole discretion, the ~~Borrower~~Company shall, and shall cause each of the other Loan Parties to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 6.15 within the time periods set forth therein (or such longer time periods as determined by the Administrative Agent in its sole discretion).

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date:

SECTION 7.01 Liens.

Neither the ~~Borrower~~Company nor the Restricted Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c) Liens for Taxes that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens that secure amounts not overdue for a period of more than forty-five (45) days or if more than forty-five (45) days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the ~~Borrower~~Company or any of its Restricted Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Law) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting Real Property that do not in the aggregate materially interfere with the ordinary conduct of the business of the ~~Borrower~~Company or any of its Restricted Subsidiaries, taken as a whole;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the ~~Borrower~~Company and its Restricted Subsidiaries, taken as a whole or (ii) secure any Indebtedness;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) and (n) or, to the extent related to any of the foregoing, Section 7.02(r) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens (i) in favor of the ~~Borrower~~Company or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Loan Party securing permitted intercompany Indebtedness and (ii) in favor of the ~~Borrower~~Company or any Subsidiary Guarantor;

(n) any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by the ~~Borrower~~Company or any of its Restricted Subsidiaries in the ordinary course of business;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the ~~Borrower~~Company or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the ~~Borrower~~Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the ~~Borrower~~Company or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the ~~Borrower~~Company or any of its Restricted Subsidiaries in the ordinary course of business;

(s) Liens solely on any cash earnest money deposits made by the ~~Borrower~~Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) ground leases in respect of Real Property on which facilities owned or leased by the ~~Borrower~~Company or any of its Restricted Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 365 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) Liens on property (i) of any Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the ~~Borrower~~Company or any Restricted Subsidiary permitted under Section 7.03;

(w) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(g);

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the ~~Borrower~~Company and its Restricted Subsidiaries, taken as a whole;

(y) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) the modification, replacement, renewal or extension of any Lien permitted by clauses (u) and (w) of this Section 7.01; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(bb) [Reserved];

(cc) Liens with respect to property or assets of the ~~Borrower~~Company or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed ~~$75,000,000~~the greater of (x) $150,000,000 and (y) 5.0% of Total Assets;

(dd) Liens to secure Indebtedness permitted under Sections 7.03(q) or 7.03(s); provided that the representative of the holders of each such Indebtedness becomes party to (i) if such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, the Junior Lien Intercreditor Agreement as a “Senior Representative” (as defined in the Junior Lien Intercreditor Agreement) and the First Lien Intercreditor Agreement and (ii) if such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations, the Junior Lien Intercreditor Agreement as a “Second Priority Representative” (as defined in the Junior Intercreditor Agreement);

(ee) Liens on the Collateral securing obligations in respect of Credit Agreement Refinancing Indebtedness constituting Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt (and any Permitted Refinancing of any of the foregoing); provided that (x) any such Liens securing any Permitted Refinancing in respect of such Permitted First Priority Refinancing Debt are subject to the First Lien Intercreditor Agreement and (y) any such Liens securing any Permitted Refinancing in respect of such Permitted Second Priority Refinancing Debt are subject to the Junior Lien Intercreditor Agreement;

(ff) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(gg) deposits of cash with the owner or lessor of premises leased and operated by the ~~Borrower~~Company or any of its Subsidiaries to secure the performance of the ~~Borrower’s~~Company’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(hh) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing; and

(ii) Liens with respect to property or assets of the ~~Borrower~~Company and its Restricted Subsidiaries (including accounts receivable or other revenue streams and other rights to payment and any other assets related thereto) in connection with a property manager’s obligations in respect of timeshare collection accounts, operating accounts and reserve accounts.

Notwithstanding the foregoing, (i) no consensual Liens shall exist on Equity Interests that constitute Collateral other than pursuant to clauses (a), (dd) and (ee) above, (ii) no Liens otherwise permitted under this Section 7.01 shall exist on Real Property other than Liens on Real Property not constituting inventory (as would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP) securing obligations in an aggregate amount outstanding at any time not to exceed the greater of (a) $25,000,000 and (b) 10% of the total gross book value (including any applicable depreciation and amortization) of all Real Property not constituting inventory (as would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP) and (iii) no Liens shall exist on any rights of any of the Parent, ~~Borrower~~the Company or any Restricted Subsidiary under the License Agreement.

SECTION 7.02 Investments.

Neither the ~~Borrower~~Company nor the Restricted Subsidiaries shall directly or indirectly, make any Investments, except:

(a) Investments by the ~~Borrower~~Company or any of its Restricted Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors, managers and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent thereof directly from such issuing entity (provided that the amount of such loans and advances shall be contributed to the ~~Borrower~~Company in cash as common equity) and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under clause (iii) above shall not exceed $25,000,000;

(c) Investments by the ~~Borrower~~Company or any of its Restricted Subsidiaries in the ~~Borrower~~Company or any of its Restricted Subsidiaries or any Person that will, upon such Investment become a Restricted Subsidiary; provided that ~~the aggregate amount of Investments made by Loan Parties in Persons that are not or do not become Loan Parties (except if such Investments are part of a series of substantially concurrent transactions that result in the proceeds of such Investments ultimately being invested in (or distributed to) Loan Parties), in the aggregate with any Investments made pursuant to Section 7.02(i)(iv), shall not exceed at any time outstanding the sum of (1) 15.0% of Total Assets and (2) an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 1.10:1.00; provided further that~~ any Investment made by any Person that is not a Loan Party in any Loan Party pursuant to this clause (c) shall be subordinated in right of payment to the Loans;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by Section 7.02(m) below) consisting of transactions permitted under Sections 7.01, 7.03 (other than 7.03(c) and (d)), 7.04 (other than 7.04(c), (d) and (e)), 7.05 (other than 7.05(d)(ii) or 7.05(e)), 7.06 (other than 7.06(e) and (i)(iv)) and 7.13, respectively;

(f) Investments (i) existing or contemplated on the Closing Date or the Amendment No. 1 Effective Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by the ~~Borrower~~Company or any Restricted Subsidiary in the ~~Borrower~~Company or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(i) any acquisition of all or substantially all the assets of a Person, or any Equity Interests in a Person that becomes a Restricted Subsidiary or a division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions, if immediately after giving effect thereto: (i) ~~the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Section 7.11 after giving effect to such acquisition or Investment and any related transactions; (ii)~~ any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03; and (~~iii~~ii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Subsidiary (other than an Excluded Subsidiary, Securitization Subsidiary or an Unrestricted Subsidiary) shall become a Guarantor, in each case, in accordance with Section 6.11~~, and (iv) the aggregate amount of Investments made by Loan Parties in Persons that do not become Loan Parties, in the aggregate with any Investments made pursuant to the first proviso to Section 7.02(c), shall not exceed at any time outstanding the sum of (1) 15.0% of Total Assets and (2) an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 1.10:1.00~~ (any such acquisition, a “Permitted Acquisition”);

(j) Investments in the form of (A) Timeshare Loans generated in the ordinary course of business, (B) construction loans to developers of properties in the ordinary course of business or otherwise in connection with vacation ownership interval transactions, and (C) (i) purchases of vacation ownership intervals for inventory or resale, the purchase or payment for use of land or property for, the conversion of properties to, or the development of, expansion of or enhancement of, vacation ownership intervals and any Investments reasonably related, complementary, synergistic or ancillary thereto, in each case by the ~~Borrower~~Company and its Restricted Subsidiaries~~;~~ and (ii) so long as, at the time of making of any Investment, the Consolidated First Lien Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 2.00:1.00, Investments in the Company or any Restricted Subsidiary, any Person becoming a Restricted Subsidiary as a result of such Investment and joint ventures, in each case, made in connection with the Investments described in clause (j)(C)(i) above;

(k) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to the ~~Borrower~~Company and any other direct or indirect parent of the ~~Borrower~~Company, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such parent in accordance with Sections 7.06(g), (h) or (i);

(n) other Investments ~~(including for Permitted Acquisitions pursuant to Section 7.02(i)(iv))~~ in an aggregate amount outstanding pursuant to this clause (n) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) at any time of making of any Investment not to exceed the greater of (a) $~~75,000,000~~125,000,000 and (b) ~~4.0~~4.25% of Total Assets ~~(in each case, net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts)~~;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of the ~~Borrower~~Company (or any direct or indirect parent of the ~~Borrower~~Company);

(q) Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged or amalgamated or consolidated into the ~~Borrower~~Company or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary ~~contemplated pursuant to Section 7.02(i)(iv) or~~ permitted under Section 7.02(n);

(s) Investments constituting the non-cash portion of consideration received in a Disposition permitted by Section 7.05;

(t) Guarantees by the ~~Borrower~~Company or any of its Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(u) (i) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the ~~Borrower~~Company are necessary or advisable to effect any Qualified Securitization Financing (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in connection therewith and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets in connection with a Qualified Securitization Financing;

(v) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at the time outstanding as of the making of such Investment, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of $~~50,000,000~~125,000,000 and ~~4.00~~4.25% of Total Assets at the time of such Investment ~~(with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value)~~; provided that any Investment made by any Loan Party pursuant to this clause (v) shall be subordinated in right of payment to the Loans;

(w) ~~[reserved]~~Investments in or relating to the transactions contemplated under the Odawara P&S Agreement;

(x) Permitted Intercompany Activities, the Spin-Off Transaction and related transactions;

(y) Investments in joint ventures of the ~~Borrower~~Company or any of its Restricted Subsidiaries existing on the Closing Date;

(z) Investments in joint ventures of the ~~Borrower~~Company or any of its Restricted Subsidiaries following the Amendment No. 1 Effective Date, taken together with all other Investments made pursuant to this clause (z) that are at that time outstanding, not to exceed the greater of (a) $~~25,000,000~~125,000,000 and (b) ~~2.0~~4.25% of Total Assets (in each case, determined on the date such Investment is made~~, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value~~);

(aa) Investments that are made in an amount equal to the amount of Excluded Contributions previously received (less any Restricted Payments made pursuant to Section 7.06(p)); and

(bb) ~~so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower~~the Company and its Restricted Subsidiaries may make Investments in an unlimited amount so long as at the time of making of any Investment the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to ~~1.10:1.00; provided that with respect to any Investments other than in the Borrower or any Restricted Subsidiary, the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis shall be less than or equal to 0.8~~2.00:1.00.

SECTION 7.03 Indebtedness.

Neither the ~~Borrower~~Company nor any of the Restricted Subsidiaries shall directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party under (i) the Loan Documents, (ii) the Senior Unsecured Notes Documents in an aggregate principal amount not to exceed $300,000,000 and, in the case of this clause (ii), any Permitted Refinancing thereof;

(b) (i) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) Indebtedness owed to the ~~Borrower~~Company or any Restricted Subsidiary outstanding on the Closing Date and any refinancing thereof with Indebtedness owed to the ~~Borrower~~Company or any Restricted Subsidiary in a principal amount that does not exceed the principal amount (or accreted value, if applicable) of the intercompany Indebtedness so refinanced; provided that (x) any amount owed by a Restricted Subsidiary that is not a Loan Party to a Loan Party shall be evidenced by an Intercompany Note and (y) all such Indebtedness of any Loan Party owed to any Person or Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Note;

(c) Guarantees by the ~~Borrower~~Company and any Restricted Subsidiary in respect of Indebtedness of the ~~Borrower~~Company or any Restricted Subsidiary of the ~~Borrower~~Company otherwise permitted hereunder; provided that (A) no Guarantee of any Senior Unsecured Notes or any Indebtedness constituting Junior Financing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the ~~Borrower~~Company or any Restricted Subsidiary owing to the ~~Borrower~~Company or any Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party) to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person or Restricted Subsidiary that is not a Loan Party shall be evidenced by an Intercompany Note and any such Indebtedness owing to a Restricted Subsidiary that is not a Loan Party is subordinated in right of payment to the Loans (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not a Loan Party shall be deemed to be expressly subordinated in right of payment to the Loans unless the terms of such Indebtedness expressly provide otherwise);

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of a fixed or capital asset incurred by the ~~Borrower~~Company or any Restricted Subsidiary prior to or within 365 days after the acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of the applicable asset in an aggregate amount not to exceed the greater of (a) $80,000,000 and (b) 6.0% of Total Assets, in each case determined at the time of incurrence (together with any Permitted Refinancings thereof) at any time outstanding, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(m) and (iii) any Permitted Refinancing of any of the foregoing;

(f) Indebtedness in respect of Swap Contracts designed to hedge against the ~~Borrower’s~~Company’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness of the ~~Borrower~~Company or any Restricted Subsidiary assumed in connection with any Permitted Acquisition so long as such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and any Permitted Refinancing thereof; provided that after giving pro forma effect to such Permitted Acquisition and the assumption of such Indebtedness, the aggregate amount of such Indebtedness does not exceed (x)

$~~25,000,000~~75,000,000 at any time outstanding plus (y) any additional amount of such Indebtedness so long (i) if such Indebtedness is secured on a junior basis to the Facilities, the Consolidated Total Net Leverage Ratio determined on a Pro Forma Basis is no greater than ~~1.1~~2.00:1.00, and the ~~Borrower~~Company and its Restricted Subsidiaries are in compliance with the covenants set forth in Section 7.11, determined on a Pro Forma Basis as of the date of incurrence of such Indebtedness; (ii) if such Indebtedness is secured on a pari passu basis with the Facilities, the Consolidated First Lien Net Leverage Ratio determined on a Pro Forma Basis is no greater than ~~0.25~~1.00:1.00 and the ~~Borrower~~Company and its Restricted Subsidiaries are in compliance with the covenants set forth in Section 7.11, determined on a Pro Forma Basis as of the date of incurrence of such Indebtedness; or (iii) if such Indebtedness is unsecured, the ~~Borrower~~Company and its Restricted Subsidiaries are in compliance with the covenants set forth in Section 7.11, determined on a Pro Forma Basis as of the date of incurrence of such Indebtedness; provided that any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party, together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Sections 7.03(q), 7.03(s) or 7.03(w), does not exceed in the aggregate at any time outstanding the greater of (A) $~~60,000,000~~125,000,000 and (B) 4.25% of Total Assets;

(h) Indebtedness representing deferred compensation to employees of the ~~Borrower~~Company (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness consisting of promissory notes issued by the ~~Borrower~~Company or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the ~~Borrower~~Company or any direct or indirect parent of the ~~Borrower~~Company permitted by Section 7.06;

(j) Indebtedness incurred by the ~~Borrower~~Company or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purposes of financing such acquisition; provided, that such Indebtedness is not reflected on the balance sheet of the ~~Borrower~~Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (j));

(k) Indebtedness consisting of obligations of the ~~Borrower~~Company or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l) obligations in respect of Treasury Services Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(m) Indebtedness of the ~~Borrower~~Company or any of its Restricted Subsidiaries, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed (x) ~~$150,000,000~~the greater of (a) $200,000,000 and (b) 7.00% of Total Assets at any time outstanding plus (y) 100% of the cumulative amount of the net cash proceeds and Cash Equivalent proceeds from the sale of Equity Interests (other than Excluded Contributions, proceeds of Disqualified Equity Interests, Designated Equity Contributions or sales of Equity Interests to the ~~Borrower~~Company or any of its Subsidiaries) of the ~~Borrower~~Company or any direct or indirect parent of the ~~Borrower~~Company after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the ~~Borrower~~Company that has not been applied to incur debt pursuant to this clause (m)(y), to make Restricted Payments pursuant to Section 7.06 (other than pursuant to Section 7.06(h)), to make Investments pursuant to clause 7.02(n), (v), (w), (y) or (z) or to make prepayments of subordinated indebtedness pursuant to Section 7.13 (other than 7.13(a)(iv));

(n) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by the ~~Borrower~~Company or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the ~~Borrower~~Company or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) so long as no Event of Default has occurred and is continuing or would result therefrom (or if the proceeds of such Indebtedness are being used to finance a Permitted Acquisition, no Event of Default under Sections 8.01(a) or (f) has occurred and is continuing), Indebtedness incurred on (x) a pari passu basis with the Facilities or (y) junior to the Facilities in an aggregate principal amount, when aggregated with the amount of Incremental Term Loans and Incremental Revolving Credit Commitments pursuant to Section 2.14(d)(v)(A) ~~and Section 2.14(d)(v)(B)~~, not to exceed $~~300,000,000~~450,000,000; provided that such Indebtedness shall (A) in the case of clause (x) above, have a maturity date that is after the Latest Maturity Date at the time such Indebtedness is incurred, and in the case of clause (y) above, have a maturity date that is at least ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (B) in the case of clause (x) above, have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities and, in the case of clause (y) above, shall not be subject to scheduled amortization prior to maturity, (C) if such Indebtedness is incurred or guaranteed on a secured basis by a Loan Party subject to the

First Lien Intercreditor Agreement and/or the Junior Lien Intercreditor Agreement, as applicable, (D) have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the ~~Borrower~~Company are not materially less favorable (when taken as a whole) to the ~~Borrower~~Company than the terms and conditions of the Loan Documents (when taken as a whole) (provided that a certificate of the ~~Borrower~~Company as to the satisfaction of the conditions described in this clause (D) delivered at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the ~~Borrower~~Company has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (D), shall be conclusive unless the Administrative Agent notifies the ~~Borrower~~Company within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) and (E) the ~~Borrower~~Company and its Restricted Subsidiaries are in compliance with the covenants set forth in Section 7.11, determined on a Pro Forma Basis as of the date of incurrence of such Indebtedness; provided, further, that any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party, together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Sections 7.03(g), 7.03(s) or 7.03(w), does not exceed in the aggregate at any time outstanding the greater of (1) $~~60,000,000~~125,000,000 and (2) 4.25% of Total Assets;

(r) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(s) Permitted Ratio Debt and any Permitted Refinancing thereof;

(t) Credit Agreement Refinancing Indebtedness;

(u) [Reserved];

(v) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (v) and then outstanding, does not exceed 10% of Foreign Subsidiary Total Assets;

(w) unsecured Indebtedness of the ~~Borrower~~Company or any Restricted Subsidiary, so long as the ~~Borrower~~Company and its Restricted Subsidiaries are in compliance with the covenants set forth in Section 7.11, determined on a Pro Forma Basis as of the date of incurrence of such Indebtedness; and without duplication, Permitted Refinancings of such Indebtedness; provided that any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party, together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Sections 7.03(g), 7.03(q) or 7.03(s), does not exceed in the aggregate at any time outstanding the greater of (A) $~~60,000,000~~125,000,000 and (B) 4.25% of Total Assets;

(x) Indebtedness arising from Permitted Intercompany Activities; and

(y) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (x) above, the ~~Borrower~~Company shall, in its sole discretion, classify or later divide or classify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents, any Senior Unsecured Notes Documents and, in each case, any Permitted Refinancing thereof, will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a).

SECTION 7.04 Fundamental Changes.

Neither the ~~Borrower~~Company nor any of the Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the ~~Borrower~~Company (including a merger, the purpose of which is to reorganize the ~~Borrower~~Company into a new jurisdiction); provided that the ~~Borrower~~Company shall be the continuing or surviving Person and such merger does not result in the ~~Borrower~~Company ceasing to be a corporation, partnership or limited liability company organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or the ~~Borrower~~Company or any Subsidiary may change its legal form (x) if the ~~Borrower~~Company determines in good faith that such action is in the best interest of the ~~Borrower~~Company and its Subsidiaries and if not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Sections 7.02 (other than 7.02(e)) or 7.05 or, in the case of any such business, discontinued, shall be transferred to otherwise owned or conducted by another Loan Party after giving effect to such liquidation or dissolution (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the ~~Borrower~~Company or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or the ~~Borrower~~Company or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively; and

(d) so long as no Default exists or would result therefrom, the ~~Borrower~~Company may merge or consolidate with any other Person; provided that (i) the ~~Borrower~~Company shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the ~~Borrower~~Company (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the ~~Borrower~~Company under this Agreement and the other Loan Documents to which the ~~Borrower~~Company is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (E) the ~~Borrower~~Company shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document preserves the enforceability of this Agreement, the Guaranty and the Collateral Documents and the perfection of the Liens under the Collateral Documents; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the ~~Borrower~~Company under this Agreement; and

(e) so long as no Default exists or would result therefrom (in the case of a merger involving a Loan Party), any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary or the ~~Borrower~~Company, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement;

(f) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05; and

(g) the ~~Borrower~~Company and its Subsidiaries may consummate Permitted Intercompany Activities, the Spin-Off Transaction and related transactions.

SECTION 7.05 Dispositions.

Neither the ~~Borrower~~Company nor any of the Restricted Subsidiaries shall, directly or indirectly, make any Disposition, except:

(a) (i) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the ~~Borrower~~Company or any of its Restricted Subsidiaries and (ii) Dispositions of property no longer used or useful in the good faith determination of the ~~Borrower~~Company in the conduct of the business of the ~~Borrower~~Company and its Restricted Subsidiaries outside the ordinary course of business (and for consideration complying with the requirements applicable to Dispositions pursuant to clause (j) below);

(b) Dispositions of vacation ownership intervals or other inventory (whether developed, “just-in-time” or fee-for service) or goods (or other assets, including timeshare and residential assets, furniture and equipment) held for sale and immaterial assets (including allowing any registrations or any applications for registration of any immaterial intellectual property to lapse or go abandoned in the ordinary course of business), in each case, in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the ~~Borrower~~Company or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) to the extent constituting Dispositions, transactions permitted by Sections 7.01, 7.02 (other than Section 7.02(e)), 7.04 (other than Section 7.04(f)) and 7.06;

(f) Dispositions of land or other real property, whether vacant, unused or improved, in each case in the ordinary course of business or otherwise in connection with a vacation ownership interval transaction;

(g) Dispositions of Cash Equivalents;

(h) (i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the ~~Borrower~~Company or any of its Restricted Subsidiaries and (ii) Dispositions of intellectual property that do not materially interfere with the business of the ~~Borrower~~Company or any of its Restricted Subsidiaries so long as the ~~Borrower~~Company or any of its Restricted Subsidiaries receives a license or other ownership rights to use such intellectual property;

(i) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(j) Dispositions of property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition and (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $50,000,000, the ~~Borrower~~Company or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (f), (k), (p), (q), (r)(i), (r)(ii), (dd) (only to the extent the Obligations are secured by such cash and Cash Equivalents) and (ee) (only to the extent the Obligations are secured by such cash and Cash Equivalents); provided, however, that for the purposes of this clause (j)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the ~~Borrower’s~~Company’s (or the Restricted Subsidiaries’, as applicable) most recent balance sheet provided hereunder or in the footnotes thereto) of Holdings or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the ~~Borrower~~Company and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the ~~Borrower~~Company or the applicable Restricted Subsidiary from such transferee that are converted by the ~~Borrower~~Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (C) aggregate non-cash consideration received by the ~~Borrower~~Company or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of (a) $75,000,000 and (b) 5.00% of Total Assets at any time (net of any non-cash consideration converted into cash and Cash Equivalents);

(k) any Disposition of Securitization Assets (or of the Equity Interests in a Subsidiary, substantially all of the assets of which are Securitization Assets) to a Securitization Subsidiary;

(l) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(m) Dispositions of property pursuant to sale-leaseback transactions; provided that the fair market value of all property so Disposed of after the Closing Date shall not exceed $100,000,000;

(n) any swap of assets in exchange for services or other assets of comparable or greater value or usefulness to the business of the ~~Borrower~~Company and its Subsidiaries as a whole, as determined in good faith by the management of the ~~Borrower~~Company;

(o) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (or a Restricted Subsidiary which owns an Unrestricted Subsidiary so long as such Restricted Subsidiary owns no assets other than the Equity Interests of such an Unrestricted Subsidiary) and;

(p) the unwinding of any Swap Contract pursuant to its terms;

(q) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights; and

(s) Permitted Intercompany Activities, the Spin-Off Transaction and related transactions;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (i), (k), (p), (r) and (s) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06 Restricted Payments.

Neither the ~~Borrower~~Company nor any of the Restricted Subsidiaries shall declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the ~~Borrower~~Company, and other Restricted Subsidiaries of the ~~Borrower~~Company (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the ~~Borrower~~Company and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the ~~Borrower~~Company and each Restricted Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) (i) the Spin-Off Transaction and Restricted Payments in connection therewith, in each case, as set forth in the Transaction Agreements and the Amendment No. 7 to Form 10, filed with the Securities and Exchange Commission on November 30, 2016, in each case, including any amendments, supplements, waivers or modifications in a manner not materially adverse to the Lenders when taken as whole, as compared to such Transaction Agreement or Form 10 as in effect immediately prior to such amendment, supplement, waiver or modification) and (ii) a distribution, on or around the Closing Date, by the ~~Borrower~~Company to its direct or indirect parents of (A) the cash proceeds from the Loans and additional borrowings under the Timeshare Facility and (B) an additional amount of cash to the extent the balance of available cash (including restricted cash) as of the date of the Spin-Off Transaction exceeds $125,000,000;

(d) so long as no Event of Default has occurred and is continuing or would result therefrom, the ~~Borrower~~Company and its Restricted Subsidiaries may make Restricted Payments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to ~~1.1~~2.00:1.00;

(e) to the extent constituting Restricted Payments, the ~~Borrower~~Company and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.02 (other than 7.02(e) and (m)), 7.04 or 7.08 (other than Sections 7.08(e) or 7.08(j));

(f) repurchases of Equity Interests in the ~~Borrower~~Company (or any direct or indirect parent thereof) or any Restricted Subsidiary of the ~~Borrower~~Company deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) the ~~Borrower~~Company and each Restricted Subsidiary may pay (or make Restricted Payments to allow the ~~Borrower~~Company or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary (or of the ~~Borrower~~Company or any other such direct or indirect parent thereof) from any future, present or former employee, officer, director, manager or consultant of such Restricted Subsidiary (or the ~~Borrower~~Company or any other direct or indirect parent of such Restricted Subsidiary) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee, manager or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, manager, director, officer or consultant of such Restricted Subsidiary (or the ~~Borrower~~Company or any other direct or indirect parent thereof) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $25,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $50,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i) to the extent contributed to the ~~Borrower~~Company, the Net Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of any of the ~~Borrower’s~~Company’s direct or indirect parent companies, in each case to members of management, managers, directors or consultants of Holdings, the ~~Borrower~~Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent Net Proceeds from the sale of such Equity Interests have been Not Otherwise Applied; plus

(ii) the Net Proceeds of key man life insurance policies received by the ~~Borrower~~Company or its Restricted Subsidiaries; less

(iii) the amount of any Restricted Payments previously made with the cash proceeds described in clause (i) and (ii) of this Section 7.06(g);

(h) the ~~Borrower~~Company may make Restricted Payments in an aggregate amount not to exceed, when combined with prepayment of Indebtedness pursuant to Section 7.13(a)(iv), the greater of (a) $75,000,000 and (b) 3.00% of Total Assets;

(i) the ~~Borrower~~Company may make Restricted Payments to any direct or indirect parent of the ~~Borrower~~Company:

(i) to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the ~~Borrower~~Company and its Restricted Subsidiaries and, Transaction Expenses and any reasonable and customary indemnification claims made by directors, managers or officers of such parent attributable to the ownership or operations of the ~~Borrower~~Company and its Restricted Subsidiaries;

(ii) the proceeds of which shall be used by such parent to pay franchise Taxes and other fees, Taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iii) for any taxable period ending after the Closing Date (A) in which the ~~Borrower~~Company and/or any of its Subsidiaries is a member of a consolidated, combined, unitary or similar Tax group (a “Tax Group”) of which a direct or indirect parent of ~~Borrower~~Company is the common parent or (B) in which the ~~Borrower~~Company is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes, to pay U.S. federal, state and local and foreign Taxes that are attributable to the taxable income, revenue, receipts, gross receipts, gross profits, capital or margin of the ~~Borrower~~Company and/or its Subsidiaries; provided that for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount of such Taxes that the ~~Borrower~~Company and its Subsidiaries would have been required to pay if they were a stand-alone Tax Group with the ~~Borrower~~Company as the corporate common parent of such stand-alone Tax Group; provided, further, that the permitted payment pursuant to this clause (iii) with respect to any Taxes of any Unrestricted Subsidiary shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the ~~Borrower~~Company or its Restricted Subsidiaries for the purposes of paying such consolidated, combined unitary or similar Taxes;

(iv) to finance any Investment that would be permitted to be made pursuant to Section 7.02 if such parent were subject to such Section; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the ~~Borrower~~Company or the Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the ~~Borrower~~Company or its Restricted Subsidiaries in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 6.11, (C) such parent company and its Affiliates (other than the ~~Borrower~~Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the ~~Borrower~~Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Agreement and (D) such Investment shall be deemed to be made by the ~~Borrower~~Company or such Restricted Subsidiary pursuant to Section 7.02 (other than pursuant to Section 7.02(aa) or 7.02(p));

(v) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the ~~Borrower~~Company and the Restricted Subsidiaries;

(vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by Holdings (or any direct or indirect parent thereof) that is directly attributable to the operations of the ~~Borrower~~Company and its Restricted Subsidiaries; and

(vii) amounts payable pursuant to (x) the Support and Services Agreement or (y) any of the Transaction Agreements (including, in each case, any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the ~~Borrower~~Company to the Lenders when taken as a whole, as compared to the applicable agreement as in effect immediately prior to such amendment or replacement), solely to the extent such amounts are not paid directly by ~~Borrower~~Company or its Subsidiaries;

(j) payments made or expected to be made by the ~~Borrower~~Company or any of the Restricted Subsidiaries in respect of required withholding or similar Taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager or consultant of the ~~Borrower~~Company or any Restricted Subsidiaries and any repurchases of Equity Interests deemed to occur upon the exercise of stock options;

(k) the ~~Borrower~~Company or any Restricted Subsidiary may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(l) (i) any Restricted Payment by the ~~Borrower~~Company or any other direct or indirect parent of the ~~Borrower~~Company to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and (ii) Restricted Payments not to exceed the sum of (A) up to 6% per annum of the net proceeds received by (or contributed to) the ~~Borrower~~Company and its Restricted Subsidiaries from a Qualified IPO (and other than a public sale constituting an Excluded Contribution) and (B) Restricted Payments in an aggregate amount per annum not to exceed 5.00% of Market Capitalization;

(m) distributions or payments of Securitization Fees;

(n) [Reserved];

(o) the distribution, by dividend or otherwise, of Equity Interests of an Unrestricted Subsidiary (or a Restricted Subsidiary that owns one or more Unrestricted Subsidiaries), or Indebtedness owed to the ~~Borrower~~Company or a Restricted Subsidiary by an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents); ~~and~~

(p) Restricted Payments that are made (i) in an amount equal to the amount of Excluded Contributions previously received since the Closing Date (less any Investments made in reliance on Section 7.02(aa)) or (ii) without duplication with clause (i), in an amount equal to the Net Proceeds from a Disposition in respect of property or assets acquired after the Closing Date, if the acquisition of such property or assets was financed with Excluded Contributions~~.~~; and

(q) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Agreement.

SECTION 7.07 Change in Nature of Business.

The ~~Borrower~~Company shall not, nor shall the ~~Borrower~~Company permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the ~~Borrower~~Company and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

SECTION 7.08 Transactions with Affiliates.

Neither the ~~Borrower~~Company shall, nor shall the ~~Borrower~~Company permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the ~~Borrower~~Company, whether or not in the ordinary course of business, involving aggregate payments or consideration in excess of $25,000,000, other than (a) loans and other transactions among the ~~Borrower~~Company and its Restricted Subsidiaries and Securitization Subsidiaries or any entity that becomes a Restricted Subsidiary or Securitization Subsidiary as a result of such loan or other transaction to the extent permitted under this Article VII, (b) on terms substantially as favorable to the ~~Borrower~~Company or such Restricted Subsidiary as would be obtainable by the ~~Borrower~~Company or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the Transactions and the payment of Transaction Expenses as part of or in connection with the Transactions, (d) so long as no Event of Default under Sections 8.01(a) or (f) has occurred and is continuing, (A) the payment of management, monitoring, consulting, transaction, termination and advisory fees in an aggregate amount pursuant to the Support and Services Agreement and related indemnities and reasonable expenses, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of ~~Borrower~~Company to the Lenders when taken as a whole, as compared to the applicable agreement as in effect immediately prior to such amendment or replacement and (B) transactions pursuant to the Transaction Agreements, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of ~~Borrower~~Company to the Lenders when taken as a whole, as compared to the applicable agreement as in effect immediately prior to such amendment or replacement, (e) Restricted Payments permitted under Section 7.06 and Investments permitted under Section 7.02, (f) employment and severance arrangements between the ~~Borrower~~Company and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business, (g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the ~~Borrower~~Company and its Restricted Subsidiaries (or any direct or indirect parent of the ~~Borrower~~Company) in the ordinary course of business to the extent attributable to the ownership or operation of the ~~Borrower~~Company and its Restricted Subsidiaries, (h) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (i) customary payments by the ~~Borrower~~Company and any of its Restricted Subsidiaries to the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or managers or a majority of the disinterested members of the board of directors or managers of the ~~Borrower~~Company, in good faith, (j) payments by the ~~Borrower~~Company or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of the ~~Borrower~~Company to the extent attributable to the ownership or operation of the ~~Borrower~~Company and the Subsidiaries, but only to the extent permitted by Section 7.06(i)(iii), (k) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any direct or indirect parent company of Holdings or to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of the ~~Borrower~~Company, any of its Subsidiaries or any direct or indirect parent thereof, (l) any Disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing, (m) Permitted Intercompany Activities, the Spin-Off Transaction (including each instrument or agreement to be entered into in connection with, or contemplated by, the Spin-Off Transaction) and any related transaction and the payment of all fees and expenses related thereto, (n) [reserved] or (o) a joint venture which would constitute a transaction with an Affiliate solely as a result of the ~~Borrower~~Company or any Restricted Subsidiary owning an equity interest or otherwise controlling such joint venture or similar entity.

SECTION 7.09 Burdensome Agreements.

The ~~Borrower~~Company shall not, nor shall the ~~Borrower~~Company permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary of the ~~Borrower~~Company that is not a Guarantor to make Restricted Payments to the ~~Borrower~~Company or any Guarantor or to make or repay intercompany loans and advances to the ~~Borrower~~Company or any Guarantor or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply (except in respect of Real Property (other than otherwise permitted pursuant to the last paragraph of Section 7.01))) to Contractual Obligations which (i)(x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the ~~Borrower~~Company, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the ~~Borrower~~Company; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary of the ~~Borrower~~Company which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Sections 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (g) or (m) and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the ~~Borrower~~Company or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit and (xiii) are customary restrictions contained in any Senior Unsecured Notes Documents or any Permitted Refinancing thereof.

SECTION 7.10 Use of Proceeds.

The proceeds of the Term Loans received on the Closing Date, together with the proceeds of the issuance of the Senior Unsecured Notes received on the Closing Date shall not be used for any purpose other than for the Spin-Off Transaction. The proceeds of the Revolving Credit Loans on the Closing Date, if any, will be used to finance the Spin-Off Transaction and fees and expenses related to the Spin-off Transaction, for working capital needs and general corporate purposes. After the Closing Date, the proceeds of the Revolving Credit Loans and Swing Line Loans shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement, including Permitted Acquisitions and other Investments. The Letters of Credit shall be used solely to support obligations of the ~~Borrower~~Company and its Subsidiaries incurred for working capital, general corporate purposes and any other purpose not prohibited by this Agreement.

SECTION 7.11 Financial Covenant.

(a) The ~~Borrower~~Company will not permit the Consolidated Interest Coverage Ratio as of the last day of any Test Period~~, beginning with the fiscal quarter ending on March 31, 2017~~ to be less than 2.00 to 1.00.

(b) The ~~Borrower~~Company will not permit the Consolidated First Lien Net Leverage Ratio as of the last day of any Test Period~~, beginning with the fiscal quarter ending on March 31, 2017,~~ to be greater than 2.00 to 1.00~~.~~; provided that, in the event the Company consummates a Qualified Acquisition, the Company may elect (a “Qualified Acquisition Election”) upon notice to the Administrative Agent (which Qualified Acquisition Election may be made (x) at any time on or prior to the date that the next Compliance Certificate is delivered pursuant to Section 6.02(a) following the consummation of such Qualified Acquisition or (y) in such Compliance Certificate) that the Consolidated First Lien Net Leverage Ratio level set forth above be (and, subject to this proviso to Section 7.11(b), the Consolidated First Lien Net Leverage Ratio level set forth above shall be) (i) with respect to the last day of the fiscal quarter in which such Qualified Acquisition is consummated and with respect to the last day of each of the next succeeding three (3) fiscal quarters, 2.50:1.00 and (ii) with respect to the last day of the fiscal quarter following the first anniversary of the consummation of such Qualified Acquisition and thereafter, 2.00:1.00. The Company may make a Qualified Acquisition Election no more than once during the life of this Agreement.

SECTION 7.12 Accounting Changes.

The ~~Borrower~~Company shall not make any change in its fiscal year; provided, however, that the ~~Borrower~~Company may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the ~~Borrower~~Company and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.13 Prepayments, Etc. of Indebtedness.

(a) The ~~Borrower~~Company shall not, nor shall the ~~Borrower~~Company permit any of the Restricted Subsidiaries to, directly or indirectly, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted), any subordinated Indebtedness incurred under Section 7.03(g) or any other Indebtedness that is or is required to be subordinated, in right of payment ~~or as to Collateral~~, to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), is permitted pursuant to Section 7.03(g)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the ~~Borrower~~Company or any Restricted Subsidiary to the ~~Borrower~~Company or any Restricted Subsidiary to the extent not prohibited by the subordination provisions contained in the Intercompany Note, (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an amount equal to the amount of Excluded Contributions previously received and the Company elects to apply under this clause (iv), (v) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed, when combined with the amount of Restricted Payments pursuant to Section 7.06(h), the greater of (a) $75,000,000 and (~~v~~b) 3.00%

of Total Assets and (vi) so long as no Event of Default has occurred and is continuing or would result therefrom, the ~~Borrower~~Company and its Restricted Subsidiaries may make prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to ~~1.1~~2.00:1.00.

(b) The ~~Borrower~~Company shall not, nor shall it permit any of the Restricted Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

SECTION 7.14 Permitted Activities.

Holdings shall not engage in any material operating or business activities; provided that the following and activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of ~~Borrower~~Company and activities incidental thereto, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents or the Senior Unsecured Notes Documents, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, payment of dividends or making contributions to the capital of the ~~Borrower~~Company, (vi) incurrence of debt and guaranteeing the obligations of the Company and its Restricted Subsidiaries, (vii) participating in tax, accounting and other administrative matters as owner of the ~~Borrower~~Company, (~~vii~~viii) holding any cash incidental to any activities permitted under this Section 7.14, (~~viii~~ix) providing indemnification to officers, managers and directors and (~~ix~~x) any activities incidental to the foregoing. Holdings shall not incur any Liens on Equity Interests of the ~~Borrower~~Company other than those for the benefit of the Obligations or any comparable term in any Permitted Refinancing thereof and Holdings shall not own any Equity Interests other than those of the ~~Borrower~~Company.

~~Notwithstanding anything to the contrary in Article VII of this Agreement, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, from and after the Closing Date until the consummation of the Spin-Off Transactions, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than any such non-consensual Lien permitted by Section 7.01); make any Investments (other than Investments in the Borrower or any Restricted Subsidiary permitted by Section 7.02); create, incur, assume or suffer to exist any Indebtedness (other than the Loans and the Guarantees pursuant to the Loan Documents and borrowings under the Timeshare Facility); merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; make any Disposition; declare or make any Restricted Payment (other than Restricted Payments with the proceeds of the Loans and borrowings under the Timeshare Facility made to the direct or indirect parent of the Borrower); enter into any transaction of any kind with any Affiliate of the Borrower (other than pursuant to Section 7.08(a), (c), (d), (f), (g), (h), (i) and (m)); prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any~~

~~Junior Financing or make any payment in violation of any subordination terms of any Junior Financing Documentation; in each case, other than any such transactions relating to the operations or business activities of the Borrower in the ordinary course of business or in connection with the consummation of the Spin-Off Transactions.~~

Notwithstanding anything to the contrary in Article VII of this Agreement, if on any date (i) the Loans have an Investment Grade Rating from both of the Rating Agencies and (ii) no Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then, beginning on such date and continuing so long as the Loans have an Investment Grade Rating, Sections 7.03, 7.06 and 7.08 (the “Suspended Covenants”) will no longer be applicable to the Loans during such period (the “Suspension Period”) until the occurrence of the Reversion Date.

In the event that the ~~Borrower~~Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or more of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Loans below an Investment Grade Rating (leaving neither of the Rating Agencies with an Investment Grade Rating for the Loans), then the ~~Borrower~~Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.

During a Suspension Period, the ~~Borrower~~Company and its Restricted Subsidiaries will be entitled to consummate transactions to the extent not prohibited hereunder without giving effect to the Suspended Covenants. During a Suspension Period, the covenants that are not Suspended Covenants shall be interpreted as though the Suspended Covenants continue to be applicable during such Suspension Period. For illustrative purposes only, even though Section 7.03 will not be in effect during a Suspension Period, Section 7.01(dd) will be interpreted as though Section 7.03(q) were still in effect during such Suspension Period.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by Holdings, the ~~Borrower~~Company or any of its Restricted Subsidiaries prior to such reinstatement that was permitted at such time will give rise to a Default or Event of Default under this Agreement or any other Loan Document; provided that (1) with respect to Restricted Payments made after such reinstatement, the amount available to be made as Restricted Payments will be calculated as though the covenant described above under Section 7.06 had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Equity Interests issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 7.03(b)(i); and (3) any transaction with an Affiliate entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 7.08(h).

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01 Events of Default.

Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Borrower, any Loan Party or other Guarantor fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The ~~Borrower~~Borrowers, any Restricted Subsidiary or, in the case of Section 7.14, Holdings, fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (solely with respect to the ~~Borrower~~Company), or 6.13(c) (and such failure continues for 135 days after the Closing Date) or Article VII; provided that a Default as a result of a breach of Section 7.11 is subject to cure pursuant to Section 8.05; or

(c) Other Defaults. Any Borrower, any Loan Party or other Guarantor fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof by the Administrative Agent to the ~~Borrower~~Borrowers; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the ~~Borrower~~Borrowers, any other Loan Party, or other Guarantor herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness of such Loan Party or Restricted Subsidiary (other than Indebtedness hereunder) having an outstanding aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness having an outstanding aggregate principal amount of not less than the Threshold Amount, or any other event occurs (other than, with respect to Indebtedness consisting of Swap ~~Agreement~~Contract, termination events or equivalent events pursuant to the terms of such Swap ~~Agreements~~Contract), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrowers and the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Sections 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Borrower contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party or any Borrower denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Change of Control. There occurs any Change of Control; or

(k) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01 or Sections 6.11, 6.13 or 6.15 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents and the Intercreditor Agreements on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to the Collateral and

Guarantee Requirement or any loss thereof results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements, or (ii) any of the Equity Interests of the ~~Borrower~~Company shall for any reason cease to be pledged pursuant to the Collateral Documents; or

(l) ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary or any ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(m) Junior Financing Documentation. (i) Any of the Obligations of the Borrowers or the Loan Parties under the Loan Documents for any reason shall cease to be (A) “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation and (B) “First Lien Obligations” (or any comparable term) under, and as defined in, the Junior Lien Intercreditor Agreement under, and as defined in any Junior Financing Documentation or (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, if applicable.

SECTION 8.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the ~~Borrower~~Company;

(iii) require that the ~~Borrower~~Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to ~~Borrower~~Borrowers under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the ~~Borrower~~Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

SECTION 8.03 Exclusion of Immaterial Subsidiaries.

Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary (an “Immaterial Subsidiary”) affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the ~~Borrower~~Company, have assets with a fair market value in excess of 5.0% of Total Assets (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

SECTION 8.04 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the ~~Borrower~~Borrowers that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the ~~Borrower~~Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause ~~Fifth~~Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the ~~Borrower~~Borrowers as applicable. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

SECTION 8.05 ~~Borrower’s~~Company’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Sections 8.01 or 8.02, if the ~~Borrower~~Company determines that an Event of Default under the covenant set forth in Section 7.11 has occurred or may occur, during the period commencing after the beginning of the last fiscal quarter included in such Test Period and ending ten (10) Business Days after the date on which financial statements are required to be delivered hereunder with respect to such fiscal quarter, HGVI may make a Specified Equity Contribution to Holdings (a “Designated Equity Contribution”), and the amount of the net cash proceeds thereof shall be deemed to increase Consolidated EBITDA with respect to such applicable quarter; provided that such net cash proceeds (i) are actually received by the ~~Borrower~~Company as cash common equity (including through capital contribution of such net cash proceeds to the ~~Borrower~~Company) during the period commencing after the beginning of the last fiscal quarter included in such Test Period by the ~~Borrower~~Company and ending ten (10) Business Days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) are Not Otherwise Applied. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to any baskets or other amounts other than the amount of the Consolidated EBITDA for the purpose of Section 7.11.

(b) (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no Designated Equity Contribution is made, (ii) no more than five Designated Equity Contributions may be made in the aggregate during the term of this Agreement, (iii) the amount of any Designated Equity Contribution shall be no more than the amount required to cause the ~~Borrower~~Company to be in Pro Forma Compliance with Section 7.11 for any applicable period and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Designated Equity Contribution for determining compliance with Section 7.11 for the fiscal quarter with respect to which such Designated Equity Contribution was made.

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01 Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

(d) Each Lender hereby (i) acknowledges that it has received a copy of the Intercreditor Agreements, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements to the extent then in effect, and (iii) authorizes and instructs the Collateral Agent to enter into each Intercreditor Agreement as Collateral Agent and on behalf of such Lender.

(e) Except as provided in Sections 9.09 and 9.11, the provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither ~~the~~any Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

SECTION 9.02 Delegation of Duties.

Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent or Collateral Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

SECTION 9.03 Liability of Agents.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Borrower or any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Borrower or any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any Loan Party or any Affiliate thereof. Notwithstanding the foregoing, neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or Collateral Agent (as applicable) is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent or Collateral Agent (as applicable) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or Collateral Agent (as applicable) to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

SECTION 9.04 Reliance by Agents.

Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower or any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

SECTION 9.05 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the ~~Borrower~~Company referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06 Credit Decision; Disclosure of Information by Agents.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower, any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the ~~Borrower~~Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07 Indemnification of Agents.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Borrower or any Loan Party and without limiting the obligation of any Borrower or any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that any obligation to indemnify an L/C Issuer pursuant to this Section 9.07 shall be limited to Revolving Credit Lenders only. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Borrowers or the Loan Parties. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.

SECTION 9.08 Agents in Their Individual Capacities.

~~Deutsche~~ Bank ~~AG New York Branch~~of America, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the ~~Borrower and its~~Borrowers and their respective Affiliates as though ~~Deutsche~~ Bank ~~AG New York Branch~~of America, N.A. were not the Administrative Agent, the Collateral Agent or Swing Line Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, ~~Deutsche~~ Bank ~~AG New York Branch~~of America, N.A. or its Affiliates may receive information regarding the ~~Borrower or its~~Borrowers or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of ~~the~~each Borrower or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans, ~~Deutsche~~ Bank ~~AG New York Branch~~of America, N.A. and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent or a Swing Line Lender, and the terms “Lender” and “Lenders” include ~~Deutsche~~ Bank ~~AG New York Branch~~of America, N.A. in its individual capacity. Any successor to ~~Deutsche~~ Bank ~~AG New York Branch~~of America, N.A. as the Administrative Agent or the Collateral Agent shall also have the rights attributed to ~~Deutsche~~ Bank ~~AG New York Branch~~of America, N.A. under this paragraph.

SECTION 9.09 Successor Agents.

(a) Each of the Administrative Agent and the Collateral Agent may ~~resign as the Administrative Agent or the Collateral Agent, as applicable upon thirty (30) days’ notice to the Lenders and the Borrower and if either the Administrative Agent or the Collateral Agent is a Defaulting Lender, the Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Lenders. If the Administrative Agent or the Collateral Agent resigns under this Agreement or is removed by the Borrower,~~at any time give advance notice of at least 30 days of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint ~~from among the Lenders~~ a successor ~~agent for the Lenders,~~, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and which successor ~~agent~~ shall be consented to by the ~~Borrower~~Company at all times other than during the existence of an Event of Default under Sections 8.01(f) or (g) (which consent of the ~~Borrower~~Company shall not be unreasonably withheld or delayed). If no ~~successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent or the Collateral Agent,~~

~~as applicable, the Administrative Agent or the Collateral Agent, as applicable, in the case of a resignation, and the Borrower, in the case of a removal may appoint, after consulting with the Lenders and the Borrower (in the case of a resignation), a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of~~such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent ~~or retiring Collateral Agent and the term “Administrative Agent” or “Collateral Agent” shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and~~gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative ~~Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative~~ Agent or Collateral Agent ~~shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation or removal hereunder as the~~may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent or Collateral Agent~~, the provisions of this Article IX and the provisions of Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the~~ meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent or Collateral Agent ~~under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or ten (10) days following the Borrower’s notice of removal, the retiring Administrative Agent’s or the retiring Collateral Agent’s~~be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall ~~nevertheless thereupon~~ become effective ~~and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that Section 6.11 is satisfied, the Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent.~~in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent or Collateral Agent is a Defaulting Lender, the Company or the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company (if action is taken by the Required Lenders) and such Person remove such Person as Administrative Agent and appoint a successor and which successor shall be consented to by the Company at all times other than during the existence of an Event of Default under Sections 8.01(f) or (g) (which consent of the Company shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Company or the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Company or the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent or Collateral Agent shall continue to hold such collateral security until such time as a successor Administrative Agent or Collateral Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent or Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Collateral Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Company or the Required Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent or Collateral Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent or Collateral Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.09). The fees payable by the Company to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX, Section 10.04 and Section 10.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent or Collateral Agent, its sub-agents and their respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent or Collateral Agent.

(d) Any resignation by Bank of America, N.A. as Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation as an L/C Issuer and the Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America, N.A. to effectively assume the obligations of Bank of America, N.A. with respect to such Letters of Credit.

SECTION 9.10 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower or any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the ~~Borrower~~Company or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11 Collateral and Guaranty Matters.

The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit, (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents (or, if such transferee is a Person required to grant a Lien to the Administrative Agent or the Collateral Agent on such asset, at the option of the applicable Loan Party, such Lien on such asset may still be released in connection with the transfer so long as (x) the transferee grants a new Lien to the Administrative Agent or Collateral Agent on such asset substantially concurrently with the transfer of such asset, (y) the transfer is between parties organized under the laws of different jurisdictions and at least one of such parties is a Foreign Subsidiary and (z) the priority of the new Lien is the same as that of the original Lien), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) To release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(u) or (w) (in the case of clause (w), to the extent required by the terms of the obligations secured by such Liens);

(c) That any Subsidiary Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Unsecured Notes or any Junior Financing;

(d) ~~(i)~~ At the sole option of the ~~Borrower~~Company, Parent or any existing entity constituting “Holdings” shall be released from its obligations under the Guaranty if such entity ceases to be the direct parent of the ~~Borrower~~Company as a result of a transaction or designation permitted pursuant to the definition thereof and otherwise permitted hereunder, subject to the assumption of obligations of “Holdings” under the Loan Documents by such other Domestic Subsidiary of Parent that directly owns 100% of the issued and outstanding Equity Interests in the ~~Borrower~~Company pursuant to the definition thereof ~~and (ii) HWHI shall be released from its obligations under the Guaranty and the Loan Documents upon the consummation of the Spin-Off Transactions~~; and

(e) the Collateral Agent may, without any further consent of any Lender, enter into (i) a First Lien Intercreditor Agreement with the collateral agent or other representatives of holders of Permitted Ratio Debt that is intended to be secured on a pari passu basis with the Obligations and/or (ii) a Junior Lien Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness permitted under Section 7.03, in each case, where such Indebtedness is secured by Liens permitted under Section 7.01. The Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the ~~Borrower~~Company as to whether any such other Liens are permitted. Any First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement entered into by the Collateral Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the ~~Borrower’s~~Company’s expense, execute and deliver to the applicable Loan Party such documents as the ~~Borrower~~Company may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

SECTION 9.12 Other Agents; Lead Arrangers and Managers.

None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint bookrunner”, “lead arranger”, “co-documentation agent” or “co-syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.13 Withholding Tax Indemnity.

To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the ~~Borrower~~Borrowers pursuant to Section 3.01 and Section 3.04 and without limiting or expanding the obligation of the ~~Borrower~~Borrowers to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” for purposes of this Section 9.13 shall include each L/C Issuer and Swing Line Lender.

SECTION 9.14 Appointment of Supplemental Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.

Should any instrument in writing from any Borrower or any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Borrower or any Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

SECTION 9.15 Certain ERISA Matters.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto that the Administrative Agent is not a fiduciary with respect to the assets of such Lender or Borrower involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X

Miscellaneous

SECTION 10.01 Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, or by the Administrative Agent with the consent of the Required Lenders, and such Borrower or such Loan Party and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that any amendment or waiver contemplated in clauses (g) or (i) below, shall only require the consent of such Borrower or such Loan Party and the Required Revolving Credit Lenders or the Required Facility Lenders under the applicable Facility, as applicable; provided, further, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Sections 2.07 or 2.08 without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it being understood that any change to the definition of “Consolidated Total Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest);

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan, L/C Borrowing or to whom such fee or other amount is owed (it being understood that any change to the definition of “Consolidated Total Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest); provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of ~~the~~a Borrower to pay interest at the Default Rate;

(d) change any provision of Sections 8.04 or 10.01 or the definition of “Required Revolving Credit Lenders,” “Required Lenders,” “Required Facility Lenders,” “Required Class Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly affected thereby;

(e) other than in connection with a transaction permitted under Sections 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Sections 7.04 or 7.05, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(g) (1) waive any condition set forth in Section 4.02 as to any Credit Extension under one or more Revolving Credit Facilities or (2) amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Revolving Credit Facilities and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Revolving Credit Facility or Facilities (and in the case of multiple Facilities which are affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities;

(h) amend, waive or otherwise modify the portion of the definition of “Interest Period” that provides for one, two, three or six month intervals to automatically allow intervals in excess of six months, without the written consent of each Lender directly affected thereby; or

(i) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to Incremental Term Loans and Incremental Revolving Credit Commitments, under Section 2.15 with respect to Refinancing Term Loans and Other Revolving Credit Commitments and under Section 2.16 with respect to Extended Term Loans or Extended Revolving Credit Commitments and, in each case, the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments and does not directly affect Lenders under any other Facility, in each case, without the written consent of the requisite Lenders under such applicable Incremental Term Loans,

Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments (and in the case of multiple Facilities which are affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility); provided, however, that the waivers described in this clause (i) shall not require the consent of any Lenders other than the requisite Lenders under such applicable Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments, as the case may be;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Issuance Request relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lender and the ~~Borrower~~Company so long as the obligations of the Revolving Credit Lenders are not affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Lenders holding more than 50% of any Class of Commitments or Loans shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments or Collateral hereunder in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, nor the principal amounts owed to such Defaulting Lender reduced or the final maturity thereof extended, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Permitted First Priority Refinancing Debt, or Permitted Second Priority Refinancing Debt, as expressly contemplated by the terms of such First Lien Intercreditor Agreement, such Junior Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the ~~Borrower~~Company without the need to obtain the consent of any other Lender if such amendment is delivered in order (~~x~~A) to correct or cure ambiguities, errors, omissions, defects, (~~y~~B) to effect administrative changes of a technical or immaterial nature ~~or~~, (~~z~~C) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, (D) solely to add benefit to one or more existing Facilities, including but not limited to, increase in margin, interest rate floor, prepayment premium, call protection and reestablishment of or increase in amortization schedule, in order to cause any Incremental Facility to be fungible with any existing Facility and (E) to add any financial covenant or other terms for the benefit of all Lenders or any Class of Lenders pursuant to the conditions imposed on the incurrence of any Indebtedness set forth elsewhere in this Agreement. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the ~~Borrower~~Company without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the ~~Borrower~~Borrowers and the Administrative Agent may enter into any Incremental Amendment in accordance with Section 2.14, Refinancing Amendment in accordance with Section 2.15 and Extension Amendment in accordance with Section 2.16 and such Incremental Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

SECTION 10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the ~~Borrower~~Borrowers (or any other Loan Party) or the Administrative Agent, the Collateral Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the ~~Borrower~~Company and the Administrative Agent, the Collateral Agent, an L/C Issuer or the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the Collateral Agent, an L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on ~~all~~the Borrowers, the Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the ~~Borrower~~Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. ~~The~~Each Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of ~~the~~such Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03 No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04 Attorney Costs and Expenses.

The ~~Borrower agrees~~Borrowers agree (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent, L/C Issuers, the Lead Arrangers and the Joint Bookrunners for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to ~~Davis Polk & Wardwell LLP~~one counsel for the Administrative Agent and the Lead Arrangers, taken as a whole, and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders, taken as a whole) and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent, the Collateral Agent, L/C Issuers, the Lead Arrangers, the Joint Bookrunners and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lead Arrangers, taken as a whole (and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole)). The foregoing costs and expenses shall include all reasonable search, filing and recording charges relating to Collateral and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the ~~Borrower~~Company of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the ~~Borrower~~Company and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the ~~Borrower~~Company within three Business Days of the Closing Date. If any Borrower or any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Borrower or such Loan Party by the Administrative Agent in its sole discretion. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

SECTION 10.05 Indemnification by the ~~Borrower~~Borrowers.

The ~~Borrower~~Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees, taken as a whole) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any similar role or as a letter of credit issuer or swing line bank under any Facility and other than any claims arising out of any act or omission of Holdings, the ~~Borrower~~Borrowers, the Investors or any of their Affiliates). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Borrower or any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses); it being agreed that this sentence shall not limit the indemnification obligations of Holdings, the ~~Borrower~~Borrowers or any Subsidiary. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

SECTION 10.06 Payments Set Aside.

To the extent that any payment by or on behalf of the ~~Borrower~~Borrowers is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.

SECTION 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the ~~Borrower~~Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) in the case of any Assignee that is Holdings or any of its Subsidiaries, Section 10.07(m), (ii) by way of

participation in accordance with the provisions of Section 10.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(h) or (iv) to an SPC in accordance with the provisions of Section 10.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding anything to the contrary, (x) no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender or a Disqualified Lender, (ii) a natural Person or (iii) to Holdings, the ~~Borrower~~Borrowers or any of their respective Subsidiaries or Affiliates (except, in the case of Holdings, ~~Borrower~~Borrowers and any of their respective Subsidiaries, pursuant to Section 2.05(a)(v) or Section 10.07(m)) and (y) no Lender may assign any Revolving Credit Commitments or Revolving Credit Exposure hereunder without the consent of the ~~Borrower~~Company (not to be unreasonably withheld or delayed) unless (i) such assignment is to a Revolving Credit Lender or to an Affiliate of a Revolving Credit Lender of similar creditworthiness or (ii) an Event of Default under Section 8.01(a) or, solely with respect to the ~~Borrower~~Company, Section 8.01(f) has occurred and is continuing; provided that the ~~Borrower~~Company shall be deemed to have consented to any assignment of Term Loans unless the ~~Borrower~~Company shall have objected thereto within fifteen (15) Business Days after having received written notice thereof. The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the ~~Borrower~~Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the ~~Borrower~~Company; provided that no consent of the ~~Borrower~~Company shall be required for (i) an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) an assignment related to Revolving Credit Commitments or Revolving Credit Exposure to a Revolving Credit Lender or to an Affiliate of a Revolving Credit Lender of similar creditworthiness, (iii) if an Event of Default under Section 8.01(a) or, solely with respect to the ~~Borrower~~Company, Section 8.01(f) has occurred and is continuing or (iv) an assignment of all or a portion of the Loans pursuant to Section 10.07(m);

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) all or any portion of the Loans pursuant to Section 10.07(m);

(C) each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuers shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure; and

(D) the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $5,000,000 (in the case of a Revolving Credit Loan or Revolving Credit Commitment), $1,000,000 (in the case of a Term Loan), and shall be in increments of an amount of $~~1,000,000~~5,000,000 (in the case of a Revolving Credit Loan or Revolving Credit Commitment) or $1,000,000 (in the case of Term Loans) in excess thereof (provided that simultaneous assignments to or from two or more Approved Funds shall be aggregated for purposes of determining compliance with this Section 10.07(b)(ii)(A)), unless each of the ~~Borrower~~Company and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and

(C) other than in the case of assignments pursuant to Section 10.07(m), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the Assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms required pursuant to Section 3.01(d).

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the ~~Borrower~~Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Sections 10.07(d) and (e), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 10.07(m), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(f).

(d) The Administrative Agent, acting solely for this purpose as an agent of the ~~Borrower~~Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the ~~Borrower~~Borrowers pursuant to Section 10.07(m) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the ~~Borrower~~Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the ~~Borrower~~Borrowers, any Agent and, with respect to such Lender’s own interest only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliate of Holdings, ~~Borrower~~the Borrowers or any Subsidiary thereof.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, an Administrative Questionnaire completed in respect of the assignee (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, if required, and, if required, the ~~Borrower~~Company, the Swing Line Lender and each L/C Issuer to such assignment and any applicable tax forms required pursuant to Section 3.01(d), the Administrative Agent shall promptly (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Any Lender may at any time sell participations to any Person~~, subject to the proviso to Section 10.07(a)~~ (each, a “Participant”), in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the applicable Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(g), the applicable Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(g) A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower’s prior written consent, not to be unreasonably withheld or delayed.

(h) Any Lender may, without the consent of the ~~Borrower~~Borrowers or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the ~~Borrower~~Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the ~~Borrower~~Borrowers under this Agreement except in the case of Sections 3.01 or 3.04, to the extent that the grant to the SPC was made with the prior written consent of the ~~Borrower~~Company (not to be unreasonably withheld or delayed; for the avoidance of doubt, the ~~Borrower~~Company shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in materially increased indemnification obligations to the ~~Borrower~~Borrowers at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.

Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the ~~Borrower~~Company and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(j) Notwithstanding anything to the contrary contained herein, without the consent of the ~~Borrower~~Company or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k) Notwithstanding anything to the contrary contained herein, any L/C Issuer or Swing Line Lender may, upon thirty (30) days’ notice to the ~~Borrower~~Company and the Lenders, resign as an L/C Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the ~~Borrower~~Company and the Administrative Agent willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or Swing Line Lender, the ~~Borrower~~Company shall be entitled to appoint, with the consent of the Administrative Agent, from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the ~~Borrower~~Company to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Eurocurrency Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(l) Any assignment of Commitments or Loans by a Lender or all or a portion of its rights and obligations among the Facilities shall not be required to be made on a pro rata basis among each of the Facilities.

(m) Any Lender may, so long as no Default or Event of Default has occurred and is continuing and no proceeds of Revolving Credit Borrowings are applied to fund the consideration for any such assignment, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to HGVI, Holdings or the ~~Borrower~~Borrowers through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non-pro rata basis; provided that in connection with assignments pursuant to clause (y) above:

(i) if HGVI or Holdings is the assignee, upon such assignment, transfer or contribution, HGVI or Holdings shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the applicable Borrower; or

(ii) if the assignee is the applicable Borrower (including through contribution or transfers set forth in clause (i) above), (A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to ~~the~~such Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by ~~the~~such Borrower and (C) ~~the~~such Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

SECTION 10.08 Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and not to disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates); provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the ~~Borrower~~Borrowers as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (c) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities or market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents; (d) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the ~~Borrower~~Borrowers as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (e) to any other party to this Agreement; (f) subject to an agreement containing provisions at least as restrictive as those set forth in this Section 10.08 (or as may otherwise be reasonably acceptable to the ~~Borrower~~Borrowers), to any pledgee referred to in Section 10.07(h), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (provided that the disclosure of any such Information to any Lenders or Eligible Assignees or Participants shall be made subject to the acknowledgement and acceptance by such Lender, Eligible Assignee or Participant that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 10.08 or as otherwise reasonably acceptable to the ~~Borrower~~Borrowers, including, without limitation, as agreed in any Borrower Materials) in accordance with the standard processes of the Administrative Agent or customary market standards for dissemination of such type of Information; (g) with the written consent of the ~~Borrower~~Company; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, the Lead Arrangers, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower, a Loan Party or any Investor or their respective Affiliates (so long as such source is not known to the Administrative Agent, the Lead Arrangers, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Borrower or any Loan Party); (i) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (k) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder or (l) to the extent such Information is independently developed by the Administrative Agent, the Lead Arrangers, such Lender, such L/C Issuer or any of their respective Affiliates; provided that no disclosure shall be made to any Disqualified Lender. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Borrowers or the Loan Parties relating to any Borrower, any Loan Party, its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to Holdings, the ~~Borrower~~Borrowers or any of their Subsidiaries or its business, other than any such information that is publicly available to any Agent, any L/C Issuer or any Lender prior to disclosure by any Borrower or any Loan Party other than as a result of a breach of this Section 10.08; provided that all information received after the Closing Date from Parent, Holdings, the ~~Borrower~~Borrowers or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.

SECTION 10.09 Setoff.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the ~~Borrower~~Borrowers, any such notice being waived by the ~~Borrower~~Company (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the ~~Borrower~~Company and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

SECTION 10.10 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11 Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

SECTION 10.12 Integration; Termination.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

SECTION 10.14 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. ~~Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.~~

SECTION 10.15 GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH BORROWER, EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 10.16 WAIVER OF RIGHT TO TRIAL BY JURY.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.17 Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrowers, Loan Parties, the Administrative Agent, the Collateral Agent, the L/C Issuers, and the Administrative Agent shall have been notified by each Lender, the Swing Line Lender and the L/C Issuers that each Lender, the Swing Line Lender and the L/C Issuers have executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Borrower or Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

SECTION 10.18 USA PATRIOT Act.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the ~~Borrower~~Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower or Loan Party, which information includes the name, address and tax identification number of such Borrower or Loan Party and other information regarding such Borrower or Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower or Loan Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.

SECTION 10.19 No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Borrower and each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the ~~Borrower and its~~Borrowers and their respective Affiliates, on the one hand, and the Agents, the Lead Arrangers and the Lenders, on the other hand, and the ~~Borrower is~~Borrowers are capable of evaluating and understanding and ~~understands~~understand and ~~accepts~~accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Lead Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the ~~Borrower~~Borrowers or any of ~~its~~their respective Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Lead Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the ~~Borrower~~Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising the ~~Borrower~~Borrowers or any of ~~its~~their respective Affiliates on other matters) and none of the Agents, the Lead Arrangers or the Lenders has any obligation to the ~~Borrower~~Borrowers or any of ~~its~~their respective Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the ~~Borrower and its~~Borrowers and their respective Affiliates, and none of the Agents, the Lead Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Borrower and each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.

Each Borrower and each Loan Party acknowledges and agrees that each Lender, the Lead Arrangers and any affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the ~~Borrower~~Borrowers, Holdings, any Investor, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, the Lead Arrangers or Affiliate thereof were not an Lender or the Lead Arrangers (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, the Lead Arrangers, Holdings, the ~~Borrower~~Borrowers, any Investor or any Affiliate of the foregoing. Each Lender, the Lead Arrangers and any affiliate thereof may accept fees and other consideration from Holdings, the ~~Borrower~~Borrowers, any Investor or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender, the Lead Arrangers, Holdings, the ~~Borrower~~Borrowers, any Investor or any Affiliate of the foregoing. Some or all of the Lenders and the Lead Arrangers may have directly or indirectly acquired certain equity interests (including warrants) in Holdings, the ~~Borrower~~Borrowers, an Investor or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to Holdings, the ~~Borrower~~Borrowers, an Investor or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender, the Lead Arrangers or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and such Lender, the Lead Arrangers or Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by Holdings, the ~~Borrower~~Borrowers, an Investor or an Affiliate thereof.

SECTION 10.20 Electronic Execution of Assignments.

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.21 Effect of Certain Inaccuracies.

In the event that any financial statement or Compliance Certificate previously delivered pursuant to Section 6.02 was inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the ~~Borrower~~Company shall as soon as practicable deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the ~~Borrower~~Company shall within 15 days after the delivery of the corrected financial statements and Compliance Certificate pay to the Administrative Agent the accrued additional interest or fees owing as a result of such increased Applicable Rate for such Applicable Period. This Section 10.21 shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.08(b) and 8.01; provided that any underpayment due to change in Applicable Rate shall not in itself constitute a Default or Event of Default under Section 8.01 so long as such additional interest or fees are paid within the 15-day period set forth above.

SECTION 10.22 Judgment Currency.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the ~~Borrower~~Borrowers hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures any Lender could purchase the specified currency with such other currency at such Lender’s New York office on the Business Day preceding that on which final judgment is given. The obligations of the ~~Borrower~~Borrowers in respect of any sum due to any Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in such other currency such Lender may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender in the specified currency, the ~~Borrower agrees~~Borrowers agree, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to such Lender in the specified currency, such Lender agrees to remit such excess to the ~~Borrower~~Borrowers.

SECTION 10.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto to any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 10.24 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Facilities, Facilities in connection with any Refinancing Series, Extended Term Loans, Extended Revolving Credit Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars,” “in immediately available funds,” “in cash” or any other similar requirement.

ARTICLE XI

Guaranty

SECTION 11.01 The Guaranty.

Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the ~~Borrower~~Borrowers, and all other Obligations (other than with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by any Borrower or any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the ~~Borrower~~Borrowers or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 11.02 Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the ~~Borrower~~Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.10 any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 11.10.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against ~~the~~any Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the ~~Borrower~~Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against ~~the~~any Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 11.03 Reinstatement.

The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the ~~Borrower~~Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise.

SECTION 11.04 Subrogation; Subordination.

Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against ~~the~~any Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Borrower or any Loan Party permitted pursuant to Sections 7.03(b)(ii) or 7.03(d) shall be subordinated to such Borrower or such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

SECTION 11.05 Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the ~~Borrower~~Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the ~~Borrower~~Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the ~~Borrower~~Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

SECTION 11.06 Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

SECTION 11.07 Continuing Guaranty.

The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 11.08 General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Borrower, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 11.09 Information.

Each Guarantor assumes all responsibility for being and keeping itself informed of the ~~Borrower’s~~Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that none of any Agent, any L/C Issuer or any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

SECTION 11.10 Release of Guarantors.

If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is a Loan Party or (ii) any Subsidiary Guarantor becomes an Excluded Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the ~~Borrower~~Company shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent and the Collateral Agent shall, at such Transferred Guarantor’s expense, take such actions as are necessary to effect each release described in this Section 11.10 in accordance with the relevant provisions of the Collateral Documents.

When all Commitments hereunder have terminated, and all Loans or other Obligation (other than obligations under Treasury Services Agreements or Secured Hedge Agreements) hereunder which are accrued and payable have been paid or satisfied, and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place), this Agreement and the guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement. The Collateral Agent shall, at each Guarantor’s expense, take such actions as are necessary to release any Collateral owned by such Guarantor in accordance with the relevant provisions of the Collateral Documents.

SECTION 11.11 Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.11 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 11.12 Cross-Guaranty.

Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.12 for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 11.12 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 11.12 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full and all Commitments have been terminated. Each Qualified ECP Guarantor intends that this Section 11.12 constitute, and this Section 11.12 shall be deemed to constitute, an agreement for the benefit of each Specified Guarantor for all purposes of the Commodity Exchange Act.